FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-08

October 31, 2016

Free Writing Prospectus

Structural and Collateral Term Sheet

$756,492,189

(Approximate Initial Mortgage Pool Balance)

$663,821,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2016-C3

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2016-C3

Citigroup Global Markets Realty Corp.

Barclays Bank PLC

Cantor Commercial Real Estate Lending, L.P.

Rialto Mortgage Finance, LLC

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Barclays	Cantor Fitzgerald & Co.
Co-Lead Managers and Joint Bookrunners

Academy Securities
Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about October 31, 2016, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co. or Academy Securities, Inc. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co. or Academy Securities, Inc. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$31,197,000		30.000%(5)	[ ]%	(6)	2.65	12/16 - 9/21
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$75,370,000		30.000%(5)	[ ]%	(6)	4.90	9/21 – 10/21
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$180,000,000		30.000%(5)	[ ]%	(6)	9.79	12/25 – 10/26
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$209,266,000		30.000%(5)	[ ]%	(6)	9.91	10/26 – 10/26
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$33,711,000		30.000%(5)	[ ]%	(6)	7.06	10/21 – 12/25
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$592,900,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf)	$40,662,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	Aa3(sf) / AAAsf / AAA(sf)	$63,356,000		21.625%	[ ]%	(6)	9.91	10/26 – 10/26
Class B	NR / AA-sf / AA(sf)	$40,662,000		16.250%	[ ]%	(6)	9.92	10/26 – 11/26
Class C	NR / A-sf / A(sf)	$30,259,000		12.250%	[ ]%	(6)	9.99	11/26 – 11/26

NON-OFFERED CERTIFICATES
Non-Offered Classes	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-D	NR / BBB-sf / AAA(sf)	$39,716,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-E	NR / BB-sf / AAA(sf)	$17,021,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-F	NR / B-sf / AAA(sf)	$7,565,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-G	NR / NR / AAA(sf)	$28,369,189	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-sf / BBB(low)(sf)	$39,716,000		7.000%	[ ]%	(6)	9.99	11/26 - 11/26
Class E	NR / BB-sf / BB(sf)	$17,021,000		4.750%	[ ]%	(6)	9.99	11/26 - 11/26
Class F	NR / B-sf / B(high)(sf)	$7,565,000		3.750%	[ ]%	(6)	9.99	11/26 - 11/26
Class G	NR / NR / NR	$28,369,189		0.000%	[ ]%	(6)	9.99	11/26 - 11/26
Class S(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the Closing Date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(5)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)	The pass-through rate on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass Through Rates” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY (continued)

(7)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates from time to time.

(8)	The pass-through rate on each class of Class X certificates will generally be equal to a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or the weighted average of the pass-through rates, as applicable) on the class (or classes, as applicable) of certificates with the certificate balance(s) upon which the notional amount of such class of Class X certificates is based, as described in the Preliminary Prospectus.

(9)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest. The Class S certificates will be entitled to receive certain excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$756,492,189
Number of Mortgage Loans	44
Number of Mortgaged Properties	72
Average Cut-off Date Balance	$17,193,004
Weighted Average Mortgage Rate	4.159865%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	113
Weighted Average Remaining Amortization Term (months)(4)	353
Weighted Average Cut-off Date LTV Ratio(5)	60.4%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	54.0%
Weighted Average UW NCF DSCR(6)	2.23x
Weighted Average Debt Yield on Underwritten NOI(7)	11.3%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	42.5%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	16.4%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	41.1%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	11.4%
% of Initial Pool Balance of Mortgage Loans with Mezzanine or Subordinate Debt	5.0%

(1)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be based on “as-stabilized” or similar values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. In addition, in the case of a portfolio of mortgaged properties, the appraisals may reflect a “portfolio premium” or an “as-is bulk” appraised value based on the assumption that such portfolio of mortgaged properties will be sold as a collective whole. See the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Certain Definitions” in this Term Sheet and under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Barclays Capital Inc. Cantor Fitzgerald & Co.

Co-Manager:	Academy Securities, Inc.

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$756,492,189

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Citibank, N.A.

Trustee:	Deutsche Bank Trust Company Americas

Operating Advisor:	Trimont Real Estate Advisors, LLC

Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC

Closing Date:	On or about November 17, 2016

Cut-off Date:

With respect to each mortgage loan, the due date in November 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to November 2016, the date that would have been its due date in November 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 11th day of each month or next business day, commencing in December 2016

Distribution Date:	The 4th business day after the Determination Date, commencing in December 2016

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	November 2049

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$756,492,189 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 44 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $756,492,189 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $17,193,004 and are secured by 72 mortgaged properties located throughout 23 states

—	LTV: 60.4% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.23x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.3% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 58.9% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-	42.5% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

-	16.4% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 57.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 96.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 38 mortgage loans representing 74.6% of the Initial Pool Balance

-	Insurance: 24 mortgage loans representing 40.3% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 38 mortgage loans representing 69.8% of the Initial Pool Balance

-	Tenant Improvements / Leasing Commissions: 14 mortgage loans representing 43.9% of the portion of the Initial Pool Balance that is secured by office, retail and mixed use properties

—	Defeasance Mortgage Loans: 83.8% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 36.3% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 23.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (19.1% are anchored retail properties)

—	Hospitality: 20.9% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Multifamily: 14.2% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 72 mortgaged properties are located throughout 23 states with only three states having greater than 10.0% of the allocated Initial Pool Balance: New Jersey (15.0%), California (12.6%) and Michigan (11.6%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	15	39	$270,379,720	35.7%
Barclays Bank PLC	12	12	222,282,500	29.4
Cantor Commercial Real Estate Lending, L.P.	9	13	124,171,388	16.4
Rialto Mortgage Finance, LLC	7	7	109,705,463	14.5
Citigroup Global Markets Realty Corp. and Rialto Mortgage Finance, LLC(1)	1	1	29,953,118	4.0
Total	44	72	$756,492,189	100.0%

(1)	The Marriott Hilton Head Resort & Spa mortgage loan was co-originated by Citigroup Global Markets Realty Corp. and Rialto Mortgage Finance, LLC and is evidenced by two promissory notes: (i) note A-2B, with an outstanding principal balance of $14,976,559 as of the Cut-off Date, as to which Citigroup Global Markets Realty Corp. is acting as mortgage loan seller and (ii) note A-4, with an outstanding principal balance of $14,976,559 as of the Cut-off Date, as to which Rialto Mortgage Finance, LLC is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units / Rooms	Cut-off Date Balance Per SF / Units / Rooms	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
1	Briarwood Mall	$65,000,000	8.6%	Retail	369,916	$446	3.34x	11.7%	49.1%
2	The Townhouse Apartments - Stamford	58,000,000	7.7	Multifamily	270	$214,815	1.72x	7.6%	63.0%
3	101 Hudson Street	56,250,000	7.4	Office	1,341,649	$186	3.68x	12.9%	51.8%
4	80 Park Plaza	50,000,000	6.6	Office	960,689	$138	1.52x	9.4%	75.0%
5	Belvoir Portfolio	42,000,000	5.6	Office	347,214	$121	1.88x	12.2%	69.4%
6	Potomac Mills	35,000,000	4.6	Retail	1,459,997	$199	4.39x	13.9%	38.0%
7	Hill7 Office	30,000,000	4.0	Office	285,680	$354	2.68x	9.2%	48.5%
8	Quantum Park	30,000,000	4.0	Office	942,843	$140	3.00x	11.4%	66.0%
9	College Boulevard Portfolio	29,961,377	4.0	Office	768,461	$92	1.74x	11.6%	72.4%
10	Marriott Hilton Head Resort & Spa	29,953,118	4.0	Hospitality	513	$190,735	1.47x	11.9%	59.8%
	Top 10 Total / Wtd. Avg.	$426,164,496	56.3%				2.58x	11.1%	59.0%
	Remaining Total / Wtd. Avg.	330,327,694	43.7				1.78x	11.5%	62.3%
	Total / Wtd. Avg.	$756,492,189	100.0%				2.23x	11.3%	60.4%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
Briarwood Mall	$65,000,000	8.6%	$100,000,000	—	$165,000,000	MSBAM 2016-C30	Wells Fargo	LNR
101 Hudson Street	$56,250,000	7.4%	$193,750,000	—	$250,000,000	WFCM 2016-C36(3)	Wells Fargo(3)	C-III(3)
80 Park Plaza	$50,000,000	6.6%	$83,000,000	—	$133,000,000	CGCMT 2016-C3	Midland	Rialto
Potomac Mills	$35,000,000	4.6%	$256,000,000	$125,000,000	$416,000,000	CFCRE 2016-C6(4)(5)	Wells Fargo(4)	AEGON USA Realty Advisors(4)
Hill7 Office	$30,000,000	4.0%	$71,000,000	—	$101,000,000	CFCRE 2016-C6(4)(5)	Wells Fargo(4)	Rialto(4)
Quantum Park	$30,000,000	4.0%	$102,000,000	—	$132,000,000	CGCMT 2016-C3(5)(6)	Midland(6)	Rialto(6)
College Boulevard Portfolio	$29,961,377	4.0%	$40,447,859	—	$70,409,237	CGCMT 2016-P5	Midland	LNR
Marriott Hilton Head Resort & Spa	$29,953,118	4.0%	$67,893,735	—	$97,846,854	CGCMT 2016-C3(5)(6)	Midland(6)	Rialto(6)
Mills Fleet Farm	$27,869,389	3.7%	$36,827,407	—	$64,696,796	CGCMT 2016-C3	Midland	Rialto
Marriott Saddle Brook	$6,909,786	0.9%	$20,235,804	—	$27,145,590	SGCMS 2016-C5	Wells Fargo	Rialto

(1)	Each of the mortgage loans secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s), is referred to in this Term Sheet as a “loan combination”.

(2)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity) under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination, except as otherwise discussed in footnotes (4) and (6) below.

(3)	The 101 Hudson Street loan combination is expected to initially be serviced pursuant to the WFCM 2016-C36 pooling and servicing agreement (which will be the initial Controlling PSA for such loan combination), by the outside servicer and outside special servicer set forth in the table above. The information in preceding sentence and the foregoing table for the 101 Hudson Street loan combination is, in part, based on a publicly available preliminary prospectus for the WFCM 2016-C36 securitization transaction. Notwithstanding the foregoing, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, such loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization, which will then be the applicable Controlling PSA for such loan combination. Although the WFCM 2016-C36 pooling and servicing agreement will initially be the Controlling PSA for the 101 Hudson Street loan combination, the holder of the related controlling pari passu companion loan for such loan combination will be the directing holder for such loan combination while it is serviced under the WFCM 2016-C36 pooling and servicing agreement and, solely as to such loan combination, will exercise all rights normally exercised by the WFCM 2016-C36 directing certificateholder with respect to most other mortgage loans serviced under the WFCM 2016-C36 pooling and servicing agreement.

(4)	Each of the Potomac Mills loan combination and the Hill7 Office loan combination will initially be serviced by the master servicer and the special servicer pursuant to the CGCMT 2016-C3 pooling and servicing agreement, which will be the initial Controlling PSA for each such loan combination. However, in the case of each such loan combination, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction (which in each case is expected to be the CFCRE 2016-C6 securitization transaction), the subject loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization (which in each case is expected to be the CFCRE 2016-C6 pooling and servicing agreement), which will then be the applicable Controlling PSA for such loan combination. The outside servicer and outside special servicer set forth in the table above for each such loan combination are the anticipated master servicer and applicable special servicer, respectively, under the CFCRE 2016-C6 pooling and servicing agreement. The information in this footnote and the foregoing table for each such loan combination is, in part, based on a publicly available preliminary prospectus for the CFCRE 2016-C6 securitization transaction.

(5)	Although the CGCMT 2016-C3 pooling and servicing agreement will initially be the Controlling PSA for each of the Potomac Mills, Hill7 Office, Quantum Park and Marriott Hilton Head Resort & Spa loan combinations, the holder of the related controlling pari passu companion loan for each such loan combination (or, solely in the case of the Potomac Mills loan combination, unless and until an AB control appraisal period is in effect, the holder of the related controlling subordinate companion loan for such loan combination) will be the Directing Holder of each of the Potomac Mills loan combination, the Hill7 Office loan combination, the Quantum Park loan combination and the Marriott Hilton Head Resort & Spa loan combination while it is serviced under the CGCMT 2016-C3 pooling and servicing agreement and, solely as to each such loan combination, will exercise all rights normally exercised by the CGCMT 2016-C3 controlling class representative with respect to other loan combinations for which the CGCMT 2016-C3 pooling and servicing agreement is the Controlling PSA.

(6)	Each of the Quantum Park loan combination and the Marriott Hilton Head Resort & Spa loan combination will initially be serviced by the master servicer and the special servicer pursuant to the CGCMT 2016-C3 pooling and servicing agreement. In the case of each such loan combination, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the subject loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization, which will then be the applicable Controlling PSA for such loan combination.

Mortgage Loans with Existing Mezzanine Debt

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
Fresenius Birmingham	$2,800,000	—	$214,435	$3,014,435	5.52265%	63.6%	68.5%	1.49x	1.28x

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
The Townhouse Apartments - Stamford	RMF	Stamford	Connecticut	Multifamily	$58,000,000	7.7%	MSC 2006-IQ12
Potomac Mills	CCRE	Woodbridge	Virginia	Retail	$35,000,000	4.6%	LBUBS 2007-C6, WBCMT 2007-C33
Commerce Plaza I	CGMRC	Overland Park	Kansas	Office	$6,724,454	0.9%	ACR 2013-FL1
Commerce Plaza II	CGMRC	Overland Park	Kansas	Office	$5,482,033	0.7%	ACR 2013-FL1
Financial Plaza III	CGMRC	Overland Park	Kansas	Office	$5,093,818	0.7%	JPMCC 2007-CB20
Financial Plaza II	CGMRC	Overland Park	Kansas	Office	$2,735,596	0.4%	JPMCC 2007-CB20
Marriott Hilton Head Resort & Spa	CGMRC, RMF	Hilton Head Island	South Carolina	Hospitality	$29,953,118	4.0%	JPMCC 2007-CB18
Hampton Inn Muskegon	CGMRC	Muskegon	Michigan	Hospitality	$5,393,992	0.7%	CSMC 2006-C5
Residence Inn Boise	CGMRC	Boise	Idaho	Hospitality	$10,298,530	1.4%	CSMC 2006-C4
Residence Inn Spokane	CGMRC	Spokane Valley	Washington	Hospitality	$8,640,376	1.1%	CSMC 2006-C4
Las Palmas I, II, III	Barclays Bank PLC	Rialto	California	Multifamily	$16,750,000	2.2%	WBCMT 2006-C28
North Pointe - Riverside	Barclays Bank PLC	Riverside	California	Multifamily	$13,500,000	1.8%	JPMCC 2007-LDPX
Southland Office Center	CCRE	Hayward	California	Office	$12,074,328	1.6%	JPMCC 2006-CB17
The Bristol Hotel	RMF	San Diego	California	Hospitality	$11,987,098	1.6%	BSCMS 2007-PW15
444 Connecticut Avenue	RMF	Norwalk	Connecticut	Retail	$11,400,000	1.5%	CSMC 2007-A1A2 C3
Hampton Inn & Suites Tempe ASU Area	CGMRC	Tempe	Arizona	Hospitality	$9,887,088	1.3%	BSCMS 2006-PW13
Storage Etc. - Torrance, CA	Barclays Bank PLC	Torrance	California	Self Storage	$9,112,500	1.2%	LBUBS 2007-C6
Marriott Saddle Brook	CCRE	Saddle Brook	New Jersey	Hospitality	$6,909,786	0.9%	WBCMT 2006-C23
Brookdale Shopping Center	CGMRC	South Lyon	Michigan	Retail	$6,892,283	0.9%	CD 2006-CD3
Parkview Apartments	RMF	Sherman	Texas	Multifamily	$6,642,681	0.9%	LBUBS 2006-C7
Town House Apartments - Memphis	RMF	Memphis	Tennessee	Multifamily	$6,200,000	0.8%	MLCFC 2007-5
Preston Racquet Club Condominiums	RMF	Dallas	Texas	Multifamily	$6,000,000	0.8%	LBUBS 2006-C7
Oakdale Shopping Center	CCRE	Oakdale	California	Retail	$4,883,665	0.6%	CGCMT 2006-C5
Congress Pointe Shopping Center	Barclays Bank PLC	Lake Worth	Florida	Retail	$4,000,000	0.5%	CSMC 2007-C1
Grand Avenue Business Plaza	CCRE	San Marcos	California	Retail	$2,838,092	0.4%	MSC 2006-T23
Overland Corporate B Building	CCRE	Temecula	California	Office	$1,796,130	0.2%	MLMT 2006-C2

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg.Debt Yield on Underwritten NOI(2)
Office	28	$274,831,834	36.3%	2.38x	63.7%	11.2%
CBD	3	136,250,000	18.0	2.67x	59.6%	10.8%
Suburban	12	93,781,834	12.4	2.23x	67.2%	11.3%
Medical	13	44,800,000	5.9	1.86x	69.0%	12.1%
Retail	15	$173,683,428	23.0%	2.79x	52.8%	11.6%
Super Regional Mall	2	100,000,000	13.2	3.71x	45.2%	12.5%
Single Tenant Retail	8	44,569,389	5.9	1.54x	63.2%	10.5%
Unanchored	2	14,500,000	1.9	1.49x	64.2%	9.6%
Shadow Anchored	2	9,730,375	1.3	1.58x	66.1%	11.1%
Anchored	1	4,883,665	0.6	1.52x	51.8%	12.5%
Hospitality	16	$157,834,844	20.9%	1.80x	60.3%	13.2%
Extended Stay	7	76,657,747	10.1	1.87x	61.1%	13.4%
Limited Service	7	44,314,192	5.9	1.95x	58.8%	13.8%
Full Service	2	36,862,904	4.9	1.49x	60.4%	12.0%
Multifamily	6	$107,092,681	14.2%	1.60x	65.5%	8.4%
High Rise	2	64,200,000	8.5	1.71x	62.5%	7.9%
Garden	4	42,892,681	5.7	1.44x	69.9%	9.1%
Self Storage	5	$31,332,500	4.1%	2.29x	56.6%	10.4%
Mixed Use	2	$11,716,901	1.5%	1.68x	62.5%	10.4%
Self Storage/Warehouse	1	6,491,901	0.9	1.90x	56.0%	11.6%
Multifamily/Retail	1	5,225,000	0.7	1.40x	70.6%	8.9%
Total	72	$756,492,189	100.0%	2.23x	60.4%	11.3%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New Jersey	3	$113,159,786	15.0%	$702,900,000	22.0%	$48,027,796	23.7%
California	12	95,161,811	12.6	155,980,000	4.9	9,538,166	4.7
Michigan	5	87,420,807	11.6	372,150,000	11.6	22,464,521	11.1
Connecticut	2	69,400,000	9.2	109,660,000	3.4	5,389,092	2.7
Virginia	2	65,000,000	8.6	965,000,000	30.2	55,347,917	27.3
Washington	3	55,901,226	7.4	243,500,000	7.6	12,503,630	6.2
Rhode Island	12	42,000,000	5.6	60,500,000	1.9	5,136,769	2.5
Kansas	6	37,450,462	5.0	109,700,000	3.4	9,155,299	4.5
South Carolina	1	29,953,118	4.0	163,500,000	5.1	11,692,374	5.8
Florida	5	29,000,000	3.8	48,000,000	1.5	3,141,543	1.5
North Carolina	2	18,878,106	2.5	32,600,000	1.0	2,197,067	1.1
Wisconsin(3)	3	15,527,036	2.1	56,800,000	1.8	4,097,678	2.0
Kentucky	4	13,191,211	1.7	20,500,000	0.6	1,666,655	0.8
Texas	2	12,642,681	1.7	18,540,000	0.6	1,235,837	0.6
Utah	1	11,107,020	1.5	18,900,000	0.6	1,718,546	0.8
Idaho	1	10,298,530	1.4	15,300,000	0.5	1,384,287	0.7
Arizona	1	9,887,088	1.3	17,300,000	0.5	1,469,914	0.7
Ohio	2	9,695,272	1.3	13,900,000	0.4	1,199,986	0.6
Indiana	1	9,475,684	1.3	14,000,000	0.4	1,182,548	0.6
North Dakota(3)	1	6,697,401	0.9	24,500,000	0.8	1,767,485	0.9
Tennessee	1	6,200,000	0.8	10,650,000	0.3	651,289	0.3
Minnesota(3)	1	5,644,952	0.7	20,650,000	0.6	1,489,737	0.7
Alabama	1	2,800,000	0.4	4,400,000	0.1	275,547	0.1
Total	72	$756,492,189	100.0%	$3,198,930,000	100.0%	$202,733,683	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	With respect to the Mills Fleet Farm mortgage loan, the mortgage loan was underwritten on the loan level and not underwritten on an individual property basis. For purposes of the above chart, underwritten NOI was allocated to each of the states containing properties secured by the Mills Fleet Farm mortgage loan (Wisconsin, North Dakota and Minnesota) based upon the percentage of allocated Cut-off Date balance for each state.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
	Number		% of
	of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
1,796,130 - 4,999,999	7	$25,762,886	3.4%
5,000,000 - 9,999,999	15	103,851,007	13.7
10,000,000 - 14,999,999	7	86,097,908	11.4
15,000,000 - 19,999,999	2	35,688,906	4.7
20,000,000 - 24,999,999	1	22,689,728	3.0
25,000,000 - 29,999,999	4	116,151,754	15.4
30,000,000 - 44,999,999	4	137,000,000	18.1
45,000,000 - 65,000,000	4	229,250,000	30.3
Total	44	$756,492,189	100.0%

Distribution of UW NCF DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.28 - 1.35	5	$34,108,549	4.5%
1.36 - 1.50	7	82,728,118	10.9
1.51 - 1.65	10	132,731,703	17.5
1.66 - 1.80	3	94,853,660	12.5
1.81 - 2.00	6	117,410,843	15.5
2.01 - 4.39	13	294,659,316	39.0
Total	44	$756,492,189	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Amortizing (30 Years)	23	$279,496,322	36.9%
Interest Only	9	250,970,000	33.2
Interest Only, Then Amortizing(2)	7	123,700,000	16.4
Interest Only - ARD	2	60,000,000	7.9
Amortizing (25 Years)	3	42,325,867	5.6
Total	44	$756,492,189	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2)	Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
	Number		% of
	of		Initial
	Mortgage	Cut-off Date	Pool
Lockbox Type	Loans	Balance	Balance
Hard	17	$438,076,372	57.9%
Springing	22	250,269,333	33.1
Soft Springing	5	68,146,484	9.0
Total	44	$756,492,189	100.0%

Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off Date	Mortgage		Pool
LTV (%)	Loans	Cut-off Date Balance	Balance
38.0 - 54.9	8	$219,722,346	29.0%
55.0 - 59.9	11	138,259,705	18.3
60.0 - 64.9	9	138,364,139	18.3
65.0 - 69.9	8	143,171,529	18.9
70.0 - 75.0	8	116,974,469	15.5
Total	44	$756,492,189	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
38.0 - 49.9	12	$242,994,183	32.1%
50.0 - 54.9	9	153,907,691	20.3
55.0 - 59.9	17	196,165,987	25.9
60.0 - 64.9	4	83,424,328	11.0
65.0 - 66.0	2	80,000,000	10.6
Total	44	$756,492,189	100.0%
(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage		Pool
Loan Purpose	Loans	Cut-off Date Balance	Balance
Refinance	30	$380,478,437	50.3%
Acquisition	6	184,761,377	24.4
Recapitalization	7	163,382,986	21.6
Recapitalization/Acquisition	1	27,869,389	3.7
Total	44	$756,492,189	100.0%

Distribution of Mortgage Rates
			% of
	Number of		Initial
Range of Mortgage	Mortgage		Pool
Rates (%)	Loans	Cut-off Date Balance	Balance
2.988 - 4.000	9	$245,620,000	32.5%
4.001 - 4.500	13	268,253,550	35.5
4.501 - 5.000	17	211,511,220	28.0
5.001 - 5.320	5	31,107,419	4.1
Total	44	$756,492,189	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of	Number of		% of Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NOI (%)	Loans	Balance	Balance
7.6 - 7.9	1	$58,000,000	7.7%
8.0 - 8.9	4	39,375,000	5.2
9.0 - 9.9	12	145,728,549	19.3
10.0 - 10.9	4	22,142,681	2.9
11.0 - 11.9	9	213,605,166	28.2
12.0 - 12.9	8	150,620,718	19.9
13.0 - 14.9	6	127,020,074	16.8
Total	44	$756,492,189	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of	Number of		% of Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NCF (%)	Loans	Balance	Balance
7.5 - 7.9	1	$58,000,000	7.7%
8.0 - 8.9	8	69,583,549	9.2
9.0 - 9.9	13	143,112,681	18.9
10.0 - 10.9	8	132,956,715	17.6
11.0 - 11.9	8	245,074,538	32.4
12.0 - 12.9	4	62,877,617	8.3
13.0 - 13.3	2	44,887,088	5.9
Total	44	$756,492,189	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial	Number of		% of Initial
Interest Only Period	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
12	1	$6,000,000	0.8%
24	2	$47,300,000	6.3%
36	3	$67,600,000	8.9%
60	1	$2,800,000	0.4%

Distribution of Original Terms to Maturity/ARD(1)
	Number of		% of Initial
Original Term to	Mortgage	Cut-off Date	Pool
Maturity/ARD (months)	Loans	Balance	Balance
60	4	$77,931,281	10.3%
120	40	678,560,908	89.7
Total	44	$756,492,189	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining	Number of		% of Initial
Terms to Maturity/ARD	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
58 - 59	4	$77,931,281	10.3%
109	1	6,909,786	0.9
116 - 120	39	671,651,123	88.8
Total	44	$756,492,189	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics“ above.

Distribution of Original Amortization Terms(1)
			% of
	Number of		Initial
Original Amortization	Mortgage		Pool
Term (months)	Loans	Cut-off Date Balance	Balance
Interest Only	11	$310,970,000	41.1%
300	3	42,325,867	5.6
360	30	403,196,322	53.3
Total	44	$756,492,189	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
			% of
Range of Remaining	Number of		Initial
Amortization Terms	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
Interest Only	11	$310,970,000	41.1%
298 - 299	3	42,325,867	5.6
349	1	6,909,786	0.9
356 - 360	29	396,286,536	52.4
Total	44	$756,492,189	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Prepayment Provision	Loans	Balance	Balance
Defeasance	37	$580,277,072	76.7%
Yield Maintenance	4	122,450,000	16.2
Defeasance or Yield Maintenance	3	53,765,117	7.1
Total	44	$756,492,189	100.0%

Distribution of Escrow Types
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Escrow Type	Loans	Balance	Balance
Real Estate Tax	38	$564,272,800	74.6%
Replacement Reserves(1)	38	$527,872,800	69.8%
TI/LC(2)	14	$201,937,209	43.9%
Insurance	24	$304,670,217	40.3%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of the portion of the Initial Pool Balance secured by office, retail and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Quantum Park	Office	$30,000,000	4.0%	59	3.00x	11.4%	66.0%
Lightstone Hotel Portfolio	Hospitality	$28,367,869	3.7%	59	1.82x	13.0%	59.6%
Southland Office Center	Office	$12,074,328	1.6%	58	1.28x	9.6%	66.3%
Homewood Suites Overland Park	Hospitality	$7,489,084	1.0%	59	1.52x	12.8%	46.8%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable on the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-D, X-E, X-F and X-G certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F and Class G certificates, sequentially in that order and in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, any such losses will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the aggregate certificate balance(s) of the class (or classes, as applicable) of certificates upon which the notional amount of such class of Class X certificates is based, as a result of allocations of losses realized on the mortgage loans to such class(es) of certificates (for example, the notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans, and the notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans to such class of certificates, and so on).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the available funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class S and Class R certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and, together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (1) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated between the holders of the Class E, Class F and Class G certificates in the manner provided in the CGCMT 2016-C3 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	Each of (i) the Briarwood Mall loan combination, (ii) the 101 Hudson Street loan combination, (iii) the College Boulevard Portfolio loan combination and (iv) the Marriott Saddle Brook loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan and each related outside serviced companion loan will be serviced under a servicing agreement other than the CGCMT 2016-C3 pooling and servicing agreement (such other servicing agreement, an “outside servicing agreement”) as reflected in the “Loan Combination Summary” table above. With respect to the 101 Hudson Street loan combination, the servicing is expected to shift from an outside servicing agreement that is in effect as of the Closing Date to a different outside servicing agreement upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction.

Each of (i) the Potomac Mills loan combination, (ii) the Hill7 Office loan combination, (iii) the Quantum Park loan combination and (iv) the Marriott Hilton Head Resort & Spa loan combination constitutes a “servicing shift loan combination”, the related mortgage loan constitutes a “servicing shift mortgage loan” and the related companion loan constitutes a “servicing shift companion loan”. A servicing shift loan combination will initially be serviced pursuant to the CGCMT 2016-C3 pooling and servicing agreement and, upon the inclusion of a designated companion loan in a future securitization transaction, the servicing of such loan combination will shift to the outside servicing agreement governing that future securitization. Accordingly, in the case of each of the Potomac Mills mortgage loan, the Hill7 Office mortgage loan, the Quantum Park mortgage loan and the Marriott Hilton Head Resort & Spa mortgage loan, that mortgage loan, the (or, if applicable, each) related companion loan and the related loan combination will be: (i) a serviced mortgage loan, a serviced companion loan and a serviced loan combination (each as defined below), respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, an outside serviced companion loan and an outside serviced loan combination, respectively, after the shift in servicing occurs.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any serviced companion loans (as defined below), as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2016-C3 pooling and servicing agreement). Any loan combination serviced under the CGCMT 2016-C3 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced loan combination” and any companion loan serviced under the CGCMT 2016-C3 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced companion loan.” See “—Loan Combinations” below.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class S and Class R certificates) then outstanding (i.e., first, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts (continued)	For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation of voting rights for certain purposes, Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the principal balance certificates as follows: first, to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata by certificate balance.

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, Collateral Deficiency Amounts will be allocable to the Class G and Class F certificates, in that order, like Appraisal Reduction Amounts.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2016-C3 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class F certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate balance of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “controlling class” shall not shift and shall remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate balance of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount), then the designation of “controlling class” shall shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate balance. The “Control Eligible Certificates” consist of the Class F and Class G certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is expected that, on the Closing Date, Rialto CMBS X, LLC or an affiliate thereof (i) will purchase the Class F and Class G certificates and also receive the Class S certificates and (ii) may purchase the Class X-E, Class X-F, Class X-G and Class E certificates and that Rialto CMBS X, LLC or an affiliate thereof will be the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will either (a) occur when no class of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below under “Control/Consultation Rights” and in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates other than the Control Eligible Certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will either (a) occur when no class of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below under “Control/Consultation Rights” and in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates other than the Control Eligible Certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2016-C3 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any servicing shift mortgage loan and any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a Borrower Party (any such mortgage loan, an “excluded mortgage loan”).

A “Borrower Party” means either (i) a borrower or mortgagor under a mortgage loan or loan combination or a manager of a related mortgaged property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any accelerated mezzanine loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2016-C3 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than any servicing shift mortgage loan and any excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

In the event of a change in the Controlling Class, the certificate administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the certificate administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or controlling class certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by certificate balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the certificate administrator) one of its affiliates, or any successor Controlling Class Representative or controlling class certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by certificate balance and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2016-C3 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to each servicing shift loan combination (for so long as it is serviced under the CGCMT 2016-C3 pooling and servicing agreement), the Directing Holder identified below (which will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent rights. To the extent permitted under the related co-lender agreement, prior to a Consultation Termination Event, the Controlling Class Representative will be entitled to exercise the above-described consultation rights with respect to each such servicing shift loan combination.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (prior to the occurrence of a Control Termination Event) may have certain consultation rights with respect to each such outside serviced loan combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Directing Holder	The “Directing Holder” with respect to each mortgage loan or loan combination serviced under the CGCMT 2016-C3 pooling and servicing agreement will be:

•	in the case of a servicing shift loan combination (other than the Potomac Mills loan combination), the holder of the related controlling pari passu companion loan;

•	in the case of the Potomac Mills loan combination, unless and until an AB control appraisal period is in effect, the holder of the related controlling subordinate companion loan; and

•	in the case of any other such serviced mortgage loan or loan combination, the Controlling Class Representative.

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan, including a servicing shift mortgage loan after the servicing of such mortgage loan shifts to an outside servicing agreement, will be the controlling class representative (or equivalent entity) under, or such other party as may be designated in, the related outside servicing agreement (or, solely in the case of the Potomac Mills loan combination, unless and until an AB control appraisal period is in effect, the holder of the related controlling subordinate companion loan).

Loan Combinations	The Briarwood Mall mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $65,000,000 and represents approximately 8.6% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $70,000,000 and was contributed to the MSBAM 2016-C30 securitization transaction; and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of approximately $30,000,000, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Briarwood Mall loan combination is being serviced and administered pursuant to the MSBAM 2016-C30 pooling and servicing agreement.

The 101 Hudson Street mortgage loan, which is evidenced by the non-controlling note A-5, has a Cut-off Date Balance of approximately $56,250,000 and represents approximately 7.4% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1-1, which has an outstanding principal balance as of the Cut-off Date of approximately $53,500,000, is currently held by Wells Fargo Bank, National Association, and is expected to be contributed to one or more future commercial mortgage securitization transactions; (ii) the non-controlling note A-1-2, which has an outstanding principal balance as of the Cut-off Date of approximately $16,500,000, is currently held by Wells Fargo Bank, National Association, and is expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of approximately $67,500,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to the WFCM 2016-C36 securitization transaction; and (iv) the non-controlling notes A-3 and A-4, which have outstanding principal balances as of the Cut-off Date of approximately $37,250,000 and $19,000,000, respectively, are currently held by Bank of America, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the 101 Hudson Street controlling pari passu companion loan, the 101 Hudson Street loan combination will be serviced and administered pursuant to the WFCM 2016-C36 pooling and servicing agreement, and (ii) after the securitization of the 101 Hudson Street controlling pari passu companion loan, the 101 Hudson Street loan combination will be serviced and administered pursuant to the servicing agreement for such securitization transaction.

The 80 Park Plaza mortgage loan, which is evidenced by the controlling notes A-1 and A-2, which have outstanding principal balances as of the Cut-off Date of approximately $25,000,000 and $25,000,000, respectively, and represents approximately 6.6% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of approximately $41,500,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions; and (ii) the non-controlling notes A-4A and A-4B, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $41,500,000, are currently held by Ladder Capital Finance VI TRS LLC and are expected to be contributed to one or more future commercial mortgage securitization transactions. The 80 Park Plaza loan combination will be serviced and administered pursuant to the CGCMT 2016-C3 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations

(continued)	The Potomac Mills mortgage loan, which is evidenced by the non-controlling note A-7, has a Cut-off Date Balance of approximately $35,000,000 and represents approximately 4.6% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling (but only when an AB control appraisal period is in effect) note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $40,000,000, is currently held by Société Générale and is expected to be contributed to the CFCRE 2016-C6 securitization transaction; (ii) the non-controlling notes A-2 and A-3, which have outstanding principal balances as of the Cut-off Date of approximately $20,000,000 and $12,750,000, respectively, are currently held by Société Générale and are expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the non-controlling notes A-4 and A-5, which have outstanding principal balances as of the Cut-off Date of approximately $52,000,000 and $20,750,000, respectively, are currently held by Bank of America, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions; (iv) the non-controlling note A-6, which has an outstanding principal balance as of the Cut-off Date of approximately $30,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C6 securitization transaction; (v) the non-controlling note A-8, which has an outstanding principal balance as of the Cut-off Date of approximately $7,750,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions; (vi) the non-controlling notes A-9 and A-10, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $72,750,000, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions; (vii) the controlling (except if an AB control appraisal period is in effect) note B-1 and non-controlling notes B-2 and B-3, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $31,250,000, are currently held by Société Générale and are expected to be sold to a third party; (viii) the non-controlling notes B-4 and B-5, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $31,250,000, are currently held by Bank of America, N.A. and are expected to be sold to a third party; (ix) the non-controlling notes B-6, B-7 and B-8, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $31,250,000, are currently held by Cantor Commercial Real Estate Lending, L.P. and are expected to be sold to a third party; and (x) the non-controlling notes B-9 and B-10, which have an aggregate outstanding principal balance as of the Cut-off Date of $31,250,000, are currently held by Barclays Bank PLC and are expected to be sold to a third party. It is expected that (i) prior to the securitization of the Potomac Mills controlling pari passu companion loan, the Potomac Mills loan combination will be serviced and administered pursuant to the CGCMT 2016-C3 pooling and servicing agreement, and (ii) after the securitization of the Potomac Mills controlling pari passu companion loan, the Potomac Mills loan combination will be serviced and administered pursuant to the CFCRE 2016-C6 pooling and servicing agreement.

The Hill7 Office mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $30,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans are evidenced by the controlling note A-1 and non-controlling note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $71,000,000, are currently held by Cantor Commercial Real Estate Lending, L.P. and are expected to be contributed to the CFCRE 2016-C6 securitization transaction. It is expected that (i) prior to the securitization of the Hill7 Office controlling pari passu companion loan, the Hill7 Office loan combination will be serviced and administered pursuant to the CGCMT 2016-C3 pooling and servicing agreement, and (ii) after the securitization of the Hill7 Office controlling pari passu companion loan, the Hill7 Office loan combination will be serviced and administered pursuant to the CFCRE 2016-C6 pooling and servicing agreement.

The Quantum Park mortgage loan, which is evidenced by the non-controlling note A-1, has a Cut-off Date Balance of approximately $30,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans are evidenced by the non-controlling note A-2 and the controlling note A-3, which have outstanding principal balances as of the Cut-off Date of approximately $50,000,000 and $52,000,000, respectively, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Quantum Park controlling pari passu companion loan, the Quantum Park loan combination will be serviced and administered pursuant to the CGCMT 2016-C3 pooling and servicing agreement, and (ii) after the securitization of the Quantum Park controlling pari passu companion loan, the Quantum Park loan combination will be serviced and administered pursuant to the servicing agreement for such securitization transaction.

The College Boulevard Portfolio mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $29,961,377 and represents approximately 4.0% of the Initial Pool Balance. The related companion loan is evidenced by the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $40,447,859 and was contributed to the CGCMT 2016-P5 securitization transaction. The College Boulevard Portfolio loan combination is being serviced and administered pursuant to the CGCMT 2016-P5 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations

(continued)	The Marriott Hilton Head Resort & Spa mortgage loan, which is evidenced by the non-controlling notes A-2B and A-4, has a Cut-off Date Balance of approximately $29,953,118 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $42,932,803, is currently being held by Rialto Mortgage Finance, LLC and is expected to be contributed to one or more future commercial mortgage securitization transactions; and (ii) the non-controlling notes A-2A and A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $24,960,932, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Marriott Hilton Head Resort & Spa controlling pari passu companion loan, the Marriott Hilton Head Resort & Spa loan combination will be serviced and administered pursuant to the CGCMT 2016-C3 pooling and servicing agreement, and (ii) after the securitization of the Marriott Hilton Head Resort & Spa controlling pari passu companion loan, the Marriott Hilton Head Resort & Spa loan combination will be serviced and administered pursuant to the servicing agreement for such securitization transaction.

The Mills Fleet Farm mortgage loan, which is evidenced by the controlling note A-2, has a Cut-off Date Balance of approximately $27,869,389 and represents approximately 3.7% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the non-controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $16,920,700, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C6 commercial mortgage securitization transactions; and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of approximately $19,906,706, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Mills Fleet Farm loan combination will be serviced and administered pursuant to the CGCMT 2016-C3 pooling and servicing agreement.

The Marriott Saddle Brook mortgage loan, which is evidenced by the non-controlling note A-2-1, has a Cut-off Date Balance of approximately $6,909,786 and represents approximately 0.9% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $14,806,685, and was contributed to the SGCMS 2016-C5 securitization transaction; and (ii) the non-controlling note A-2-2, which has an outstanding principal balance as of the Cut-off Date of approximately $5,429,119, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C6 securitization transaction. The Marriott Saddle Brook loan combination is being serviced and administered pursuant to the SGCMS 2016-C5 pooling and servicing agreement.

Notwithstanding the discussion above in this “Loan Combinations” section, with respect to each loan combination, any related unsecuritized companion loan note may be further split, modified and reissued (prior to its inclusion in a securitization transaction) as multiple companion loan notes, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).

Servicing Standard	Each of the serviced loans will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the CGCMT 2016-C3 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means, for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	Prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66 2/3% of a Certificateholder Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

“Certificateholder Quorum” means the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account realized losses and the application of any Appraisal Reduction Amounts to notionally reduce the certificate balances) of all certificates (other than the Class S and Class R certificates), on an aggregate basis.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2016-C3 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

Notwithstanding the foregoing, solely with respect to a servicing shift loan combination, while it is serviced pursuant to the CGCMT 2016-C3 pooling and servicing agreement, only the holder of the related controlling pari passu or subordinate, as applicable, companion loan may terminate the special servicer without cause.

The related outside special servicer under each outside servicing agreement generally may be (or it is anticipated that such related outside special servicer may be) replaced by the related outside controlling class representative or the vote of the requisite holders of certificates issued under that outside servicing agreement (depending on whether or not a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2016-C3 pooling and servicing agreement as described in the five preceding paragraphs.

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Controlling Class Representative (so long as it is not itself a Borrower Party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative or any other certificateholder of the controlling class is precluded from appointing a replacement special servicer or, if not so precluded, does not take action to appoint a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2016-C3 pooling and servicing agreement.

Voting Rights	At all times during the term of the CGCMT 2016-C3 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders as follows:

(1)	1% in the aggregate in the case of the respective classes of the Class X certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X certificates is greater than zero), and

(2)	in the case of any class of principal balance certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of the class as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, in each case, as of the date of determination; provided, that in certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or will take into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2016-C3 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2016-C3 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CGCMT 2016-C3 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2016-C3 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2016-C3 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2016-C3 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The Appraised Value for each mortgaged property is an “as-is” appraised value, except as set forth under the definition of “Appraised Value” in the Preliminary Prospectus.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“Cut-off Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan (together with the Cut-off Date Balance of any related pari passu companion loan(s) in the case of a loan combination, but without regard to any subordinate companion loan(s)) divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in, and in the footnotes to Annex A to, the Preliminary Prospectus, including, without limitation, that for certain mortgage loans, the Cut-off Date LTV Ratio may have been calculated using (i) the related Appraised Value which was based on certain assumptions or adjustments as described under the definition of “Appraised Value” in the Preliminary Prospectus, or (ii) the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“Maturity Date/ARD LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Balloon Balance of that mortgage loan (together with the Balloon Balance of any related pari passu companion loan(s) in the case of a loan combination, but without regard to any subordinate companion loan(s)), divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date/ARD LTV Ratio” in, and in the footnotes to Annex A to, the Preliminary Prospectus, including, without limitation, that for certain mortgage loans, the Maturity Date/ARD LTV Ratio may have been calculated using (i) the related Appraised Value which was based on certain assumptions or adjustments as described under the definition of “Appraised Value” in the Preliminary Prospectus, or (ii) the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R and Class X certificates) that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the related loan documents, at which time the lockbox converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related sponsor and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related sponsor has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet. In some cases, historical net cash flow for a particular mortgaged property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps materially less) than the Underwritten Net Cash Flow shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten Net Cash Flows set forth in the Preliminary Prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could be Based on Incorrect or Failed Assumptions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet. In some cases, historical net operating income for a particular mortgaged property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NOIs set forth in this Term Sheet intended to represent such future cash flows.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

BRIARWOOD
CALIFORNIA PIZZA

FOREVER

P.F. CHANG'S

J.CREW
WHITE | BLACK
sunglass hut

GODIVA

LOFT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

Briarwood Mall
100 Briarwood Circle
Ann Arbor, MI 48108
Ann Arbor
University of Michigan-Ann Arbor
University of Michigan Med Ctr
University of Michigan Stadium
Concordia University
Washtenaw Community College Ann Arbor
St Joseph Mercy Hospital
Arborland Shopping Center
ANN ARBOR MUNICIPAL AIRPORT
Detroit
USA
CANADA
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Ann Arbor, Michigan	Cut-off Date Balance(3)		$65,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$446.05
Size (SF)(1)	369,916	Percentage of Initial Pool Balance		8.6%
Total Occupancy as of 8/9/2016(1)	98.7%	Number of Related Mortgage Loans		2
Owned Occupancy as of 8/9/2016	96.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1973 / 2013	Mortgage Rate		3.29200%
Appraised Value	$336,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$26,770,446
Underwritten Expenses	$7,456,960	Escrows(4)
Underwritten Net Operating Income (NOI)	$19,313,485		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,394,351	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	49.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	49.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.51x / 3.34x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.7% / 11.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$165,000,000	98.5%	Loan Payoff	$106,336,479	63.5%
Other Sources	2,475,000	1.5	Principal Equity Distribution	60,236,605	36.0
			Closing Costs	901,916	0.5
Total Sources	$167,475,000	100.0%	Total Uses	$167,475,000	100.0%

(1)	Size (SF) does not include 608,118 SF of non-owned anchor space which is not part of the collateral for the Briarwood Mall Loan Combination (as defined below). Inclusive of non-owned anchors, the Briarwood Mall Property totals 978,034 SF.
(2)	Calculated based on the aggregate outstanding principal balance of the Briarwood Mall Loan Combination.
(3)	The Cut-off Date Balance of $65,000,000 represents the non-controlling note A-2, which is part of a loan combination evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The related companion loans are evidenced by (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $70,000,000, and was contributed to the MSBAM 2016-C30 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Bank of America, N.A., and is expected to be contributed to one or more future commercial mortgage securitization transactions.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Briarwood Mall Loan”) is part of a loan combination (the “Briarwood Mall Loan Combination”) evidenced by three pari passu notes that are collectively secured by a first mortgage encumbering the borrower’s fee simple interest in a super regional mall located in Ann Arbor, Michigan (the “Briarwood Mall Property”). The Briarwood Mall Loan which is evidenced by note A-2 and represents a non-controlling interest in the Briarwood Mall Loan Combination, had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 8.6% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $100,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and are evidenced by (i) the controlling note A-1, which has an outstanding principal balance of $70,000,000 and was contributed to the MSBAM 2016-C30 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance of $30,000,000 and is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Briarwood Mall Loan Combination was co-originated by Barclays Bank PLC and Bank of America, N.A. on August 15, 2016, had an original principal balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.29200% per annum. The proceeds of the Briarwood Mall Loan Combination were primarily used to retire the existing debt of the Briarwood Mall Loan Property, return equity to the borrower sponsor and pay origination costs.

The Briarwood Mall Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Briarwood Mall Loan requires interest only payments on each due date. The scheduled maturity date of the Briarwood Mall Loan is the due date in September 2026. Provided that no event of default has occurred and is continuing under the Briarwood Mall Loan documents, at any time after the earlier of March 1, 2020 and the second anniversary of the securitization of the last portion of the Briarwood Mall Loan Combination, the Briarwood Mall Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Briarwood Mall Loan documents. Voluntary prepayment of the Briarwood Mall Loan Combination is permitted (in whole, but not in part) without penalty on or after the due date in March 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

■	The Mortgaged Property. The Briarwood Mall Property comprises a 369,916 SF portion of a 978,034 SF super regional mall located in Ann Arbor, Michigan, approximately 2.7 miles southwest of the University of Michigan. The Briarwood Mall Property is anchored by Macy’s, JCPenney, Sears and Von Maur, all of which are not collateral for the Briarwood Mall Loan Combination. The Briarwood Mall Property features four free-standing outparcel restaurants leased to P.F. Chang’s China Bistro, Bravo Cucina Italiana, Red Robin Gourmet Burgers and Romano’s Macaroni Grill. Other notable tenants at the Briarwood Mall Property include Forever 21, Victoria’s Secret, H&M, The Gap / Gap Kids, Pottery Barn, Express / Express Men, American Eagle Outfitters, Abercrombie & Fitch, Banana Republic, J. Crew and Loft. The Briarwood Mall Property is the only enclosed mall within the Ann Arbor market; the nearest enclosed mall is located in Westland, Michigan, approximately 26 miles away from the Briarwood Mall Property.

The Briarwood Mall Property was constructed in 1973, renovated in 2013 and expanded in 2014-2015. The October 2013 renovation totaled $5.3 million and included the remodeling of the mall entrances, updated landscaping, new way-finding signage, new overall paint color scheme, improved flooring, new seating and charging stations, upgraded LED lighting, new children’s play area, family restroom and guest services booth all located in the Von Maur wing, and complete restroom renovations by Macy’s and Sears. In 2014-2015, the Briarwood Mall Property underwent a $7.2 million expansion which added the restaurant outparcels leased to P.F. Chang’s and Bravo Cucina. The Briarwood Mall Property is currently undergoing a $1.9 million renovation to replace the current terrazzo floors within the common areas.

As of August 9, 2016, the Briarwood Mall Property was approximately 96.5% leased by 105 tenants. From 2012 to 2015, occupancy at the Briarwood Mall Property averaged 94.8%. The three largest tenants by net rentable area include MC Sporting Goods, Forever 21 and Victoria’s Secret, with no other tenant representing more than 3.6% of the net rentable area or 3.4% of the underwritten base rent. Total in-line sales for all tenants that had reported as of the trailing 12 month period ending May 31, 2016 were approximately $117.7 million. In-line sales per SF for comparable stores occupying less than 10,000 SF in 2013, 2014, 2015 and the trailing 12 month period ending May 31, 2016 were approximately $560, $589, $597 and $583, respectively, including Apple, and $415, $430, $447 and $437, respectively, excluding Apple. Occupancy costs for comparable inline tenants occupying less than 10,000 SF for the same years were approximately 13.2%, 13.1%, 13.5% and 13.3%, respectively, including Apple and 17.9%, 18.1%, 18.2% and 17.9%, respectively, excluding Apple.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Briarwood Mall Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Forever 21(4)	NR / NR / NR	15,941	4.3%	$874,182	5.5%	$54.84	7/31/2024	$167	32.8%	NA
Victoria’s Secret(5)	NR / NR / NR	14,232	3.8	687,833	4.3	48.33	1/31/2026	NA	NA	NA
The Gap/Gap Kids(6)	BB+ / Baa2 / BB+	13,191	3.6	549,141	3.4	41.63	1/31/2017	$199	20.9%	NA
Express/Express Men	NR / NR / NR	11,584	3.1	502,398	3.1	43.37	1/31/2018	$228	19.0%	NA
H&M(7)	NR / NR / NR	13,206	3.6	488,622	3.1	37.00	1/31/2018	$257	14.4%	NA
M Den	NR / NR / NR	2,851	0.8	416,246	2.6	146.00	2/28/2022	$871	16.8%	NA
J. Crew(8)	NR / NR / B-	6,527	1.8	341,700	2.1	52.35	1/31/2019	$359	14.6%	NA
Pearle Vision Center	NR / NR / NR	2,848	0.8	336,548	2.1	118.17	1/31/2017	$567	20.8%	NA
Banana Republic(9)	BB+ / Baa2 / BB+	7,028	1.9	310,151	1.9	44.13	1/31/2018	$335	13.2%	NA
Kay Jewelers(10)	NR / NR / NR	2,171	0.6	289,231	1.8	133.22	1/31/2025	$1,766	7.5%	NA
Ten Largest Owned Tenants		89,579	24.2%	$4,796,052	30.0%	$53.54
Remaining Owned Tenants		267,356	72.3	$11,166,547	70.0	41.77
Vacant Spaces (Owned Space)		12,981	3.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		369,916	100.0%	$15,962,600	100.0%	$44.72

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent and U/W Base Rent $ per SF include contractual rent steps through September 2017.
(4)	Forever 21 has the right to cease operations at the Briarwood Mall Property if less than three anchor tenants or less than 80% of the gross leasable area of the Briarwood Mall Property are required to be open for business.
(5)	Victoria’s Secret has the right to terminate its lease with 120 days’ notice following the conclusion of a one-year period in which (i) less than three anchor tenants are open and operating and/or (ii) the occupancy rate at the Briarwood Mall Property falls below 70.0%.
(6)	The Gap/Gap Kids has the right to terminate its lease with 90 days’ notice following the conclusion of (i) an 18-month period in which less than three anchor tenants are open and operating and/or (ii) a 12-month period in which the occupancy rate exclusive of The Gap/Gap Kids space and the outparcels falls below 70.0%.
(7)	H&M has the right to cease operations at the Briarwood Mall Property if less than two anchor tenants and less than 80.0% of the gross leasable area of the Briarwood Mall Property are required to be open for business.
(8)	J. Crew has the right to terminate its lease with 90 days’ notice following an anchor tenant being replaced with several non-anchor tenants within 12-months after the date the non-anchor tenant in the redevelopment space opens for business.
(9)	Banana Republic has the right to terminate its lease with 180 days’ notice following the conclusion of a one-year period in which (i) less than three anchor tenants are open and operating and/or (ii) the occupancy rate exclusive of the Banana Republic space and the outparcels, falls below 75.0%.
(10)	Kay Jewelers has the right to terminate its lease with 60 days’ notice following the conclusion of a one-year period in which (i) less than three anchor tenants are open and operating and/or (ii) the occupancy rate exclusive of the Kay Jewelers space and the outparcels, falls below 65.0%.

The following table presents certain information relating to the lease rollover schedule at the Briarwood Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	44,598	12.1	12.1%	2,241,311	14.0	50.26	16
2018	80,904	21.9	33.9%	3,202,549	20.1	39.58	19
2019	23,707	6.4	40.3%	1,226,362	7.7	51.73	9
2020	12,078	3.3	43.6%	453,558	2.8	37.55	3
2021	53,109	14.4	58.0%	1,648,176	10.3	31.03	14
2022	13,378	3.6	61.6%	990,452	6.2	74.04	7
2023	28,529	7.7	69.3%	1,584,057	9.9	55.52	13
2024	48,463	13.1	82.4%	2,058,664	12.9	42.48	11
2025	21,276	5.8	88.1%	1,150,784	7.2	54.09	7
2026 & Thereafter	30,893	8.4	96.5%	1,406,685	8.8	45.53	6
Vacant	12,981	3.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	369,916	100.0%		$15,962,600	100.0%	$44.72	105

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted average annual UW Base Rent $ per SF excludes vacant space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

The following table presents certain information relating to historical leasing at the Briarwood Mall Property:

Historical Leased %(1)

	2012(2)	2013(2)	2014(2)	2015(2)	As of 8/9/2016(3)
Owned Space	97.2%	96.6%	96.1%	99.4%	98.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Historical Leased % figures include temporary tenants and non-owned anchors and exclude the P.F. Chang’s and Bravo Cucina outparcel space which was constructed in 2014-2015. Excluding temporary tenants, Historical Occupancy is 95.6%, 94.1%, 93.6% and 95.8% for the periods ending 2012, 2013, 2014 and 2015, respectively.
(3)	Occupancy as of August 9, 2016 does not include 608,118 SF of non-owned anchor space which is not part of the collateral for the Briarwood Mall Loan Combination. Inclusive of non-owned anchors, the Briarwood Mall Property totals 978,034 SF.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Briarwood Mall Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	Underwritten(1)	Underwritten $ per SF(2)
Base Rent	$14,655,978	$14,675,082	$15,216,636	$15,413,428	$15,962,600	$43.15
Gross Up Vacancy	0	0	0	0	1,067,664	2.89
Percentage Rent	188,135	161,598	186,657	189,685	210,067	0.57
Total Reimbursement Revenue	9,072,498	9,880,574	9,846,373	9,472,008	9,181,398	24.82
Specialty Rent(3)	1,210,635	1,173,210	1,137,614	1,081,088	1,130,637	3.06
Other Income	675,143	658,836	674,935	595,518	595,518	1.61
Gross Revenue	$25,802,389	$26,549,300	$27,062,215	$26,751,727	$28,147,884	$76.09

Vacancy & Credit Loss	529	93,505	160,304	(249,304)	1,377,439	3.72
Effective Gross Income	$25,801,860	$26,455,795	$26,901,911	$27,001,031	$26,770,446	$72.37

Total Operating Expenses	$7,226,104	$7,392,111	$7,447,365	$7,278,731	$7,456,960	$20.16

Net Operating Income	$18,575,756	$19,063,684	$19,454,546	$19,722,300	$19,313,485	$52.21
TI/LC	0	0	0	0	854,031	2.31
Capital Expenditures	0	0	0	0	65,102	0.18
Net Cash Flow	$18,575,756	$19,063,684	$19,454,546	$19,722,300	$18,394,351	$49.73

(1)	Underwritten Base Rent includes contractual rent increases through September 2017.
(2)	Underwritten $ per SF is based on the owned space at the Briarwood Mall Property.
(3)	Specialty Rent includes income from the temporary rental of available in-line space, kiosks and carts as well as miscellaneous sources such as special events.

■	Appraisal. According to the appraisal, the Briarwood Mall Property had an “as-is” appraised value of $336,000,000 as of July 18, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated July 25, 2016, there are no recognized environmental conditions or recommendations for further action at the Briarwood Mall Property.

■	Market Overview and Competition. The Briarwood Mall Property is located approximately 2.4 miles south of downtown Ann Arbor. The Briarwood Mall Property is accessible from the surrounding Ann Arbor and Detroit region through Interstate 94, immediately south of the Briarwood Mall Property. According to the appraisal, along State Street across from the Briarwood Mall Property, there is an average annual daily traffic count of approximately 47,079 cars. The local area surrounding the Briarwood Mall Property is primarily commercial with a mix of retail, office, residential, lodging and restaurants. The University of Michigan main campus is located approximately 2.7 miles to the northeast of the Briarwood Mall Property. The University of Michigan had a total enrollment for the 2015-2016 school year of 43,651 students, features over 265 degree programs, 29 NCAA Division I teams and is ranked as a Top 5 U.S. Public University by U.S. News & World Report.

The University of Michigan is a primary driver of the local economy, along with healthcare, scientific and technical services and management. According to the appraisal, the top three employers in the Ann Arbor local area are the University of Michigan Medical Center, University of Michigan and Trinity Health Corporation employing 18,191, 10,877 and 5,834 people, respectively.

According to the appraisal, the estimated 2015 population within a five-, ten- and fifteen-mile radius of the Briarwood Mall Property was 165,051, 295,266 and 443,466, respectively. The estimated 2015 average household income within a five-, ten- and fifteen-mile radius of the Briarwood Mall Property was $88,557, $88,271 and $91,705, respectively.

According to the appraisal, primary competitors from a quality of merchandising standpoint include Twelve Oaks Mall and The Somerset Collection, the closest of which is approximately 22.0 miles from the Briarwood Mall Property. The

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

Briarwood Mall Property is the only enclosed super regional mall in the Ann Arbor market, and there is no proposed new competitive supply noted by the appraisal.

The following table presents certain information relating to the primary competition for the Briarwood Mall Property:

Competitive Set(1)

	Briarwood Mall (Subject)	Westland Shopping Center	Twelve Oaks Mall	The Somerset Collection	Laurel Park Place	Arborland Center
Distance from Subject	-	19.0 miles	22.0 miles	35.0 miles	20.0 miles	2.6 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Regional Center	Regional Center
Year Built	1973	1965	1977	1969	1989	1983
Total GLA	978,034(2)	1,064,000	1,519,000	1,443,000	870,000	403,536
Total Occupancy	98.7%(3)(4)	80.0%	95.0%	95.0%	75.0%	96.0%
Anchors	Macy’s, JCPenney, Sears, Von Maur	Macy’s, Sears, JCPenney, Kohl’s	Nordstrom, Lord & Taylor, JCPenney, Macy’s, Sears	Macy’s, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Carson’s, Von Maur, Phoenix Theater	Kroger, Nordstrom Rack, Bed Bath & Beyond, Marshalls, Toys R Us

(1)	Source: Appraisal.

(2)	Total GLA includes non-collateral anchor tenants.

(3)	Per underwritten rent roll.

(4)	Total occupancy includes the four non-collateral anchor tenants. Excluding the four non-collateral anchor tenants, total occupancy at the Briarwood Mall Property is 96.5%.

■	The Borrower. The borrower is Mall at Briarwood, LLC, a Delaware limited liability company (“Borrower”), a single purpose entity with two independent directors. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Briarwood Mall Loan Combination. Simon Property Group, L.P. is the guarantor of certain nonrecourse carveouts under the Briarwood Mall Loan Combination. Simon Property Group, L.P.’s liability under the non-recourse carveout provisions (including provisions relating to environmental liability) in the Briarwood Mall Loan documents is capped at $33.0 million plus reasonable collection costs.

Mall at Briarwood, LLC is indirectly owned by Simon Property Group, L.P. (50%) and a GM Pension Trust (“GM”) (50%). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is the largest real estate investment trust in the United States and headquartered in Indianapolis, Indiana. Simon is focused on retail real estate ownership, management and development and owns or retains an interest in 231 retail real estate properties comprising approximately 191 million SF in North America, Europe and Asia, as of December 31, 2015.

■	Escrows. No upfront reserves were deposited with respect to the Briarwood Mall Loan Combination.

Ongoing monthly reserves are required during a Reserve Deposit Period (as defined below) in an amount equal to (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums, except to the extent that the insurance required is maintained under a blanket insurance policy, (iii) $5,425 for replacement reserves, capped at $130,205 and (iv) $69,359 for TI/LC reserves, capped at $2,496,933.

A “Reserve Deposit Period” will commence upon the last day of the second consecutive calendar quarter for which the debt service coverage ratio is less than 1.55x and ends on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.55x.

■	Lockbox and Cash Management. The Briarwood Mall Loan Combination requires a lender-controlled hard lockbox account, which is already in place, and into which the Borrower and property manager direct all tenants to directly pay rents. The loan documents also require the Borrower or property manager to deposit into the lockbox account no later than two business days after receipt all rents and other revenue of any kind from the Briarwood Mall Property received by the Borrower or the property manager. Prior to the occurrence of a Triggering Event (as defined below), all funds on deposit in the lockbox account are to be disbursed to the Borrower weekly. During a Triggering Event, all cash flow is to be swept to a lender-controlled cash management account.

A “Triggering Event” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.45x for two consecutive calendar quarters; or (iii) during any period when the assets of the property manager or guarantor are subject to a bankruptcy action. A Triggering Event will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the debt service coverage ratio for the immediately preceding four calendar quarters equals to or exceeds 1.45x for two consecutive calendar quarters; and with respect to clause (iii), the property manager is replaced with a qualified property manager or guarantor within 60 days.

■	Property Management. The Briarwood Mall Property is self-managed by an affiliate of the Borrower.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BRIARWOOD MALL

■	Terrorism Insurance. The Borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Briarwood Mall Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the Briarwood Mall Property is completed or the expiration of 24 months, whichever first occurs as well as an extended period of indemnity covering the 365 days following restoration). If TRIPRA is not in effect, the Borrower is not required to pay annual premiums in excess of 200% of the then-current annual insurance premiums payable by the Borrower for the policies insuring only the Briarwood Mall Property on a stand-alone basis but excluding the wind and flood components of such premium in order to obtain the terrorism coverage and, if the cost of terrorism insurance exceeds such cap, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

The Townhouse Apartments - Stamford
65 and 75-77 Prospect Street
Stamford, CT 06901
Stamford
GLENBROOK STATION
AVA Stamford
UConn Stamford campus
Ferguson Library
W BROAD ST
BROAD ST
Stamford Hospital
Sheraton Stamford Hotel
One Landmark Square
BLT Financial Center
Stamford Town Center
Stamford Old Town Hall
Hotel Zero Degrees
STAMFORD PLZ
Stamford Plaza
Stamford Marriott Hotel & Spa
One Stamford Forum
TRESSER BLVD
WASHINGTON BLVD
ATLANTIC ST
GROVE ST
BEDFORD ST
Main Street Shopping Corridor
UBS Financial Services
Royal Bank of Scotland
N STATE ST
S STATE ST
STEWART B. MCKINNEY TRANSPORTATION CENTER
Metro Center
EAST SIDE
Harbor View
Fairway Market Stamford
Plaza Business Center
Hilton Stamford Hotel & Executive Meeting Center
WEST SIDE
One Harbor Point Square
101 Park Place
Woodland Cemetery
East Branch
Long Island Sound
Dyke Park
Westcott Cove
Stamford Harbor
Cummings Park
WEST AVE
GREENWICH AVE
SOUTHFIELD AVE
95
New York
MANHATTAN
QUEENS
BROOKLYN
BRONX
Yonkers
Glen Cove
Norwalk
Darien
White Plains
Mamaroneck
Jersey City
East Meadow
Huntington Station
Long Island Sound
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Stamford, Connecticut	Cut-off Date Balance		$58,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$214,814.81
Size (Units)	270	Percentage of Initial Pool Balance		7.7%
Total Occupancy as of 9/1/2016	97.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2016	97.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1956, 1963 / 2015-2016	Mortgage Rate		4.31000%
Appraised Value	$92,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$6,609,854
Underwritten Expenses	$2,192,714	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,417,140		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,349,640	Taxes	$234,934	$55,937
Cut-off Date LTV Ratio	63.0%	Insurance	$0	$0
Maturity Date LTV Ratio	63.0%	Replacement Reserves	$0	$5,625
DSCR Based on Underwritten NOI / NCF	1.74x / 1.72x	Deferred Maintenance	$257,425	$0
Debt Yield Based on Underwritten NOI / NCF	7.6% / 7.5%	Other(2)	$154,934	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$58,000,000	99.9%	Loan Payoff	$49,261,287	84.8%
Other Sources	75,000	0.1	Principal Equity Distribution	7,357,407	12.7
			Closing Costs	809,012	1.4
			Reserves	647,294	1.1
Total Sources	$58,075,000	100.0%	Total Uses	$58,075,000	100.0%

(1)	See”—Escrows” below.
(2)	Other upfront reserves represent a $95,000 environmental reserve and a $59,934 environmental insurance reserve. The borrower completed the post-closing testing obligations on October 7, 2016 and the reserves are in the process of being returned to the borrower.

■	The Mortgage Loan. The mortgage loan (“The Townhouse Apartments - Stamford Loan”) is evidenced by a note in the original principal amount of $58,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 270-unit high rise multifamily complex located in Stamford, Connecticut (“The Townhouse Apartments - Stamford Property”). The Townhouse Apartments - Stamford Loan was originated by Rialto Mortgage Finance, LLC on September 30, 2016. The Townhouse Apartments - Stamford Loan has an outstanding principal balance as of the Cut-off Date of $58,000,000 and accrues interest at an interest rate of 4.31000% per annum. The Townhouse Apartments - Stamford Loan represents approximately 7.7% of the Initial Pool Balance. The proceeds of The Townhouse Apartments - Stamford Loan were primarily used to refinance existing debt on The Townhouse Apartments - Stamford Property, return equity to the borrower sponsor, pay loan origination costs and fund upfront reserves.

The Townhouse Apartments - Stamford Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires 120 payments of interest-only payments. The scheduled maturity date of The Townhouse Apartments - Stamford Loan is the due date in October 2026. Voluntary prepayment of The Townhouse Apartments - Stamford Loan is permitted on or after the due date in June 2026. Provided no event of default under The Townhouse Apartments - Stamford Loan is continuing, defeasance of The Townhouse Apartments - Stamford Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under The Townhouse Apartments - Stamford Loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Townhouse Apartments - Stamford Property is a 270-unit high rise multifamily complex situated on approximately 2.09 acres located in Stamford, Connecticut within walking distance of the Stamford central business district. The Townhouse Apartments - Stamford Property was built in 1956 and 1963 and consists of one 8-story residential building (65 Prospect Street - 127 units) and one 12-story residential building (75-77 Prospect Street - 143 units). The 12-story building has an attached 4-story building component called the Atrium which includes apartments. The unit mix consists of 29 studio units, 156 one-bedroom/one-bathroom units, 11 two-bedroom/one-bathroom units, 51 two-bedroom/two-bathroom units, 4 two-bedroom/two and one-half bathroom units and 19 three-bedroom/two-bathroom units. Community amenities include controlled access buildings, extra storage available, onsite maintenance, two laundry facilities and two fitness centers. Unit amenities include newly renovated fully equipped kitchens, hardwood or carpeted flooring, door locks with buzzer system, fireplace, oversized closets and high-speed internet. Additionally, some units include washer and dryers, and balconies. The Townhouse Apartments - Stamford Property includes 246 garage space and nine surface spaces for a total of 255 spaces (0.94 spaces per unit). As of September 1, 2016, Total Occupancy and Owned Occupancy were both 97.8%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

During 2015-2016, approximately $2.2 million (approximately $8,300 per unit) in capital improvements were completed, which included exterior and common area renovations with repairs to the garage, exterior walls repairs, upgrades to the fitness equipment, renovation of the elevator cabs, installation of security cameras, new hallway AC units, repairs to rear sidewalk, lobby doors and deck replacement. Interior renovations consisted of apartment renovations, new appliances and additional PTAC units.

The following table presents certain information relating to the units and rent at The Townhouse Apartments - Stamford Property:

Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit	Monthly Underwritten Rent Per Unit	Underwritten Annual Rent
Studio	29	0	29	10.7%	520	$1,650	$1,589	$1,589	$553,140
1 Bedroom / 1 Bath	153	3	156	57.8%	812	1,900	1,826	1,826	3,352,992
2 Bedroom / 1 Bath - T	2	0	2	0.7%	992	2,450	1,960	1,960	47,040
2 Bedroom / 1 Bath	9	0	9	3.3%	1,024	2,450	2,026	2,026	218,760
2 Bedroom / 2 Bath	48	3	51	18.9%	1,190	2,450	2,572	2,572	1,481,556
2 Bedroom / 2.5 Bath	4	0	4	1.5%	1,811	2,450	3,426	3,426	164,460
3 Bedroom / 2 Bath	19	0	19	7.0%	1,341	2,950	3,048	3,048	694,848
Total / Wtd. Avg.	264	6	270	100.0%	913	$2,081	$2,056	$2,056	$6,512,796

(1)	As provided by the borrower per the September 1, 2016 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at The Townhouse Apartments - Stamford Property:

Historical Leased %(1)

	2013	2014	2015	As of 9/1/2016
Owned Space	94.0%	95.0%	95.0%	97.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Townhouse Apartments - Stamford Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 8/31/2016	Underwritten	Underwritten $ per Unit
Base Rent	$6,086,655	$6,345,736	$6,517,127	$6,600,245	$6,512,796	$24,121
Gross Up Vacancy	0	0	0	0	156,600	580
Goss Potential Rent	$6,086,655	$6,345,736	$6,517,127	$6,600,245	$6,669,396	$24,701
Vacancy, Credit Loss & Concessions	(551,346)	(410,121)	(353,108)	(363,063)	(369,847)	(1,370)
Total Rent Revenue	$5,535,309	$5,935,615	$6,164,020	$6,237,182	$6,299,549	$23,332
Other Revenue (2)	321,316	294,061	307,332	310,305	310,305	1,149
Effective Gross Income	$5,856,625	$6,229,675	$6,471,351	$6,547,487	$6,609,854	$24,481

Total Operating Expenses	$1,979,963	$2,197,520	$2,165,155	$2,170,563	$2,192,714	$8,121

Net Operating Income	$3,876,662	$4,032,155	$4,306,196	$4,376,924	$4,417,140	$16,360
Replacement Reserves	0	0	0	0	67,500	250
Net Cash Flow	$3,876,662	$4,032,155	$4,306,196	$4,376,924	$4,349,640	$16,110

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Revenue includes storage, late fees, termination fees and processing fees.

■	Appraisal. According to the appraisal, The Townhouse Apartments - Stamford Property had an “as-is” appraised value of $92,000,000 as of an effective date of September 16, 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

■	Environmental Matters. According to a Phase I environmental report, dated September 19, 2016, two fuel oil underground storage tanks were identified at The Townhouse Apartments - Stamford Property which tanks are used intermittently for heating The Townhouse Apartments - Stamford Property and for which tank tightness tests had not been performed. The borrower reserved $95,000 to cover the tank tightness testing and the potential costs related to tank removal, soil excavation and closure in accordance with applicable laws. The borrower also reserved an additional $59,934 for the cost of a $1.0 million environmental impairment liability policy to be purchased in the event the borrower did not perform the tank tightness tests within 21 days, or, if performed, the tank tightness testing showed any issues or concerns related to the storage tanks. A positive tank tightness test was completed on October 7, 2016; as such, the environmental reserves will be released to the borrower. The Phase I environmental report also recommended an operations and maintenance plan for asbestos and lead based paint, which is already in place.

■	Market Overview and Competition. The Townhouse Apartments - Stamford Property is located in Stamford, Connecticut within the Bridgeport – Stamford – Norwalk, CT metropolitan statistical area (“Stamford MSA”). The Stamford MSA has a diverse economy due to the presence of national and international headquarters and is home to the largest employers which include Sikorsky Aircraft Corp., UBS and Danbury Hospital. The Stamford MSA is also home to three Fortune 500 companies including Charter Communications, United Rentals and Harman International Industries. As of June 2016, the Stamford MSA’s unemployment rate was 5.7%, in comparison to the state’s and national unemployment rates of 5.9% and 4.9%, respectively.

Primary regional access to the neighborhood is provided by Interstate 95, which extends northeast toward New Haven, Connecticut and southwest into New York City. On a local level, main access to the neighborhood is provided by East Main Street/Tresser Boulevard. The Townhouse Apartments - Stamford Property is situated on Prospect Street. The neighborhood surrounding The Townhouse Apartments - Stamford Property consists of a mix of office, retail, medical, institutional, and residential developments. The 2016 estimated population within a one-, three-, and five-mile radius of The Townhouse Apartments - Stamford Property is 43,200, 132,986, and 176,498, respectively with an estimated average household income of $95,217, $130,215, and $153,064 respectively. According to third party market research, as of the second quarter of 2016, the West Fairfield City submarket contained a surveyed 20,939 units with an average market rental rate of $2,291 per unit and a vacancy rate of 6.7%.

The following table presents certain information relating to the primary competition for The Townhouse Apartments - Stamford Property:

Competitive Set(1)

	The Townhouse Apartments - Stamford	Canterbury Green Apartments	Park Grove	Park Square West	Cornerstone	Daycroft Apartments	Wescott
Location	Stamford	Stamford	Stamford	Stamford	Stamford	Stamford	Stamford
Year Built	1956, 1963	1988	1997	2001	1968	1958	1986
Occupancy	97.8%(2)	98.1%	97.0%	98.6%	90.7%	97.2%	95.8%
No. of Units	270	105	402	143	388	108	261
Avg. Quoted Rents $/SF	$23 - $37	$26 - 32	$29 - $31	$30 - $40	$24 - $32	$21 - $25	$23 - $33
Distance	-	0.8 miles	0.6 miles	0.9 miles	0.9 miles	1.9 miles	0.8 miles

(1)	Source : Appraisal.
(2)	Occupancy as of September 1, 2016.

■	The Borrower. The borrower is CSC-65 Prospect, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Townhouse Apartments - Stamford Loan. The non-recourse carve-out guarantor is Robert Schlesinger.

■	Escrows. On the origination date of The Townhouse Apartments - Stamford Loan, the borrower funded escrow reserves of $257,425 for deferred maintenance, $234,934 for real estate taxes, $95,000 for an environmental reserve and $59,934 for environmental insurance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

On each due date, the borrower is required to fund the following reserves with respect to The Townhouse Apartments - Stamford Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket insurance policy under The Townhouse Apartments - Stamford Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $5,625.

■	Lockbox and Cash Management. The Townhouse Apartments - Stamford Loan requires a springing lockbox, and springing cash management, each of which will be established upon written notification from the lender to the lockbox bank that a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of a Cash Management Trigger Event, The Townhouse Apartments - Stamford Loan documents require the borrower to set up the account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by The Townhouse Apartments - Stamford Property within two business days of receipt. During the continuation of a Cash Management Trigger Event, the funds on deposit in the lockbox account are required to be transferred the next business day to the cash management account under the control of the lender. On each due date after the occurrence of a Cash Management Trigger Event, The Townhouse Apartments - Stamford Loan documents require that all amounts on deposit in the cash management account be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) monthly debt service payment; (iv) fees and expenses in accordance with the cash management agreement; (v) monthly replacement reserves; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (vii) funds sufficient to pay the operating expenses set forth in the annual operating budget; (viii) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget if any, to a borrower-controlled account; and (ix) all excess cash flow to the excess cash flow account if a Cash Sweep Event (as defined below) is in effect or to a borrower-controlled account if no Cash Sweep Event is in effect.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the manager; or (iii) a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.10x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.15x for two consecutive quarters.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) bankruptcy action of the borrower, guarantor or the manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below).

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.05x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.10x for two consecutive quarters.

■	Property Management. The Townhouse Apartments - Stamford Property is currently managed by Principal Management Partners, LP, an affiliate of the borrower, pursuant to a management agreement. The Townhouse Apartments - Stamford Loan documents provide that the borrower may terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement only upon receipt of lender’s consent, provided that borrower may, without lender’s consent, replace the property manager with a Qualified Manager. “Qualified Manager” shall mean, in the reasonable judgment of lender, a reputable and experienced manager (which may be an affiliate of borrower) which possesses experience in managing properties similar in location, size, class, use, operation and value as the Townhouse Apartments - Stamford Property; provided, that borrower shall have obtained (a) a rating agency confirmation from the applicable rating agencies and (b) if such manager is an affiliate of borrower, a non-consolidation opinion reasonably acceptable to lender and acceptable to the rating agencies in their sole discretion. Additionally, if (i) an event of default under The Townhouse Apartments - Stamford Loan documents has occurred and is continuing; (ii) the property manager is in default under the management agreement beyond any applicable notice and cure period; (iii) the property manager becomes insolvent or a debtor in any bankruptcy action; and/or (iv) at any time the property manager has engaged in negligence, fraud, willful misconduct or misappropriation of funds the borrower shall, at lender’s request, replace the property manager with a Qualified Manager.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

THE TOWNHOUSE APARTMENTS - STAMFORD

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Townhouse Apartments - Stamford Property, plus 18 months of business interruption coverage as calculated under the loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from The Townhouse Apartments - Stamford Property (on an actual loss sustained basis) for a period continuing until the restoration of The Townhouse Apartments - Stamford Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

101 HUDSON STREET

Floor	Tenants
40	First Data Corporation 24,179 SF 5/2026
39	First Data Corporation 24,221 SF 5/2026
38	Lehman Brothers Holdings Inc. 30,542 SF 6/2017
37	First Data Corporation 6,269 SF 5/2026; Mainline Information Systems 1,745 SF 2/2017; QH Acquisition Sub LLC 16,478 SF 4/2018; Start Management LLC 2,846 SF 10/2022; Stratacent Inc. 4,010 SF 12/2022
36	ANV Services US 1,829 SF 6/2017; Aspen Insurance U.S. Services 8,563 SF 11/2021; Hughes Hubbard & Reed LLP 4,284 SF 2/2019; Interactive Brokers Corp. 5,869 SF 9/2018; Optimer Pharmaceuticals LLC 10,141 SF 7/2018; United States of America-GSA 1,826 SF 3/2020
35	GBT US LLC 14,523 SF 11/2026; Federal Farm Credit Bank 19,225 SF 4/2026
34	GBT US LLC 35,040 SF 11/2026
33	World Business Lenders LLC 35,040 SF 1/2027
32	United States Fire Insurance 35,040 SF 7/2032
31	National Union Fire Insurance* 34,939 SF 4/2018
30	National Union Fire Insurance* 34,785 SF 4/2018
29	National Union Fire Insurance* 34,169 SF 4/2018
28	National Union Fire Insurance 34,169 SF 4/2018
27	Eltman Eltman & Cooper PC 16,902 SF 12/2025; First Insurance Funding Corp. 8,421 SF 9/2019; Insight Catastrophe Group LLC 8,626 SF 3/2025
26	Pricewaterhousecoopers LLP 33,320 SF 12/2017
25	Berkley Insurance Company 23,553 SF 2/2027; RMTS LLC 12,191 SF 12/2019
24	Tullett Prebon Holdings Corp. 31,686 SF 11/2023
23	Tullett Prebon Holdings Corp. 31,686 SF 11/2023
22	Trend Micro Incorporated 6,694 SF 6/2021; MCI Communications Services 20,698 SF 7/2023; Pinnacle Derivatives Group 4,168 SF 2/2026
21	HQ Global Workplaces LLC 25,557 SF 10/2024; Robert Half International Inc. 4,950 SF 3/2019; Thorogood Associates Inc. 2,344 SF 5/2020
20	National Union Fire Insurance 35,643 SF 4/2018
19	National Union Fire Insurance* 35,643 SF 4/2018
18	National Union Fire Insurance 38,507 SF 4/2018
17	Vacant 14,829 SF; National Union Fire Insurance 23,678 SF 4/2018
16	Bank of America 3,163 SF 3/2027; Vacant Storage 326 SF; Mechanical
15	Bank of America 2,706 SF 3/2027; Tullett Prebon 150 SF 11/2023; Mechanical
14	Bank of America 53,372 SF 3/2027
12	Argo Group US Inc. 12,573 SF 8/2022; Lehman Brothers Holdings Inc. 1,561 SF 6/2017; National Stock Exchange Inc. 13,588 SF 3/2018; Tullett Prebon Holdings Corp.* 37,387 SF 11/2023
11	Jeffries LLC 62,763 SF 6/2023
10	Bank of America 65,918 SF 3/2027
9	Bank of America 65,918 SF 3/2027
8	Bank of America 65,918 SF 3/2027
7	Bank of America 65,606 SF 3/2027
6	Bank of America 65,606 SF 3/2027
2 – 5	Parking Garage
1	Vacant 6,130 SF; Zaynah Restaurant Group Inc. 2,392 SF 4/2017; Wells Fargo Bank N.A. 3,726 SF 3/2018; Salsaritas 4,033 SF 1/2027; Martin's News Shops of NJ Inc. 853 SF 10/2016; ABP Corporation 3,410 SF 7/2022; Management Office 2,778 SF

* See "The Property" section

Legend: Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

Teterboro
TETERBORO AIRPORT
Wood-Ridge
Little Ferry
Moonachie
Ridgefield Park
Fort Lee
Oaktree Mall
Fort Lee Towne Center
Palisades Park
Fordham University-Rose Hill
Bronx Community College
Saint Barnabas Hospital
Columbia Presbyterian Med Ctr
Ridgefield
Edgewater
Yankee Stadium
BRONX
Meadowlands Race Track
Meadowlands Sports Complex
Metlife Stadium
Cliffside Park
Fairview
CUNY-City College
East Rutherford
Columbia University
Mill Creek Mall
Guttenberg
The Plaza at Harmon Meadow
Hudson River
Secaucus
West New York
UPPER WEST SIDE
UPPER EAST SIDE
The Metropolitan Museum of Art
Central Park
LAGUARDIA AIRPORT
Union City
MANHATTAN
FDR DRIVE
ASTORIA
Times Square
Madison Square Garden
Chrysler Building
QUEENS
CHELSEA
Empire State Bldg
Hoboken
Queens Center Mall
GREENWICH VILLAGE
NYU
EAST VILLAGE
East River
Newport Centre Mall
HOLLAND TUNNEL
SOHO
New York
HISTORIC DOWNTOWN
World Trade Center
Jersey City
New Jersey City University
Liberty Science Center
The Shops At Atlas Park
101 Hudson Street
101 Hudson Street
Jersey City, NJ 07302
Woodhull Medical Center
Ellis Island
Long Island University -Brooklyn
Pratt Institute
Statue of Liberty
BROOKLYN
Bayonne
RED HOOK
Upper New York Bay
STATEN ISLAND
BAY RIDGE
MAP © 2016 CARTIFACT
Ridgewood
Wayne
Paramus
Yonkers
Mamaroneck
Paterson
Hackensack
Fairfield
Mount Vernon
Clifton
BRONX
Port Washington
West Orange
East Orange
New York
MANHATTAN
LAGUARDIA AIRPORT
NEWARK LIBERTY INT'L AIRPORT
Jersey City
QUEENS
Newark
Westfield
Linden
BROOKLYN
Elizabeth
STATEN ISLAND
Edison
Atlantic Ocean
Sayreville
Keansburg

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance(3)		$56,250,000
Property Type	Office	Cut-off Date Balance per SF(2)		$186.34
Size (SF)	1,341,649	Percentage of Initial Pool Balance		7.4%
Total Occupancy as of 9/21/2016(1)	98.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/21/2016(1)	98.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / NAP	Mortgage Rate		3.11700%
Appraised Value	$482,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120
Underwritten Revenues	$50,810,573
Underwritten Expenses	$18,681,652	Escrows
Underwritten Net Operating Income (NOI)	$32,128,921		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$29,075,403	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	51.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	51.8%	Deferred Maintenance	$104,000	$0
DSCR Based on Underwritten NOI / NCF(2)	4.07x / 3.68x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.9% / 11.6%	Other(4)	$19,049,837	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$250,000,000	99.9%	Principal Equity Distribution	$229,124,830	91.6%
Other Sources	250,000	0.1	Reserves	19,153,837	7.7
			Closing Costs	1,971,333	0.8

Total Sources	$250,250,000	100.0%	Total Uses	$250,250,000	100.0%

(1)	Includes 139,536 SF of space leased by National Union Fire Insurance and 37,387 SF of space leased by Tullett Prebon Holdings Corp. totaling 176,923 SF (13.2% of NRA) that are dark and not currently in occupancy. Total Occupancy and Owned Occupancy excluding this space is 85.1%.

(2)	Calculated based on the aggregate outstanding principal balance of the 101 Hudson Street Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $56,250,000 is evidenced by the non-controlling note A-5, which is part of a loan combination evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000. The related companion loans are evidenced by (i) the controlling note A-1-1 and the non-controlling note A-1-2, which have outstanding principal balances as of the Cut-off Date of $53,500,000 and $16,500,000, respectively, are currently held by Wells Fargo Bank, National Association and are expected to be contributed to one or more future commercial mortgage securitization transactions, (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $67,500,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to the WFCM 2016-C36 securitization transaction and (iii) the non-controlling notes A-3 and A-4, which have outstanding principal balances as of the Cut-off Date of $37,250,000 and $19,000,000, respectively, are currently held by Bank of America, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions. See “— The Mortgage Loan” below.

(4)	The other upfront reserve is comprised of a $16,270,684 Existing TI/LC Obligations Reserve and a $2,779,153 Rent Concession Reserve. See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “101 Hudson Street Loan”) is part of a loan combination (the “101 Hudson Street Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in an office building in Jersey City, New Jersey (the “101 Hudson Street Property”). The 101 Hudson Street Loan, which is evidenced by note A-5 and represents a non-controlling interest in the 101 Hudson Street Loan Combination, had an original principal balance of $56,250,000, has an outstanding principal balance as of the Cut-off Date of $56,250,000, and represents approximately 7.4% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $193,750,000, have an outstanding principal balance as of the Cut-off Date of $193,750,000, and are evidenced by: (i) the controlling note A-1-1 and the non-controlling note A-1-2, which have outstanding principal balances as of the Cut-off Date of $53,500,000 and $16,500,000, respectively, are currently held by Wells Fargo Bank, National Association and are expected to be contributed to one or more future commercial mortgage securitization transactions, (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $67,500,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to the WFCM 2016-C36 securitization transaction and (iii) the non-controlling notes A-3 and A-4, which have outstanding principal balances as of the Cut-off Date of $37,250,000 and $19,000,000, respectively, are currently held by Bank of America, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The 101 Hudson Street Loan Combination was co-originated by Barclays Bank PLC, Bank of America, N.A., and Wells Fargo Bank, National Association on September 30, 2016. The 101 Hudson Street Loan Combination had an original principal balance of $250,000,000, has an outstanding principal balance as of the Cut-off Date of $250,000,000 and accrues interest at an interest rate of 3.11700% per annum. The proceeds of the 101 Hudson Street Loan Combination were primarily used to recapitalize the 101 Hudson Street Property, fund reserves and pay origination costs.

The 101 Hudson Street Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 101 Hudson Street Loan requires interest only payments on each due date. The scheduled maturity date of the 101 Hudson Street Loan is the due date in October 2026. Provided no event of default under the 101 Hudson Street Loan documents has occurred and is continuing, at any time after the earlier of (i) the second anniversary of the securitization of the last portion of the 101 Hudson Street Loan Combination and (ii) September 30, 2019, the 101 Hudson Street Loan Combination may be prepaid in full, provided that the borrower pays a prepayment fee equal to the greater of a yield maintenance premium and 1% of the principal amount being prepaid. Voluntary prepayment of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

the 101 Hudson Street Loan is permitted on and after the due date in April 2026 without the payment of any yield maintenance or prepayment premium.

■	The Mortgaged Property. The 101 Hudson Street Property consists of a 42-story Class A office tower totaling 1,341,649 SF located within the Waterfront district in Jersey City, New Jersey. The 101 Hudson Street Property is currently the second tallest building in Jersey City and is Wired Certified Platinum, a certification awarded to buildings with the fastest, most reliable internet connections and telecom infrastructures. The 101 Hudson Street Property features views of the New York City Harbor and Manhattan skyline, 17-foot ceiling heights and a landscaped courtyard area. Approximately 22,788 SF of the 101 Hudson Street Property’s space is leased to ground floor retail tenants, which include Wells Fargo Bank, Au Bon Pain, Salsarita’s Fresh Cantina, Nanking Restaurant and a newsstand. The 101 Hudson Street Property provides access to an attached 778-space parking garage which represents a parking ratio of 0.7 spaces per 1,000 SF of net rentable area. The 101 Hudson Street Property also has access to public transportation via the Exchange Place PATH train station, the Hudson-Bergen light rail and the New York Waterway ferry, which provide access to Manhattan and northern New Jersey.

The 101 Hudson Street Property was constructed in 1992. The sponsor purchased the 101 Hudson Street Property in 2005 for $329.0 million and has invested approximately $3.7 million of capital expenditures over the past 10 years upgrading common areas and repairing roofing. The 101 Hudson Street Property features 39 tenants that include financial services companies, insurance companies and professional services. The 101 Hudson Street Property features investment-grade tenancy comprising approximately 58.1% of the net rentable area and approximately 53.0% of the in-place underwritten base rent. The largest tenant, Bank of America (rated A/Baa1/BBB+ by Fitch, Moody’s and S&P), representing 28.9% of the net rentable area and 21.8% of the total underwritten base rent, executed a 10-year lease renewal in March 2016, extending their lease through March 2027. In addition to the lease extension, Bank of America expanded into an additional 53,372 SF (4.0% of net rentable area). The 101 Hudson Street Property has benefited from significant leasing momentum with approximately 359,225 SF (26.8% of net rentable area) having started a new lease or renewal since 2015. Over the past eleven years, the 101 Hudson Street Property has averaged 92.8% occupancy and as of September 21, 2016, the 101 Hudson Street Property was 98.3% occupied by 39 tenants subject to 57 leases.

The following table presents certain information relating to the major tenants at the 101 Hudson Street Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America(3)	A/Baa1/BBB+	388,207	28.9%	$8,641,488	21.8%	$22.26	3/31/2027	2, 5-year options
National Union Fire Insurance(4)	NR/NR/A+	271,533	20.2	8,145,990	20.5	30.00	4/30/2018	2, 5-year options
Tullett Prebon Holdings Corp.(5)	BBB-/NR/NR	100,909	7.5	3,132,809	7.9	31.05	11/30/2023	1, 5-year option
Jeffries LLC	BBB-/Baa3/BBB-	62,763	4.7	2,133,942	5.4	34.00	6/30/2023	2, 5-year options
First Data Corporation(6)	CCC+/B3/B+	54,669	4.1	1,921,135	4.8	35.14	5/31/2026	1, 5-year option
GBT US LLC	NR/NR/NR	49,563	3.7	1,920,566	4.8	38.75	11/30/2026	1, 5-year option
United States Fire Insurance	NR/NR/A-	35,040	2.6	1,331,520	3.4	38.00	7/31/2032	1, 5-year option
World Business Lenders LLC	NR/NR/NR	35,040	2.6	1,296,480	3.3	37.00	1/31/2027	1, 5-year option
Lehman Brothers Holdings Inc.	NR/NR/NR	32,103	2.4	1,203,863	3.0	37.50	6/30/2017	NA
PricewaterhouseCoopers LLP	NR/NR/NR	33,320	2.5	1,132,880	2.9	34.00	12/31/2017	NA
Ten Largest Tenants		1,063,147	79.2%	$30,860,673	77.7%	$29.03
Remaining Tenants		256,143	19.1	8,860,935	22.3	34.59
Vacant		22,359	1.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,341,649	100.0%	$39,721,608	100.0%	$30.11

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Inclusive of Bank of America’s newly executed lease for 53,372 SF (4.0% of net rentable area) which will commence on November 1, 2016.

(4)	National Union Fire Insurance is not currently in occupancy of 139,536 SF (10.4% of net rentable area).

(5)	Tullett Prebon Holdings Corp. is not currently in occupancy of 37,387 SF (2.8% of net rentable area).

(6)	First Data Corporation has the option to terminate its lease effective December 31, 2023 with required notice by June 30, 2022 and a termination fee of approximately $2,107,496.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

The following table presents the lease rollover schedule at the 101 Hudson Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
Admin(2)	4,428	0.3%	0.3%	$0	0.0%	0.00	0
MTM	843	0.1	0.4%	38,778	0.1	46.00	1
2016	0	0.0	0.4%	0	0.0	0.00	0
2017	71,589	5.3	5.7%	2,649,476	6.7	37.01	5
2018	321,335	24.0	29.7%	10,127,523	25.5	31.52	6
2019	29,846	2.2	31.9%	1,074,568	2.7	36.00	4
2020	4,170	0.3	32.2%	158,719	0.4	38.06	2
2021	15,257	1.1	33.4%	551,665	1.4	36.16	2
2022	22,869	1.7	35.1%	873,064	2.2	38.18	4
2023	184,370	13.7	48.8%	5,997,183	15.1	32.53	3
2024	25,557	1.9	50.7%	513,696	1.3	20.10	1
2025	25,528	1.9	52.6%	867,952	2.2	34.00	2
2026	127,625	9.5	62.1%	4,639,147	11.7	36.35	4
2027 & Thereafter	485,873	36.2	98.3%	12,229,837	30.8	25.17	5
Vacant	22,359	1.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,341,649	100.0%		$39,721,608	100.0%	$30.11	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes two units occupied as Mack-Cali Storage (1,650 SF) and a management office (2,778 SF).

The following table presents certain information relating to historical leasing at the 101 Hudson Street Property:

Historical Leased %(1)

	2013	2014	2015	As of 9/21/2016(2)
Owned Space	83.0%	84.7%	89.5%	98.3%

(1)	As provided by the borrower and which represents average occupancy for the specified year unless otherwise indicated.

(2)	Includes 139,536 SF of space leased by National Union Fire Insurance and 37,387 SF of space leased by Tullett Prebon Holdings Corp. totaling 176,923 SF (13.2% of NRA) that are dark and not currently in occupancy. Total Occupancy and Owned Occupancy excluding this space is 85.1%.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 101 Hudson Street Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rent(1)(2)	$24,157,783	$28,964,380	$29,630,763	$30,591,857	$38,072,656	$28.38
Contractual Rent Steps(3)	0	0	0	0	1,648,952	1.23
Percentage Rent	381,069	154,426	209,962	139,808	204,500	0.15
Straight Line Rent	0	0	0	0	1,106,341	0.82
Gross Up Vacancy	0	0	0	0	946,131	0.71
Total Rent	$24,538,852	$29,118,806	$29,840,725	$30,731,665	$41,978,580	$31.29
CAM Reimbursements	5,135,434	5,647,566	5,159,255	5,637,099	6,877,206	5.13
Other Reimbursements	2,721,562	2,759,785	2,536,830	2,327,197	2,706,855	2.02
Net Rental Income	$32,395,848	$37,526,157	$37,536,810	$38,695,961	$51,562,641	$38.43
Vacancy/Credit Loss	0	0	0	0	(2,098,929)	(1.56)
Other Income(4)	805,904	702,221	1,034,201	1,264,812	1,346,861	1.00
Effective Gross Income	$33,201,752	$38,228,378	$38,571,011	$39,960,773	$50,810,573	$37.87

Total Expenses	$16,691,035	$17,641,097	$17,274,342	$16,855,969	$18,681,652	$13.92

Net Operating Income	$16,510,717	$20,587,281	$21,296,669	$23,104,804	$32,128,921	$23.95
TI/LC	0	0	0	0	2,771,771	2.07
Replacement Reserves	0	0	0	0	281,746	0.21
Net Cash Flow	$16,510,717	$20,587,281	$21,296,669	$23,104,804	$29,075,403	$21.67

(1)	Historical Base Rent is inclusive of any rent abatements that were provided to tenants.

(2)	The increase in Base Rent and Effective Gross Income from 2013 through Underwritten is due to leasing momentum from 83.4% as of December 31, 2013 to 98.3% as of September 21, 2016, a free rent burn-off and the Bank of America expansion.

(3)	Underwritten Contractual Rent Steps includes contractual rent steps through September 21, 2017 totaling $1,648,952.

(4)	Other Income includes parking and other minor miscellaneous income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

■	Appraisal. According to the appraisal, the 101 Hudson Street Property had an “as-is” appraised value of $482,500,000 as of September 6, 2016 and an “as stabilized” value of $560,000,000 as of September 1, 2019.

■	Environmental Matters. Based on the Phase I environmental report dated August 30, 2016, there was evidence of one recognized environmental condition at the 101 Hudson Street Property.

The Phase I environmental consultant identified two 10,000-gallon underground storage tanks (“USTs”) at the 101 Hudson Street Property, containing heating oil that is used to fuel the dual boilers for heating the building. The USTs are double-walled tanks constructed of fiberglass reinforced plastic and were installed at the 101 Hudson Street Property in 1991. Although there was no evidence of leaks or spills, the Phase I environmental consultant considered the USTs a recognized environmental condition due to their age. The USTs are registered and compliant through June 30, 2017. Mack-Cali Realty, L.P. has obtained a $1,000,000 Storage Tank Third-Party Liability, Corrective Action and Clean-Up Costs Insurance Policy from American International Group, Inc. (“AIG”). Mack-Cali Realty, L.P. also holds a Commercial Pollution Legal Liability policy, issued by Commerce and Industry Insurance Company (a member company of AIG) in the amount of $20,000,000 per incident ($40,000,000 in the aggregate).

■	Market Overview and Competition. The 101 Hudson Street Property is located in Jersey City, New Jersey. Jersey City is a 21 square mile urban residential area along the Hudson River waterfront that has experienced recent residential and commercial development. Companies located near the 101 Hudson Street Property include Allergan, TD Ameritrade, Deloitte, Goldman Sachs, IBM and ETrade Financial. According to the appraisal, the estimated 2016 population within a one-mile radius of the 101 Hudson Street Property was 48,701. Additionally, the 2016 estimated average household income within a one-mile radius of the 101 Hudson Street Property was $153,350.

Jersey City has convenient access to numerous transportation hubs which connect to the city and surrounding areas. The adjacent PATH train station provides direct 24-hour access to the World Trade Center in Manhattan. From the World Trade Center, 11 subway lines connect to the rest of Manhattan. Alternative access to Manhattan is provided by the New York Waterway ferry located 0.2 miles from the 101 Hudson Street Property and busses through the Lincoln Tunnel and Holland Tunnel. Both the New Jersey Turnpike and Interstate 78 are accessible from Jersey City and provide access to the greater New York metropolitan area. Interstate 78 connects the area to the Newark Liberty International Airport, which is located 11 miles west of the 101 Hudson Street Property and which served over 80 million domestic passengers and 43 million international passengers in 2015.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 101 Hudson Street Property:

Office Lease Comparables(1)

	101 Hudson Street Property	Waterfront Corporate Center III	Waterfront Corporate Center III	Waterfront Corporate Center III	Harborside Financial Center 5	Harborside Plaza Two	Harborside Plaza Two	Newport Office Tower	Newport Office Tower
Year Built/Renovated	1992/NAP	2014/NAP	2014/NAP	2014/NAP	2002/NAP	1929/1996	1929/1996	1990/NAP	1990/NAP
Total GLA	1,341,649	507,781	507,781	507,781	976,407	761,200	761,200	1,050,000	1,050,000
Tenant Name	NAP	Jet.com	Newell Rubbermaid	NICE Systems	Ishi Systems, Inc.	Zurich Insurance	Cardinia Real Estate	FX Direct Dealer LLC	Golden Pear Funding
Tenant GLA	NAP	39,900	99,960	59,990	12,365	64,414	79,771	15,912	3,842
Rental Rate ($ per SF)(2)	$28.38	$51.50	$51.00	$44.00	$37.00	$41.00	$37.50	$35.00	$38.00

(1)	Source: Appraisal.

(2)	Rental Rate ($ per SF) for the 101 Hudson Street Property is based on in-place rents per the underwritten rent roll.

■	The Borrower. The borrower is 101 Hudson Street Realty L.L.C., a single-purpose, Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 101 Hudson Street Loan Combination. The guarantor of the non-recourse carveouts under the 101 Hudson Street Loan Combination is Mack-Cali Realty, L.P. (“Mack-Cali”).

Mack-Cali Realty Corporation (NYSE: CLI, rated Ba1/BB+/BB+ by Moody’s/S&P/Fitch) is a public REIT and an owner, property manager and developer of class A real estate focusing on New Jersey waterfront properties and other transit-based office markets. Founded in 1949, Mack-Cali Realty Corporation has grown to own or have interests in 262 properties including 29.0 million SF of office space across 245 properties as well as 5,214 multifamily units. The office portfolio was 86.7% leased as of June 30, 2016. For the year ended December 31, 2015, Mack-Cali Realty Corporation reported revenues of approximately $594.9 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

101 hudson STREET

■   Escrows. In connection with the origination of the 101 Hudson Street Loan Combination, the borrower deposited (i) $104,000 into a deferred maintenance reserve, (ii) $2,779,153 into a rent concession reserve for gap rent and existing free rent obligations due to tenants for free rent as of the 101 Hudson Street Loan Combination origination date and (iii) $16,270,684 into a TI/LC reserve for existing TI/LC obligations due to tenants as of the 101 Hudson Street Loan Combination origination date. Pursuant to the 101 Hudson Street Loan documents, the borrower may elect to deposit a letter of credit in lieu of the amounts required under (ii) and (iii) above.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 101 Hudson Street Property: (i) a tax reserve in an amount equal to one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period unless no 101 Hudson Street Trigger Period is continuing, (ii) an insurance reserve in an amount equal to one-twelfth of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies at least 30 days prior to expiration unless an acceptable blanket insurance policy is in place, the borrower provides the lender with timely proof of payment of insurance premiums and renewals and no 101 Hudson Street Trigger Period is continuing, (iii) a replacement reserve in the amount of $25,715 for replacements to the 101 Hudson Street Property unless no 101 Hudson Street Trigger Period is continuing and (iv) a tenant improvements and leasing commissions reserve in the amount of $167,706 unless no 101 Hudson Street Trigger Period is continuing.

A “101 Hudson Street Trigger Period” means any period commencing upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.25x. A 101 Hudson Street Trigger Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

■	Lockbox and Cash Management. The 101 Hudson Street Loan Combination is structured with a hard lockbox and springing cash management. The 101 Hudson Street Loan documents require the borrower to direct the tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower or property manager with respect to the 101 Hudson Street Property be deposited into such lockbox account within one business day following receipt. If no 101 Hudson Street Trigger Period is continuing, the funds in the lockbox account are swept to an account controlled by the borrower. During a 101 Hudson Street Trigger Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. On each due date during a 101 Hudson Street Trigger Period, the 101 Hudson Street Loan documents require that all amounts on deposit in the cash management account be used to pay required reserves, operating expenses, debt service and all remaining amounts be reserves in an excess cash flow reserve account.

■	Property Management. The 101 Hudson Street Property is managed by Mack-Cali Realty, L.P., an affiliate of the borrower. Under the 101 Hudson Street Loan documents, the borrower may not surrender, terminate, cancel, modify, supplement, alter or amend the property management agreement. The lender has the right to require the borrower to replace the property manager with a qualified property manager under the 101 Hudson Street Loan documents if (i) Mack-Cali Realty, L.P. becomes insolvent or a debtor in any bankruptcy or insolvency proceedings or (ii) a 101 Hudson Street Trigger Period is continuing.

■	Mezzanine and Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 101 Hudson Street Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the 101 Hudson Street Property is completed or the expiration of 18 months, whichever first occurs as well as an extended period of indemnity covering the six months following restoration) subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis. If TRIPRA is not in effect, the borrower is not required to pay annual premiums in excess of 200% of the then-current annual insurance premiums payable by the borrower for the policies insuring only the 101 Hudson Street Property on a stand-alone basis and, if the cost of terrorism insurance exceeds such cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

Wayne
Paramus
Yonkers
Mamaroneck
Paterson
Fairfield
Hackensack
Mount Vernon
Clifton
Passaic
BRONX
Fort Lee
West Orange
Port Washington
East Orange
New York
MANHATTAN
LAGUARDIA AIRPORT
QUEENS
Jersey City
NEWARK LIBERTY INT'L AIRPORT
Newark
Bayonne
Westfield
Linden
BROOKLYN
JFK INT'L AIRPORT
Elizabeth
STATEN ISLAND
Edison
Atlantic Ocean
Sayreville
Keansburg
Teterboro
TETERBORO AIRPORT
Little Ferry
Ridgefield Park
Oaktree Mall
Palisades Park
Fort Lee Towne Center
Wood-Ridge
Moonachie
Ridgefield
Edgewater
East Rutherford
Meadowlands Race Track
Meadowlands Sports Complex
MetLife Stadium
Cliffside Park
Fairview
Mill Creek Mall
Guttenberg
The Plaza at Harmon Meadow
Secaucus
West New York
North Arlington
Clara Maass Medical Center
The Metropolitan Museum of Art
Central Park
Union City
MANHATTAN
Hudson River
Times Square
Madison Square Garden
Chrysler Building
East Newark
Harrison
Hoboken
CHELSEA
Empire State Bldg
Riverfront Stadium
Rutgers University -Newark
University Hospital
Prudential Center
80 Park Plaza
80 Park Plaza
Newark, NJ 07102
Newark
GREENWICH VILLAGE
NYU
EAST VILLAGE
SOHO
Newport Centre Mall
New York
World Trade Center
FDR DRIVE
East River
HISTORIC DOWNTOWN
New Jersey City University
Jersey City
Liberty Science Center
NEWARK INTERNATIONAL AIRPORT
Ellis Island
Statue of Liberty
Long Island University -Brooklyn
Pratt Institute
BROOKLYN
RED HOOK
Bayonne
Upper New York Bay
Elizabeth
The Mills at Jersey Gardens
Newark Bay
STATEN ISLAND
BAY RIDGE
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Newark, New Jersey	Cut-off Date Balance(2)		$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$138.44
Size (SF)	960,689	Percentage of Initial Pool Balance		6.6%
Total Occupancy as of 7/19/2016	85.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/19/2016	85.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 2015	Mortgage Rate		4.45000%
Appraised Value	$177,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		36

Underwritten Revenues	$24,135,155
Underwritten Expenses	$11,627,671	Escrows
Underwritten Net Operating Income (NOI)	$12,507,483		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,199,015	Taxes	$906,128	$302,043
Cut-off Date LTV Ratio(1)	75.0%	Insurance	$35,304	$17,652
Maturity Date LTV Ratio(1)	65.6%	Replacement Reserve(3)	$4,500,000	$0
DSCR Based on Underwritten NOI / NCF(1)	1.56x / 1.52x	TI/LC(4)	$1,500,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.4% / 9.2%	Other(5)	$1,422,745	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$133,000,000	71.6%	Purchase Price	$174,500,000	93.9%
Principal’s New Cash Contribution	50,500,000	27.2	Reserves	8,364,176	4.5
Other Sources	2,355,765	1.3	Closing Costs	2,991,588	1.6

Total Sources	$185,855,765	100.0%	Total Uses	$185,855,765	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 80 Park Plaza Loan Combination (as defined below).

(2)	The 80 Park Plaza Loan has a Cut-off Date Balance of $50,000,000 and represents the controlling notes A-1 and A-2 of the $133,000,000 80 Park Plaza Loan Combination, which is evidenced by five pari passu notes and was co-originated by Citigroup Global Markets Realty Corp. and Ladder Capital Finance LLC. The related companion loans are evidenced by (i) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-Off Date of $41,500,000, is currently held by Citigroup Global Markets Realty Corp., and is expected to be contributed to one or more future commercial mortgage securitization transactions and (ii) the non-controlling notes A-4A and A-4B, which have an aggregate outstanding principal balance as of the Cut-off Date of $41,500,000, are currently held by Ladder Capital Finance VI TRS LLC, and are expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	If the replacement reserve balance falls below $250,000 the borrowers are required to deposit $16,012 monthly until the funds on deposit in the replacement reserve account are equal to or greater than $1,000,000. See “—Escrows” below.

(4)	If the TI/LC reserve falls below $1,000,000 the borrowers are required to deposit $40,029 monthly until the funds on deposit in the TI/LC account are equal to or greater than $1,000,000 (the “Leasing Reserve Cap”). At any time PSEG Services Corporation (including any subsequent occupant of the PSEG space, “PSEG”) is not controlled and 51% owned by an entity that has a senior unsecured credit rating of at least “BBB-” by S&P (and its equivalent or higher by each other rating agency), the borrowers are required to deposit $80,057 each month into the TI/LC account (such amount is not subject to the Leasing Reserve Cap and is in addition to the $40,029 monthly deposit, if applicable). At any time PSEG is not controlled and 51% owned by an entity that has a senior unsecured credit rating of at least “BB” by S&P (and its equivalent or higher by each other rating agency), the borrowers are required to deposit $160,115 each month into the TI/LC account (such amount is not subject to the Leasing Reserve Cap and as applicable, is in addition to the $40,029 monthly deposit and the $80,057 deposit described in the prior sentence). See “—Escrows” below.

(5)	The other reserve is for unfunded tenant improvements and leasing commissions obligations related to PSEG. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “80 Park Plaza Loan”) is part of a loan combination (the “80 Park Plaza Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 960,689 SF office building located in Newark, New Jersey (the “80 Park Plaza Property”). The 80 Park Plaza Loan, which is evidenced by the controlling notes A-1 and A-2, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 6.6% of the Initial Pool Balance. The related companion loans are evidenced by (i) the non-controlling note A-3, which had an original principal balance of $41,500,000, has an outstanding principal balance as of the Cut-off Date of $41,500,000, is currently held by Citigroup Global Markets Realty Corp., and is expected to be contributed to one or more future commercial mortgage securitization transactions and (ii) the non-controlling notes A-4A and A-4B, which had an aggregate original principal balance of $41,500,000, have an aggregate outstanding principal balance as of the Cut-off Date of $41,500,000, are currently held by Ladder Capital Finance VI TRS LLC, and are expected to be contributed to one or more future commercial mortgage securitization transactions. The 80 Park Plaza Loan Combination, which accrues interest at an interest rate of 4.45000% per annum, was co-originated by Citigroup Global Markets Realty Corp. and Ladder Capital Finance LLC on September 30, 2016, had an original principal balance of $133,000,000 and has an outstanding principal balance as of the Cut-off Date of $133,000,000. The proceeds of the 80 Park Plaza Loan Combination were primarily used to acquire the 80 Park Plaza Property, fund reserves and pay origination costs.

The 80 Park Plaza Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 80 Park Plaza Loan requires monthly payments of interest only through the due date in October 2019, after which it requires monthly payments of interest and principal sufficient to amortize the 80 Park Plaza Loan over a 30-year amortization schedule. The scheduled maturity date of the 80 Park Plaza Loan is the due date in October 2026. Provided that no event of default has occurred and is continuing under the 80 Park Plaza Loan Combination loan documents, at any time after the earlier of the third anniversary of origination of the 80 Park Plaza Loan and the second anniversary of the securitization of the last portion of the 80 Park Plaza Loan Combination, the 80 Park Plaza

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 80 Park Plaza Loan Combination loan documents. Provided that no event of default has occurred and is continuing under the 80 Park Plaza Loan documents, voluntary prepayment of the 80 Park Plaza Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in July 2026.

■	The Mortgaged Property. The 80 Park Plaza Property is comprised of a 960,689 SF, Class A office building located in the Newark, New Jersey central business district. The 80 Park Plaza Property, which is set on a 2.79 acre site, was developed as a build-to-suit in 1979 to serve as the headquarters for PSEG. The 80 Park Plaza Property includes both a 26-story office tower and a three-story plaza building which is used as PSEG’s walk-in customer service center. The tower building features a two-story lobby and has 30,800 SF floorplates with primarily open floor plans. Building amenities include a full-service cafeteria with executive dining, a fitness center, a conference room and a 70,000 SF data center. The two buildings are connected via a two-story, enclosed pedestrian bridge.

The 80 Park Plaza Property currently serves as the headquarters of PSEG which has been in Newark since the company’s inception in 1903. The 80 Park Plaza Property features center core, rectangular floor plates, 360-degree views of the surrounding areas and 50 parking spaces in level one of the office tower. Additionally, the 80 Park Plaza Property includes critical operational elements for PSEG’s business with four essential operational centers located in the two lower levels for security, data, electric and gas operations. The 80 Park Plaza Property is utilized as the main power and gas routing source for all of PSEG’s territories in New Jersey, New York, Pennsylvania and several other Mid-Atlantic and Northeastern states.

The following table presents certain information relating to historical leasing at the 80 Park Plaza Property:

Historical Leased %(1)

	2013	2014	2015	TTM 5/31/2016	As of 7/19/2016
Owned Space	100.0%	100.0%	96.4%	90.5%	85.8%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the specified year unless otherwise specified.

The following table presents certain information relating to the sole occupied tenant at the 80 Park Plaza Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
PSEG(2)	BBB+ / NR / BBB+	824,124	85.8%	$14,438,859	100.0%	$17.52	9/30/2030	2, 5-year options
Largest Tenant		824,124	85.8%	$14,438,859	100.0%	$17.52
Vacant		136,565	14.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		960,689	100.0%	$14,438,859	100.0%	$17.52

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	PSEG has the right to surrender up to two top floors during the renewal periods of its lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

The following table presents certain information relating to the lease rollover schedule at the 80 Park Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter(2)	824,124	85.8	85.8%	14,438,859	100.0	17.52	1
Vacant	136,565	14.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	960,689	100.0%		$14,438,859	100.0%	$17.52	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	PSEG’s lease expiration of September 30, 2030 extends beyond the maturity date of the 80 Park Plaza Loan of October 6, 2026.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 80 Park Plaza Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per SF
Base Rent(2)	$8,928,829	$8,974,084	$9,821,028	$11,232,600	$12,609,097	$13.13
Contractual Rent Steps(3)	0	0	0	0	1,829,762	1.90
Potential Income from Vacant Space	0	0	0	0	4,096,950	4.26
Total Rent	$8,928,829	$8,974,084	$9,821,028	$11,232,600	$18,535,809	$19.29
Reimbursements	10,479,296	10,714,894	10,364,439	9,923,181	9,696,296	10.09
Other Income	0	0	0	0	0	0.00
Vacancy, Credit Loss & Concessions	0	0	0	0	(4,096,950)	(4.26)
Effective Gross Income	$19,408,125	$19,688,978	$20,185,467	$21,155,781	$24,135,155	$25.12

Real Estate Taxes	$3,575,433	$3,783,065	$4,017,755	$4,134,900	$3,293,193	$3.43
Insurance	163,261	165,476	155,029	149,868	201,737	0.21
Management Fee(4)	320,000	320,000	330,139	347,037	724,055	0.75
Other Expenses	6,482,764	6,463,944	6,268,981	6,876,634	7,408,687	7.71
Total Operating Expenses	$10,541,458	$10,732,485	$10,771,904	$11,508,439	$11,627,671	$12.10

Net Operating Income	$8,866,667	$8,956,493	$9,413,563	$9,647,342	$12,507,483	$13.02
Normalized TI/LC	0	0	0	0	308,469	0.32
Replacement Reserves	0	0	0	0	0	0.00
Net Cash Flow	$8,866,667	$8,956,493	$9,413,563	$9,647,342	$12,199,015	$12.70

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is higher than historical base rent including TTM 5/31/2016 due to PSEG renewing its lease at a higher rent in October 2015.

(3)	Contractual Rent Steps are underwritten based upon the present value of scheduled rent increases (2.0% annually) through the end of the 10-year loan term for PSEG.

(4)	Management Fee was underwritten as 3.0% of Effective Gross Income which is consistent with PSEG’s revised reimbursement of the management fee as of October 1, 2015. Historically, PSEG had reimbursed a flat fee of $320,000.

■	Appraisal. According to the appraisal, the 80 Park Plaza Property had an “as-is” appraised value of $177,400,000 as of August 1, 2016 and is expected to have an “as stabilized” appraised value of $201,400,000 as of August 1, 2019.

■	Environmental Matters. Based on a Phase I environmental report dated July 15, 2016, the environmental consultant recommended the installment of secondary containment beneath two ASTs and an operations and maintenance plan for asbestos. A Phase II Limited Subsurface Investigation was recommended to determine whether historical gas station and dry cleaner uses represent a recognized environmental condition. Environmental insurance was in place at loan origination in lieu of the recommended investigation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

■	Market Overview and Competition. The 80 Park Plaza Property is located in the central business district of Newark, New Jersey, approximately 20 miles west of New York City. The 80 Park Plaza Property is part of Essex County which is located in the NY-NJ-PA metropolitan statistical area (MSA). According to the appraisal, Essex County has an estimated 2016 population of 800,607. Essex County has a large concentration in the government, trade, transportation and utilities and education and healthcare employment sectors. According to the appraisal, the neighborhood surrounding the 80 Park Plaza Property is primarily influenced by its proximity to the Prudential Center and to public transportation, including Newark’s Pennsylvania Station. Pennsylvania Station provides commuter train and PATH line access and NJ Transit’s Broad Street station provides access via the Newark Light Rail System.

The City of Newark is home to many types of businesses. Both Prudential Financial and Mutual Benefit Life Insurance Company originated in the City of Newark. The former, one of the largest insurance companies in the world, is still headquartered in Newark and recently finished construction of a new office building. Aside from PSEG, many other companies are headquartered in Newark, including International Discount Telecommunications, New Jersey Transit and Horizon Blue Cross and Blue Shield of New Jersey. Additionally, Newark-based companies include: Prudential Financial, Panasonic, IDT Corporation, Horizon Blue Cross and Blue Shield of New Jersey, Net2Phone, McCarter & English, LLP & NJ Transit. The 80 Park Plaza Property’s neighborhood has also established itself as a legal and educational center with Seton Hall Law School, New Jersey Institute of Technology (NJIT), Rutgers and the Martin Luther King Federal Building located nearby.

According to the appraisal, a demographic profile of the surrounding area, including population, households and income data is as follows: within a one-, three- and five-mile radius, the 2016 estimated population is 51,309, 317,113 and 773,634, respectively. The 2016 median household income for Essex County is $55,025. Per the appraisal, the 80 Park Plaza Property is part of the Northern New Jersey office submarket. As of the second quarter of 2016, the Northern New Jersey office submarket consisted of approximately 65.8 million SF with a 19.8% vacancy rate and asking rents of $27.52 per SF. The Newark submarket consists of approximately 11.7 million SF with a 16.9% vacancy rate and asking rents of $26.99 per SF.

The following table presents certain information relating to the primary competition for the 80 Park Plaza Property:

80 Park Plaza Property Competitive Set(1)

	80 Park Plaza Property	1 Newark Center	2 Penn Plaza East	Gateway I
Year Built	1979	1992	1991	1971
Floors	26	22	17	26
SF	960,689	418,027	400,000	467,000
Total Occupancy	85.8%(2)	93.6%	91.9%	85.0%
Asking Rent	$30.00	$33.75	$32.25	$33.00

	Gateway III	Gateway IV	1 Riverfront Plaza
Year Built	1984	1987	1989
Floors	19	15	20
SF	478,500	322,500	418,889
Total Occupancy	38.0%	100%	78.0%
Asking Rent	$34.00	NAV	$37.75

(1)	Source: Appraisal.

(2)	Occupancy as of July 19, 2016.

The following table presents certain information relating to sales comparables for the 80 Park Plaza Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)
80 Park Plaza	Newark, NJ	960,689	Sept. 2016	$174.5
Novo Nordisk HQ	Plainsboro, NJ	731,104	Aug. 2016	$305.0
30 Montgomery	Jersey City, NJ	305,223	Jul. 2016	$101.0
Warren Corporate Center	Warren, NJ	821,000	Apr. 2016	$136.0
90 Hudson Street	Jersey City, NJ	431,658	Feb. 2016	$181.0
The Meadows	Rutherford, NJ	603,680	Aug. 2015	$120.4
Park 80 West Plaza I & II	Saddle Brook, NJ	493,856	Feb. 2015	$75.0

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA	Lease Term (months)	Base Rent per SF	Lease Type
80 Park Plaza Property	Newark, NJ	PSEG	Oct. 2015	824,124	180	$15.30(2)	Net
Gateway Center I	Newark, NJ	Salber	Mar. 2015	4,400	63	$31.00	Gross + TE
One Newark Center	Newark, NJ	Connell Foley	Jan. 2015	12,600	130	$31.00	Gross + TE
National Newark Building	Newark, NJ	PAETEC Communications	Sept. 2014	15,436	60	$25.00	Gross + TE
Riverfront Plaza	Newark, NJ	Lewis Brisbois Bisgaard & Smith LLP	Feb. 2014	7,856	87	$29.00	Gross + TE
Riverfront Plaza I	Newark, NJ	Sills Cummis	Jan. 2014	23,719	144	$32.30	Gross + TE

(1)	Source: Appraisal.

(2)	Represents average underwritten office rent at the 80 Park Plaza Property.

■	The Borrowers. The borrowers are 80 Park Plaza SPE LLC, Quentin 80 Park Plaza LLC and Jo-Ash 80 Park Plaza LLC, collectively, as tenants-in-common, all single-purpose, single-asset Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 80 Park Plaza Loan. The non-recourse carveout guarantors for the 80 Park Plaza Loan are Elchonon Schwartz and Simon Glick. Mr. Schwartz is the founder of The Nightingale Group, LLC which is a privately held real estate investment firm. The Nightingale Group, which is headquartered in New York City, seeks value-oriented investments with repositioning or redevelopment opportunities in core and non-core markets across the United States. Mr. Glick is a New York-based investor who has invested in projects worldwide.

■	Escrows. In connection with the origination of the 80 Park Plaza Loan, the borrowers funded reserves of (i) $906,128 for real estate taxes; (ii) $35,304 for insurance; (iii) $4,500,000 for replacement reserves; (iv) $1,500,000 for tenant improvements and leasing commissions and (v) $1,422,745 for an unfunded tenant improvements and leasing commissions obligations reserve.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the 80 Park Plaza Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $302,043) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $17,652) will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a $16,012 monthly replacement reserve if the replacement reserve falls below $250,000, subject to a cap of $1,000,000, (iv) a $40,029 monthly tenant improvements and leasing commissions reserve if the tenant improvements and leasing commissions reserve falls below $1,000,000 subject to a $1,000,000 cap and (v) at any time, PSEG is not controlled and 51% owned by an entity that has a senior unsecured credit rating of at least “BBB-” by S&P (and its equivalent or higher by each other Rating Agency), $80,057 each month into the TI/LC account (such amount not subject to a cap and in addition to the $40,029 monthly deposit, if applicable, described in this section) and at any time PSEG is not controlled and 51% owned by an entity that has a senior unsecured credit rating of at least “BB” by S&P (and its equivalent or higher by each other rating agency), $160,115 will be deposited each month into the TI/LC account (such amount not subject to a cap and in addition to the $40,029 monthly despite, if applicable, and the $80,057 monthly deposit described in this section).

■	Lockbox and Cash Management. The 80 Park Plaza Loan documents require a hard lockbox with in-place cash management. The 80 Park Plaza Loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrowers with respect to the 80 Park Plaza Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied to the payment of debt service and the funding of required reserves, with the remainder being disbursed to the borrowers, except during the continuance of an 80 Park Plaza Trigger Period (as defined below), when (a) to the extent that the 80 Park Plaza Trigger Period has occurred solely because PSEG failed to extend or renew its lease, all excess cash up to $5,000,000 will be deposited in an excess cash flow reserve held by the lender with the remainder of the excess cash being disbursed to the borrowers and (b) to the extent that the 80 Park Plaza Trigger Period has occurred other than because PSEG failed to extend or renew its lease, all excess cash will be deposited in an excess cash flow reserve held by the lender. After the occurrence and during the continuance of an event of default under the 80 Park Plaza Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 80 Park Plaza Loan (and/or toward the payment of expenses of the 80 Park Plaza Property), in such order of priority as the lender may determine.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80 PARK PLAZA

An “80 Park Plaza Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence of an event of default under the 80 Park Plaza Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of an 80 Park Plaza Specified Tenant Trigger Period (as defined below); and (b) expiring upon (x) with regard to any 80 Park Plaza Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 80 Park Plaza Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any 80 Park Plaza Trigger Period commenced in connection with clause (iii) above, an 80 Park Plaza Specified Tenant Trigger Period ceasing to exist.

An “80 Park Plaza Specified Tenant Trigger Period” means a period (a) commencing upon the first to occur of (i) PSEG being in monetary or material non-monetary default under its lease beyond applicable notice and cure periods, (ii) PSEG providing notice that it is terminating and/or cancelling its lease, (iii) PSEG failing to be controlled by and at least 51% (directly or indirectly) owned by a person who has a senior unsecured credit rating (or the equivalent thereof) of at least “B+” by S&P (and its equivalent or higher by each other rating agency), (iv) any termination, cancellation or failure to be in full force and effect (including rejection in a bankruptcy or insolvency proceeding) of the PSEG lease, (v) any bankruptcy or similar insolvency of PSEG, and (vi) PSEG failing to extend or renew the applicable lease for the PSEG space on or prior to October 2025 for a term extending until September 30, 2040; and (b) expiring upon (1) with regard to any 80 Park Plaza Specified Tenant Trigger Period commenced in connection with clause (i) above, the cure of all monetary and all material non-monetary defaults under the lease, (2) with regard to any 80 Park Plaza Specified Tenant Trigger Period commenced in connection with clause (ii) above, PSEG has revoked or rescinded all termination or cancellation notices and has re-affirmed its lease as being in full force and effect, (3) with regard to any 80 Park Plaza Specified Tenant Trigger Period commenced in connection with clause (iii) above, PSEG is controlled by and at least 51% (directly or indirectly) owned by, a person who has a senior unsecured credit rating (or the equivalent thereof) of at least “BB+” by S&P (and its equivalent or higher by each other rating agency), (4) with regard to any 80 Park Plaza Specified Tenant Trigger Period commenced in connection with clause (iv) above, PSEG is paying full, unabated rent under its lease, (5) with regard to any 80 Park Plaza Specified Tenant Trigger Period commenced in connection with clause (v) above, PSEG is no longer insolvent or subject to any bankruptcy or insolvency proceeding and has affirmed its lease, and (6) with regard to any 80 Park Plaza Specified Tenant Trigger Period commenced in connection with clause (vi) above, PSEG has renewed or extended its lease until September 30, 2040.

■	Property Management. The 80 Park Plaza Property is managed by Nightingale Realty, LLC, an affiliate of the borrower sponsor. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) an event of default has occurred and is continuing under the 80 Park Plaza Property Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrowers have the right to replace the property manager, provided no event of default is continuing under the 80 Park Plaza Loan documents, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Subordinate Indebtedness. So long as no event of default has occurred and is continuing, the borrowers are permitted to obtain mezzanine financing secured by direct or indirect ownership interests in the borrower, subject to the conditions set forth in the 80 Park Plaza Loan documents, which include but are not limited to (i) the lender’s review and approval of the mezzanine loan documents, organizational documents, and an intercreditor agreement, (ii) that the debt service coverage ratio (including the new mezzanine loan) must be equal to or greater than 1.50x, (iii) that the debt yield (including the new mezzanine loan) must be equal to or greater than 10.0%, (iv) that the loan-to-value ratio (including the new mezzanine loan) must be no greater than 75.0%, and (v) delivery of a rating agency confirmation, if requested by the lender.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 80 Park Plaza Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 12-month extended period of indemnity, with no deductible in excess of $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

117 Ellenfield Street

17 Virginia Avenue

IGT
75 Baker Street

45 Baker Street

63 BAKER STREET
63 Baker Street

765 Allens Avenue

225 Chapman Street

1 Virginia Avenue

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

MAP © 2016 CARTIFACT
FEDERAL HILL
DOWNTOWN
Providence Performing Arts Center
Providence Children's Museum
WEST END
Rhode Island Hospital
Providence
ELMWOOD
WASHINGTON PARK
Roger Williams Park Zoo
Johnson & Wales University-Harborside
Seekonk River

Belvoir Portfolio

#	Property Name	Address	City/State	Zip Code
1	225 Chapman Street	225 Chapman Street	Providence, RI	02905
2	245 Chapman Street	245 Chapman Street	Providence, RI	02905
3	717 Allens Avenue	717 Allens Avenue	Providence, RI	02905
4	1 Virginia Avenue	1 Virginia Avenue	Providence, RI	02905
5	765 Allens Avenue	765 Allens Avenue	Providence, RI	02905
6	17 Virginia Avenue	17 Virginia Avenue	Providence, RI	02905
7	117 Ellenfield Street	117 Ellenfield Street	Providence, RI	02905
8	240 Chapman Street	240 Chapman Street	Providence, RI	02905
9	45 Baker Street	45 Baker Street	Providence, RI	02905
10	63 Baker Street	63 Baker Street	Providence, RI	02905
11	78 Baker Street	78 Baker Street	Providence, RI	02905
12	75 Baker Street	75 Baker Street	Providence, RI	02905

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	12	Loan Seller	CGMRC
Location (City/State)	Providence, Rhode Island	Cut-off Date Balance	$42,000,000
Property Type	Office	Cut-off Date Balance per SF	$120.96
Size (SF)	347,214	Percentage of Initial Pool Balance	5.6%
Total Occupancy as of 9/1/2016	99.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2016	99.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.24000%
Appraised Value	$60,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24

Underwritten Revenues	$7,647,784
Underwritten Expenses	$2,511,015	Escrows
Underwritten Net Operating Income (NOI)	$5,136,769	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,643,545	Taxes(1)	$74,409	$0
Cut-off Date LTV Ratio	69.4%	Insurance	$30,760	$7,690
Maturity Date LTV Ratio	58.9%	Replacement Reserve	$0	$7,590
DSCR Based on Underwritten NOI / NCF	2.07x / 1.88x	TI/LC	$1,500,000	$28,935
Debt Yield Based on Underwritten NOI / NCF	12.2% / 11.1%	Other(2)	$6,900	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,000,000	65.7%	Purchase Price	$60,000,000	93.9%
Principal’s New Cash Contribution	20,565,753	32.2	Closing Costs	2,312,732	3.6
Other Sources	1,359,048	2.1	Reserves	1,612,069	2.5

Total Sources	$63,924,801	100.0%	Total Uses	$63,924,801	100.0%

(1)	No additional taxes are currently payable and the lender does not estimate additional taxes will be payable until the due date in May 2017, at which time (or such sooner time as taxes may be due and payable), the monthly tax reserve payments of an estimated $74,409 will commence.

(2)	The other upfront reserve of $6,900 represents a deferred maintenance reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Belvoir Portfolio Loan”) is evidenced by a note in the original principal amount of $42,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in 12 medical office buildings and their related parking lots located in Providence, Rhode Island (the “Belvoir Portfolio Properties”). The Belvoir Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on September 27, 2016. The Belvoir Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 4.24000% per annum. The Belvoir Portfolio Loan represents approximately 5.6% of the Initial Pool Balance. The proceeds of the Belvoir Portfolio Loan were used for the acquisition of the Belvoir Portfolio Properties, to pay closing costs and to fund reserves.

The Belvoir Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Belvoir Portfolio Loan requires payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the Belvoir Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the Belvoir Portfolio Loan is the due date in October 2026. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date. Voluntary prepayment of the Belvoir Portfolio Loan, without a prepayment premium or yield maintenance charge, is permitted on or after the due date in July 2026.

■	The Mortgaged Properties. The Belvoir Portfolio Properties consist of 12 medical office buildings located in Providence, Rhode Island, approximately 2 miles south of downtown Providence and less than one mile from Rhode Island Hospital, the principal teaching hospital of The Alpert Medical School of Brown University. Rhode Island Hospital ranks 13th among independent hospitals that receive funding from the National Institutes of Health, with research awards of more than $27 million annually. As of fiscal year 2015, Rhode Island Hospital had approximately 7,300 employees, 1,900 affiliated physicians and 719 licensed beds.

The Belvoir Portfolio Properties were constructed between 1929 and 1992 and renovated between 2000 and 2014. As of September 1, 2016, Total Occupancy and Owned Occupancy were both 99.0%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

The following table presents certain information relating to the Belvoir Portfolio Properties:

Portfolio Summary

Property Name	Year Renovated	Building GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	Appraisal Direct Cap Rate	In-Place Rent $ per SF(1)	UW NCF
225 Chapman Street	2000	56,048	100.0%	$6,440,000	15.3%	$9,000,000	8.00%	$19.84	$694,167
245 Chapman Street	2013	41,208	100.0%	5,250,000	12.5	7,500,000	8.00%	19.68	598,011
717 Allens Avenue	2009	44,810	100.0%	5,040,000	12.0	7,500,000	8.00%	20.31	685,595
1 Virginia Avenue	2014	37,725	93.7%	4,690,000	11.2	6,700,000	8.00%	19.14	424,045
765 Allens Avenue	2006	36,451	100.0%	4,480,000	10.7	6,400,000	8.00%	19.55	439,784
17 Virginia Avenue	2008	32,568	96.4%	4,340,000	10.3	6,200,000	8.00%	20.01	499,299
117 Ellenfield Street	2011	24,659	100.0%	3,220,000	7.7	4,800,000	8.00%	19.50	342,825
240 Chapman Street	2013	20,000	100.0%	2,240,000	5.3	3,400,000	8.00%	19.50	254,842
45 Baker Street	2010	16,600	100.0%	2,100,000	5.0	3,000,000	8.00%	20.00	230,529
63 Baker Street	2011	12,600	100.0%	1,610,000	3.8	2,300,000	8.00%	20.00	196,383
78 Baker Street	2011	12,625	100.0%	1,330,000	3.2	1,900,000	8.00%	19.50	147,475
75 Baker Street	2010	11,920	100.0%	1,260,000	3.0	1,800,000	8.00%	17.77	130,592
Total / Wtd. Avg.		347,214	99.0%	$42,000,000	100.0%	$60,500,000	8.00%	$19.68	$4,643,545

(1)	As of September 1, 2016.

The following table presents certain information relating to the major tenants at the Belvoir Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Lifespan Corporation	NR / NR / NR	103,307	29.8%	$2,067,840	29.9%	$20.02	Various(3)	Various
Rhode Island Hospital	NR / NR / NR	56,928	16.4	1,146,341	16.5	20.14	Various(4)	Various
Pace Org. of Rhode Island	NR / NR / NR	23,225	6.7	482,848	7.0	20.79	6/14/2020	None
Advertising Ventures	NR / NR / NR	17,470	5.0	366,870	5.3	21.00	7/31/2018	None
Utilidata, Inc.	NR / NR / NR	15,160	4.4	310,780	4.5	20.50	4/30/2018	None
Maquire Group, Inc.	NR / NR / NR	13,312	3.8	269,568	3.9	20.25	12/31/2018	None
Johnson & Wales University	NR / NR / NR	12,600	3.6	258,300	3.7	20.50	9/30/2021	None
University Medicine Foundation	NR / NR / NR	11,257	3.2	236,397	3.4	21.00	1/31/2018	2, 3-year options
IGT Global Solutions Corp.	NR / NR / NR	10,640	3.1	202,160	2.9	19.00	12/31/2020	2, 5-year options
Rhode Island Monthly Community	NR / NR / NR	8,000	2.3	161,200	2.3	20.15	3/14/2020	1, 5-year option
Ten Largest Tenants		271,899	78.3%	$5,502,303	79.4%	$20.24
Remaining Tenants		71,744	20.7	1,424,608	20.6	19.86
Vacant		3,571	1.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		347,214	100.0%	$6,926,911	100.0%	$20.16

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent includes actual scheduled rent increases through August 1, 2017.

(3)	Lifespan Corporation leases 103,307 SF across 8 spaces. 24,659 SF expires in 2017, 11,840 SF expires in 2018, 50,208 SF expires in 2019 and 16,600 SF expires in 2021.

(4)	Rhode Island Hospital leases 56,928 SF across 8 spaces. 10,728 SF expires in 2017, 10,290 SF expires in 2019, 19,959 SF expires in 2020 and 15,951 SF expires in 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

The following table presents the lease rollover schedule at the Belvoir Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	47,995	13.8	13.8%	943,900	13.6	19.67	7
2018	77,774	22.4	36.2%	1,595,673	23.0	20.52	8
2019	75,397	21.7	57.9%	1,515,810	21.9	20.10	7
2020	76,964	22.2	80.1%	1,537,426	22.2	19.98	9
2021	56,661	16.3	96.4%	1,149,200	16.6	20.28	7
2022	0	0.0	96.4%	0	0.0	0.00	0
2023	0	0.0	96.4%	0	0.0	0.00	0
2024	4,892	1.4	97.8%	102,732	1.5	21.00	1
2025	0	0.0	97.8%	0	0.0	0.00	0
2026	3,960	1.1	99.0%	82,170	1.2	20.75	1
2027 & Thereafter	0	0.0	99.0%	0	0.0	0.00	0
Vacant	3,571	1.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	347,214	100.0%		$6,926,911	100.0%	$20.16	40

(1)	Calculated based on approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the applicable lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent includes actual scheduled rent increases through August 1, 2017.

The following table presents certain information relating to historical leasing at the Belvoir Portfolio Properties:

Historical Leased %(1)

Property Name	As of 6/30/2014	As of 5/31/2015	As of 3/31/2016	As of 9/1/2016
225 Chapman Street	99.5%	100.0%	100.0%	100.0%
245 Chapman Street	98.7%	100.0%	100.0%	100.0%
717 Allens Avenue	100.0%	100.0%	100.0%	100.0%
1 Virginia Avenue	100.0%	100.0%	100.0%	93.7%
765 Allens Avenue	96.1%	100.0%	100.0%	100.0%
17 Virginia Avenue	100.0%	99.3%	99.3%	96.4%
117 Ellenfield Street	100.0%	100.0%	100.0%	100.0%
240 Chapman Street	100.0%	100.0%	100.0%	100.0%
45 Baker Street	100.0%	100.0%	100.0%	100.0%
63 Baker Street	100.0%	100.0%	100.0%	100.0%
78 Baker Street	100.0%	100.0%	100.0%	100.0%
75 Baker Street	100.0%	100.0%	100.0%	100.0%
Weighted Average	99.4%	99.9%	99.9%	99.0%

(1)	As provided by the borrowers which reflects average occupancy for the specified year unless otherwise indicated.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Belvoir Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$4,906,959	$6,290,695	$6,508,005	$6,652,722	$6,762,687	$19.48
Contractual Rent Steps(2)	0	0	0	0	164,224	0.47
Gross Up Vacancy	0	0	0	0	71,420	0.21
Total Rent	$4,906,959	$6,290,695	$6,508,005	$6,652,722	$6,998,331	$20.16
Total Reimbursables	553,345	675,868	788,011	797,037	687,454	1.98
Other Income(3)	120,351	264,146	361,365	319,531	353,703	1.02
Vacancy & Credit Loss	0	0	0	0	(391,704)	(1.13)
Effective Gross Income	$5,580,655	$7,230,708	$7,657,381	$7,769,289	$7,647,784	$22.03

Real Estate Taxes	$606,499	$758,609	$758,609	$783,102	$807,602	$2.33
Insurance	49,858	59,457	69,771	72,532	89,593	0.26
Management Fee	245,349	314,520	325,400	331,899	305,629	0.88
Other Operating Expenses	916,118	1,245,953	1,387,014	1,038,794	1,308,191	3.77
Total Operating Expenses	$1,817,824	$2,378,539	$2,540,794	$2,226,327	$2,511,015	$7.23

Net Operating Income(4)	$3,762,831	$4,852,169	$5,116,587	$5,542,962	$5,136,769	$14.79
TI/LC	0	0	0	0	401,951	1.16
Replacement Reserves	0	0	0	0	91,272	0.26
Net Cash Flow	$3,762,831	$4,852,169	$5,116,587	$5,542,962	$4,643,545	$13.37

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through August 1, 2017.

(3)	Other Income includes parking and other miscellaneous income.

(4)	Increase in net operating income from 2013 to 2015 is primarily attributable to (i) increase in base rent due to the re-leasing of three of the Belvoir Portfolio Properties totaling 102,535 SF that were substantially renovated in 2013 to 2014; (ii) an increase in parking revenue and (iii) an increase in expenses related to parking.

■	Appraisal. As of the appraisal valuation date of August 25, 2016, the Belvoir Portfolio Properties had an aggregate “as-is” appraised value of $60,500,000 for the 12 individual Belvoir Portfolio Properties.

■	Environmental Matters. Based on the Phase I environmental reports dated between July 15, 2016 and July 20, 2016, there were no recommendations for further action other than operations and maintenance plans for asbestos, which were implemented in connection with the origination of the Belvoir Portfolio Loan.

■	Market Overview and Competition. The Belvoir Portfolio Properties are located in Providence, Rhode Island. Providence is home to eight hospitals, including Rhode Island Hospital, the largest general acute care hospital in Rhode Island. Rhode Island Hospital also serves as the Level I Trauma Center for Rhode Island, Southeastern Massachusetts and parts of Connecticut and is located in a complex along Interstate 95 that includes Hasbro Children’s Hospital and Women and Infants Hospital. Providence is also home to the Roger Williams Medical Center, St. Joseph Hospital for Specialty Care (a division of St. Joseph Health Services of Rhode Island), The Miriam Hospital, a major teaching affiliate associated with the Alpert Medical School of Brown University, and a VA medical center.

The Belvoir Portfolio Properties benefit from access to Interstate 95, Interstate 195, Route 6 and Route 10. Interstate 95 is located approximately 0.8 miles north of the Belvoir Portfolio Properties and connects the Belvoir Portfolio Properties’ neighborhood to Boston to the north and New York to the southwest. Interstate 195 is an east-west highway that links Providence with southeastern Massachusetts and Cape Cod. Interstate 195 has an interchange with Interstate 95 approximately 1.7 miles north of the Belvoir Portfolio Properties. Route 6 is a major east-west road in the state of Rhode Island and has an interchange with Route 10 approximately 3.8 miles northwest of the Belvoir Portfolio Properties.

According to a market report as of the second quarter of 2016, the Belvoir Portfolio Properties are located in the Providence office submarket, which is comprised of approximately 16.1 million SF of inventory with a 8.1% overall vacancy rate and gross asking rent of $22.85 per SF. Net absorption in the submarket has been positive since 2014.

The appraisal identified a peer group of all Class B office properties within a 3-mile radius of the Belvoir Portfolio Properties. The peer group was comprised of 216 buildings totaling approximately 7.3 million SF. Vacancy in the peer group as of the third quarter of 2016 was 6.0% and the average asking rent was $19.84 per SF on a modified gross basis. Year to date absorption in the peer group was 103,757 SF as of the second quarter of 2016.

The weighted average in-place base rent at the Belvoir Portfolio Properties is $19.68 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

■	The Borrowers. The borrowers of the Belvoir Portfolio Loan are (i) BRG Providence 1 LLC, BRGQ Providence 1 LLC and KRR Providence 1 LLC as tenants in common of one group of properties, (ii) BRG Providence 2 LLC, BRGQ Providence 2 LLC and KRR Providence 2 LLC as tenants in common of another group of properties and (iii) BRG Providence 3 LLC, BRGQ Providence 3 LLC and KRR Providence 3 LLC as tenants in common of the final group of properties. Each tenant-in-common is a Delaware limited liability company and single purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Belvoir Portfolio Loan. Daniel Benedict and Richard A. Merhige are the guarantors of the non-recourse carveouts under the Belvoir Portfolio Loan. Daniel Benedict is the founder and President of Benedict Realty Group, a real estate investment and property management firm founded in 1995 that specializes in the middle-income residential market in New York City and commercial and medical office buildings along the east coast. Richard A. Merhige only has liability (a) for any recourse events if such liability is caused by or results from the action or omission of Richard A. Merhige (or any of his affiliates) and (b) for environmental matters if such losses incurred by lender are caused by, or otherwise result from, (x) any action of Richard A. Merhige or any of his affiliates or (y) any event or circumstance that Richard A. Merhige or any of his affiliates had the ability to prevent or to cause such losses to cease to exist. Richard A. Merhige shall not have any liability in connection with any reported violations disclosed by the zoning reports.

■	Escrows. In connection with the origination of the Belvoir Portfolio Loan, the borrowers funded aggregate reserves of $1,612,069 with respect to the Belvoir Portfolio Properties, comprised of: (i) $74,409 for real estate taxes; (ii) $30,760 for insurance premiums (including insurance premiums for one quarterly payment to be maintained in the reserve at all times); (iii) $6,900 for deferred maintenance consisting of various immediate repairs across the Belvoir Portfolio Properties; and (iv) $1,500,000 for tenant improvements and leasing commissions.

On each due date, the borrowers will be required to fund (i) an insurance reserve in an amount equal to one-third of the amount the lender estimates will be necessary to pay the insurance premiums over the then succeeding three-month period, which currently equates to $7,690 (ii) a replacement reserve in the amount of $7,590 and (iii) a tenant improvements and leasing commissions reserve in the amount of $28,935. No additional taxes are currently payable and the lender does not estimate additional taxes will be payable until the due date in May 2017, at which time (or such sooner time as taxes may be due and payable), the monthly tax reserve payments of an estimated $74,409 will commence.

■	Lockbox and Cash Management. The Belvoir Portfolio Loan documents require a hard lockbox with springing cash management. The Belvoir Portfolio Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrowers with respect to the Belvoir Portfolio Properties be deposited within three business days into such lockbox account. During the continuance of a Belvoir Portfolio Trigger Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on each business day and, provided no event of default under the Belvoir Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Belvoir Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Belvoir Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Belvoir Portfolio Loan and (ii) to the extent no Belvoir Portfolio Trigger Period is continuing, to be disbursed to borrowers’ operating account. Upon the occurrence and during the continuance of an event of default under the Belvoir Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Belvoir Portfolio Loan (and/or toward the payment of expenses of the Belvoir Portfolio Properties), in such order of priority as the lender may determine.

A “Belvoir Portfolio Trigger Period” means a period (A) commencing upon (i) the occurrence and continuance of an event of default under the Belvoir Portfolio Loan documents, (ii) the debt service coverage ratio being less than 1.25x, or (iii) the occurrence of a Belvoir Portfolio Specified Tenant Trigger Period (as defined below), and (B) expiring upon (x) with regard to any Belvoir Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Belvoir Portfolio Trigger Period commenced in connection with clause (ii) above, the date that (I) the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (II) the borrowers posts with lender cash and/or an irrevocable letter of credit in an aggregate amount that, if deemed to have been applied to prepay the Belvoir Portfolio Loan and to pay all costs which would have been due in connection with a prepayment under the Belvoir Portfolio Loan documents would have been sufficient to cause the debt service coverage ratio to be equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to any Belvoir Portfolio Trigger Period commenced in connection with clause (iii) above, a Belvoir Portfolio Specified Tenant Trigger Period ceasing to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

A “Belvoir Portfolio Specified Tenant Trigger Period” means a period (A) commencing upon (i) any Specified Tenant (as defined below) being in monetary default or material non-monetary default under the applicable lease beyond applicable notice and cure periods therein, (ii) any Specified Tenant failing to be in actual, physical possession of its respective space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) any Specified Tenant giving notice that it is terminating its lease for all or a portion of its leased space that either (x) is at least 15% of the total square footage leased under all leases of such Specified Tenant or (y) has total rent allocable thereto of at least 15% of the total rent under all leases of such Specified Tenant, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenants and (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease that represents either (x) at least 15% of the total square footage leased under all leases of such Specified Tenant or (y) has total rent allocable thereto of at least 15% of the total rent under all leases of such Specified Tenant, on or prior to the applicable extension deadline provided in the Belvoir Portfolio Loan documents in accordance with the applicable terms and conditions thereof and hereof for a term of at least five years; and (B) expiring upon (1) the satisfaction of cure conditions in accordance with the Belvoir Portfolio Loan documents or (2) the borrowers re-leasing the entire space that was demised pursuant to the applicable Specified Tenant lease (or applicable portion thereof) to one or more new tenants in accordance with the Belvoir Portfolio Loan documents and the applicable new tenant under such lease being in actual, physical occupancy of the space demised under its lease, open for business, and paying the full amount of the rent due under its lease with no outstanding landlord obligations under the applicable lease not covered by an existing renewal.

“Specified Tenant” means, as applicable, (i) Lifespan Corporation, (ii) Rhode Island Hospital, (iii) any other replacement lessee(s) of the Lifespan Corporation’s or Rhode Island Hospital’s initial space (or any portion thereof) which, together with its affiliates, leases at least 35,000 SF at the Belvoir Portfolio Properties (inclusive of space that is not the initial Lifespan Corporation or Rhode Island Hospital space) and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s). For the avoidance of doubt, Lifespan Corporation and Rhode Island Hospital are separate Specified Tenants and are not considered affiliates of each other with respect to this definition.

■	Property Management. The Belvoir Portfolio Properties are currently managed by Belvoir Properties, LLC, pursuant to a management agreement. Under the Belvoir Portfolio Loan documents, the borrowers may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least 30 days prior written notice, (iii) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation) and (iv) such replacement will not materially adversely affect the Belvoir Portfolio Properties and will not otherwise trigger a termination right, right of first refusal, right of first offer or other similar right. The lender has the right to require that the borrowers terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) an event of default remains uncured and is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Partial Release of Collateral. The 63 Baker Street property and/or 75 Baker Street property may be released through a partial defeasance provided that conditions under the Belvoir Portfolio Loan documents are satisfied, including, among other requirements: (a) the borrower defeases the loan in an amount equal to 150% of the allocated loan amount for the applicable property(s) being released plus accrued and unpaid interest on the portion of the principal being defeased; (b) delivery of REMIC opinion and rating agency confirmation; (c) a debt service coverage ratio of greater than the greater of (i) the debt service coverage ratio of the Belvoir Portfolio Properties immediately prior to such release and (ii) 1.85x; (d) a maximum loan to value ratio of the lesser of (i) the loan to value ratio that existed prior to such release and (ii) 70.0%; and (e) all legal requirements are satisfied for the remaining properties and any reciprocal easement agreements that are needed are in place, provided that the borrowers may post a letter of credit or cash reserve in an amount such that the requirements of clause (b) and clause (c) hereof would be satisfied if such cash reserve or letter of credit were applied to prepay the debt.

■	Mezzanine or Subordinate Debt. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BELVOIR PORTFOLIO

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Belvoir Portfolio Properties (plus 12 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the (i) 6 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). The “all-risk” policy containing terrorism insurance is not permitted to contain a deductible larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

POTOMAC MILLS

LAST CALL

amc

J.CREW
JOHNSTON & MURPHY

COACH

bloomingdales

XXI
FOREVER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

buybuy BABY
BAM!
dressbarn
jcpenney
Marshalls
burlington
rue21
MODELL'S
sears outlet
T.J.maxx
H&M
GROUP USA
FOREVER 21
PLACE
LOFT
EXPRESS
GAP
AMC THEATRES
COSTCO
bloomingdale's
Columbia
TALBOTS
ANN TAYLOR
kate spade
COACH
J.CREW
Calvin Klein
last call
rack

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

MAP © 2016 CARTIFACT
Lake Ridge
Occoquan
Agnewville
Bethel
Woodbridge
Minnieville
Dale City
Montclair
Southbridge
Potomac Mills
2700 Potomac Mills Circle
Woodbridge, VA 22192
WOODBRIDGE STATION
RIPPON STATION
Occoquan Bay
EAGLE POINTE
Washington, D.C.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Woodbridge, Virginia	Credit Assessment (DBRS, Fitch, Moody’s)	A (low) / baa1 / BBB
Property Type	Retail	Cut-off Date Balance(3)		$35,000,000
Size (SF)(1)	1,459,997	Cut-off Date Balance per SF(2)		$199.32
Total Occupancy as of 9/20/2016	97.7%	Percentage of Initial Pool Balance		4.6%
Owned Occupancy as of 9/20/2016	97.7%	Number of Related Mortgage Loans		2
Year Built / Latest Renovation	1985 / 2005, 2012	Type of Security		Fee Simple
Appraised Value	$765,000,000	Mortgage Rate		2.988213%
		Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$53,920,493
Underwritten Expenses	$13,594,604	Escrows
Underwritten Net Operating Income (NOI)	$40,325,889		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$38,713,977	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	38.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	38.0%	Replacement Reserves(4)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.57x / 4.39x	TI/LC(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.9% / 13.3%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Loan Amount	$291,000,000	70.0%	Loan Payoff	$411,992,396	99.0%
Subordinate Debt	125,000,000	30.0	Closing Costs	2,011,635	0.5
			Principal Equity Distribution	1,995,969	0.5
Total Sources	$416,000,000	100.0%	Total Uses	$416,000,000	100.0%

(1)	Size (SF) does not include 380,000 SF for IKEA and Burlington Coat Factory, which are not part of the collateral (SF inclusive of IKEA and Burlington Coat Factory is 1,839,997 SF).

(2)	Calculated based on the aggregate outstanding principal balance of the Senior Loan Combination (as defined below).

(3)	The Potomac Mills Loan Combination, with an original principal balance of $416,000,000, is evidenced by 10 pari passu senior notes (notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10) which have an outstanding principal balance as of the Cut-off Date of $291,000,000 and 10 junior notes which have an outstanding principal balance as of the Cut-off Date of $125,000,000. The non-controlling note A-7 had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is expected to be contributed to the Issuing Entity. The controlling note A-1 and non-controlling note A-6 had a combined original principal balance of $70,000,000, have a combined outstanding principal balance of $70,000,000 as of the Cut-off Date and will be contributed to the CFCRE 2016-C6 securitization transaction. The non-controlling notes A-2 and A-3 had a combined original principal balance of $32,750,000, have a combined outstanding principal balance of $32,750,000 as of the Cut-off Date, are currently held by Société Générale and are expected to be contributed to one or more future commercial mortgage securitization transactions. The non-controlling notes A-4 and A-5 had a combined original principal balance of $72,750,000, have a combined outstanding principal balance of $72,750,000 as of the Cut-off Date, are currently held by Bank of America, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The non-controlling note A-8 had an original principal balance of $7,750,000, has an outstanding principal balance of $7,750,000 as of the Cut-off date, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The non-controlling notes A-9 and A-10 had a combined original principal balance of $72,750,000, have a combined outstanding principal balance of $72,750,000 as of the Cut-off Date, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions.

(4)	Springing replacement reserves are capped at $645,000 and springing rollover reserves are capped at $2,580,000. See “---Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Potomac Mills Loan”) is part of a loan combination (the “Potomac Mills Loan Combination”) evidenced by 20 promissory notes, 10 pari passu senior notes (collectively, the “Senior Loan Combination”), which have an outstanding principal balance of $291,000,000 and 10 junior notes (collectively, the “Junior Loan Combination”), which have a principal balance of $125,000,000 that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 1,459,997 SF super regional mall located in Woodbridge, Virginia (the “Potomac Mills Property”). The Potomac Mills Loan, which is evidenced by note A-7, represents a non-controlling interest in the Potomac Mills Loan Combination, is expected to be contributed to the Issuing Entity, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 4.6% of the Initial Pool Balance. The related nine senior companion loans (the “Senior Companion Loans”) are evidenced by notes A-1, A-2, A-3, A-4, A-5, A-6, A-8, A-9 and A-10. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $40,000,000, represents a controlling interest in the Potomac Mills Loan Combination, is currently held by Société Générale and is expected to be contributed to the CFCRE 2016-C6 securitization transaction. Note A-6, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, represents a non-controlling interest in the Potomac Mills Loan Combination, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C6 securitization transaction. Notes A-2 and A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $32,750,000, represent non-controlling interests in the Potomac Mills Loan Combination, and are both currently held by Société Générale and are expected to be contributed to one or more future securitizations. Notes A-4 and A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $72,750,000, represent non-controlling interests in the Potomac Mills Loan Combination, and are both currently held by Bank of America, N.A. and are expected to be contributed to one or more future securitizations. Note A-8, which has an outstanding principal balance as of the Cut-off Date of $7,750,000, represents a non-controlling interest in the Potomac Mills Loan Combination, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future securitizations. Notes A-9 and A-10, with an aggregate outstanding principal balance as of the Cut-off Date of $72,750,000, represent non-controlling interests in the Potomac Mills Loan Combination, and are currently held by Barclays Bank PLC and are expected to be contributed to one or more future securitizations. The Potomac

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

Mills Loan Combination was co-originated on October 5, 2016 by Société Générale, Cantor Commercial Real Estate Lending, L.P., Bank of America, N.A. and Barclays Bank PLC and had an original principal balance of $416,000,000. Each senior note evidencing the Potomac Mills Loan Combination has an interest rate of 2.988213% per annum and each junior note evidencing the Potomac Mills Loan Combination has an interest rate of 4.55000% per annum. The borrower utilized the proceeds of the Potomac Mills Loan Combination to refinance the existing debt on the Potomac Mills Property, pay closing costs and return equity to the borrower sponsor.

The Potomac Mills Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Potomac Mills Loan requires payments of interest only during its term. The scheduled maturity date is the due date in November 2026. Voluntary prepayment of the Potomac Mills Loan is prohibited except after April 1, 2026. Provided that no event of default under the Potomac Mills Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the earlier of (a) the third anniversary of the origination date of the Potomac Mills Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Potomac Mills Loan Combination is deposited.

■	The Mortgaged Property. The Potomac Mills Property consists of the borrower’s fee interest in a one-story, super-regional mall located in Woodbridge, Virginia, along the I-95 corridor between Washington, D.C. and Richmond, Virginia. Built in 1985, the Potomac Mills Property contains approximately 1,840,009 SF of retail space, of which 1,459,997 SF serves as collateral for the Potomac Mills Loan Combination.

The Potomac Mills Property, including the non-collateral tenants, features over 192 specialty retailers comprised of outlet, full price, entertainment and restaurant options. The Potomac Mills Property is anchored by retailers such as IKEA (non-collateral anchor, $583 sales per SF), Burlington Coat Factory (non-collateral anchor, $279 sales per SF), Costco Warehouse ($783 sales per SF), J.C. Penney ($112 sales per SF), Buy Buy Baby/and That! (not available) and Marshalls ($291 sales per SF). The Potomac Mills Property is also anchored by an 18-screen AMC Theatres ($804,778 sales per screen), which features an IMAX theater with stadium seating. Other major tenants include Nordstrom Rack, T.J. Maxx, Last Call Neiman Marcus, Sears Appliance Outlet, XXI Forever, Saks Fifth Avenue Off 5th, Group USA, Bloomingdales The Outlet, H&M, Off Broadway Shoes, The Children’s Place, Modell’s Sporting Goods, Nike Factory Store, Brooks-A-Million, Polo Ralph Lauren Factory Store, Gap Outlet and Victoria’s Secret. The Potomac Mills Property contains 7,292 parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 SF of collateral net rentable area. Since 2012, Simon (as defined below) has invested approximately $30 million in the Potomac Mills Property for the addition of four freestanding restaurants, exterior renovations along the southern side of the mall and main entrances, relocation of Saks Fifth Avenue Off 5th and the addition of Buy Buy Baby/and That! in 2012. Since 2007, the Potomac Mills Property has averaged 97.6% occupancy, including temporary tenants (95.1% excluding temporary tenants). From year end 2013 to the trailing 12 month period ending August 31, 2016, net operating income increased from $34,999,313 to $40,298,052.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Potomac Mills Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)(3)(4)	Lease Expiration	Tenant Sales $ per SF(3)(4)	Occupancy Cost(3)(4)	Renewal / Extension Options
AMC Theatres	B+/NR/B+	75,273	5.2%	$1,731,279	5.4%	$96,182.17	2/28/2019	$804,778	12.7%	4, 5-year options
Buy Buy Baby/and That!	NR/Baa1/BBB+	73,432	5.0	$779,114	2.4	10.61	1/31/2025	NAV	NAV	2, 5-year options
J.C. Penney	B+/B1/B	100,140	6.9	$733,824	2.3	7.33	2/28/2022	$112	7.4%	6, 5-year options
XXI Forever	NR/NR/NR	30,428	2.1	$730,337	2.3	24.00	1/31/2020	$197	12.0%	NA
H&M	NR/NR/NR	22,686	1.6	$657,499	2.0	28.98	1/31/2023	$309	9.4%	NA
Costco Warehouse	A+/A1/A+	148,146	10.1	$650,943	2.0	4.39	5/31/2032	$783	NAV	5, 5-year options
Marshalls	NR/A2/A+	61,763	4.2	$602,189	1.9	9.75	1/31/2019	$291	3.8%	2, 5-year options
Saks Fifth Avenue Off 5th	NR/NR/NR	28,000	1.9	$581,560	1.8	20.77	10/31/2023	$185	11.2%	2, 5-year options
The Children’s Place	NR/NR/NR	20,004	1.4	$540,108	1.7	27.00	5/31/2022	$288	7.5%	NA
Bloomingdales The Outlet	NR/NR/NR	25,038	1.7	$529,053	1.6	21.13	1/31/2021	$138	14.7%	NA
Ten Largest Owned Tenants		584,910	40.1%	$7,535,906	23.3%	$12.88
Remaining Owned Tenants		841,287	57.6	24,760,232	76.7	29.43
Vacant Spaces (Owned Space)		33,800	2.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,459,997	100.0%	$32,296,138	100.0%	$22.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent $ per SF includes rent steps through May 2017 and excludes temporary tenant income.

(3)	UW Base Rent $ per SF and Tenant Sales $ per SF are calculated based on 18 screens rather than SF for the AMC Theatres tenant

(4)	Some tenants at the Potomac Mills Property are not required to report total sales and in such cases, Tenant Sales $ per SF and Actual Occupancy Cost are not available. Tenant Sales $ per SF and Actual Occupancy Cost are for the trailing 12-month period ending August 1, 2016 with the exception of Costco Warehouse, which reflects the 12-month period ending December 31, 2015.

The following table presents certain information relating to the lease rollover schedule at the Potomac Mills Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	7,790	0.5%	0.5%	$670,444	2.1%	$86.06	5
2016	4,112	0.3	0.8%	246,337	0.8	$59.91	3
2017	74,317	5.1	5.9%	2,927,149	9.1	$39.39	23
2018	81,032	5.6	11.5%	1,837,124	5.7	$22.67	16
2019	278,554	19.1	30.5%	5,003,818	15.5	$17.96	18
2020	155,373	10.6	41.2%	3,746,585	11.6	$24.11	19
2021	111,242	7.6	48.8%	3,103,543	9.6	$27.90	19
2022	170,887	11.7	60.5%	3,037,142	9.4	$17.77	16
2023	137,241	9.4	69.9%	4,286,413	13.3	$31.23	25
2024	70,806	4.8	74.8%	2,098,728	6.5	$29.64	16
2025	132,240	9.1	83.8%	2,786,460	8.6	$21.07	17
2026	33,666	2.3	86.1%	1,247,258	3.9	$37.05	11
Thereafter	168,937	11.6	97.7%	1,305,137	4.0	$7.73	4
Vacant	33,800	2.3	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,459,997	100.0%		$32,296,138	100.0%	$22.64	192

(1)	Based on rent roll as of September 20, 2016.

(2)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The following table presents certain information relating to historical occupancy at the Potomac Mills Property:

Historical Occupancy %(1)

	2013	2014	2015	As of 9/20/2016
Owned Space	98.8%	99.6%	98.8%	97.7%

(1)	As provided by the borrower and which represents occupancy of collateral only and includes temporary tenants as of December 31 for the indicate year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Potomac Mills Property:

Cash Flow Analysis

	2014	2015	TTM 8/31/2016	Underwritten	Underwritten $ per SF
Base Rent(1)	$30,841,532	$31,686,259	$32,123,521	$32,296,138	$22.12
Percentage Rent	1,084,831	942,235	1,184,702	1,018,596	0.70
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	2,034,462	1.39
Total Rent	$31,926,363	$32,628,494	$33,308,223	$35,349,197	$24.21
Total Reimbursables	17,019,559	16,706,267	17,076,158	17,154,584	11.75
Other Income	4,050,543	4,001,498	4,254,633	4,254,633	2.91
Vacancy & Credit Loss(2)	0	0	0	(2,837,921)	(1.94)
Effective Gross Income	$52,996,465	$53,336,259	$54,639,014	53,920,493	36.93
					0.00
Total Operating Expenses	$15,601,250	$14,386,618	$14,340,962	$13,594,604	$9.31
					0.00
Net Operating Income	$37,395,215	$38,949,641	$40,298,052	$40,325,889	$27.62
TI/LC	0	0	0	1,289,527	0.88
Capital Expenditures	0	0	0	322,385	0.22
Net Cash Flow	$37,395,215	$38,949,641	$40,298,052	$38,713,977	$26.52

(1)	Underwritten Base Rent includes contractual rent steps through May 2017 totaling $548,234.

(2)	Underwritten Vacancy & Credit Loss is based on an economic vacancy of 5.0% of Total Rent, Total Reimbursables and Other Income.

■	Appraisal. According to the appraisal, the Potomac Mills Property had an “as is” appraised value of $765,000,000 as of September 12, 2016.

■	Environmental Matters. A Phase I environmental report, dated September 16, 2016, recommended no further action at the Potomac Mills Property.

■	Market Overview and Competition. The Potomac Mills Property is situated along the north side of Smoketown Road/Opitz Boulevard within Woodbridge, Virginia, approximately 20 miles south of Washington, D.C. Potomac Mills Circle encircles the Potomac Mills Property and has multiple points of access along Smoketown Road, Gideon Drive, Telegraph Road and Worth Avenue, which extends north to Prince Williams Parkway. According to the appraisal, Smoketown Road and Prince Williams Parkway have average daily traffic counts of 33,749 and 44,512, respectively. Within a 25-mile drive of the Potomac Mills Property are Falls Church and Fairfax counties, which are two of the three wealthiest counties in the nation according to the 2014 Census Bureau Report.

The Potomac Mills Property is located within the Washington, D.C. Metropolitan Statistical Area (“MSA”), which is the seventh most populous MSA in the nation. Fourteen Fortune 500 companies have headquarters located in the Washington, D.C. MSA, including but not limited to Northrop Grumman, Lockheed Martin, General Dynamics, Fannie Mae and Freddie Mac. According to the appraisal, the Washington, D.C. MSA gross metro product (“GMP”) increased by 2.2% in 2015 and is expected to grow by 2.6% annually over the next five years. The unemployment rate in the Washington, D.C. MSA was 4.1% in the first quarter of 2016 which represents a decline of approximately 0.0060% versus the prior 12 month period. The primary economic drivers of the Washington, D.C. MSA are the federal government, defense and technology. The Washington, D.C. MSA is home to both the Ronald Reagan Washington National Airport and Washington Dulles International Airport, which are utilized by approximately 45.0 million passengers annually, representing a passenger increase of approximately 5.8% over the prior year. In 2015, the population and average household income within the Potomac Mills Property trade area were approximately 1,076,000 and $125,000, respectively. The appraiser estimated market rent to be $33.21 per SF on a triple net basis for in-line tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

The following table presents certain information relating to the primary competitive set for the Potomac Mills Property:

Competitive Set(1)

	Potomac Mills	Manassas Mall	Fair Oaks Mall	Springfield Town Center	Stonebridge At Potomac Town Center	Tanger Outlet Center	St. Charles Town Center	Spotsylvania Towne Centre
Distance from Subject	NAP	15.0 miles	15.0 miles	11.0 miles	1.0 miles	19.0 miles	20.0 miles	27.0 miles

Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Lifestyle Center	Outlet Center	Super Regional Mall	Super Regional Mall

Year Built	1985	1972	1980	1973	2008	2013	1990	1980

Total GLA	1,459,997(2)	906,463	1,550,434	1,300,000	485,611	221,765	960,618	1,600,000
Total Occupancy	97.7%(3)	94.0%	93.0%	87.0%	87.0%	100.0%	97.0%	95.0%

Anchors	J.C. Penney, Bon-Ton, Sears, Macy’s	Macy’s, At Home, Sears, Walmart	J.C. Penney, Lord & Taylor, Macy’s, Macy’s Home, Sears	Macy’s, Target, J.C. Penney, Dick’s Sporting Goods, Regal Cinema, LA Fitness	Wegmans	NAP	Macy’s, Macy’s Home, J.C. Penney, Sears, Kohl’s, Dick’s Sporting Goods	Belk, Costco, Dick’s Sporting Goods, J.C. Penney, Macy’s, Sears

(1)	Source: Appraisal and underwritten rent roll.

(2)	Total GLA excludes non-collateral tenants.

(3)	Total Occupancy for Potomac Mills Property is based on only the collateral square footage of 1,459,997 as of September 20, 2016 and includes temporary tenants.

■	The Borrower. The borrower is Mall at Potomac Mills LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Potomac Mills Loan. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts under the Potomac Mills Loan Combination. Simon’s liability as guarantor is capped at $83,200,000.

■	The Sponsor. The sponsor, Simon (NYSE: SPG, rated A/A3/A by Fitch/Moody’s/S&P), is an S&P 100 company owning or holding interests in 225 commercial properties totaling approximately 184.2 million SF with total market capitalization of approximately $63.7 billion as of December 31, 2016. Simon is a real estate investment trust that was established in 1993 and operates a fully integrated real estate company from six retail real estate platforms: U.S. Malls, Premium Outlet Centers, The Mills, Lifestyle Centers, International Properties and other properties. Additionally, as of December 31, 2015, Simon owned a 20.3% equity stake in Kle´pierre SA, or Kle´pierre, a publicly traded, Paris-based real estate company, which owns, or has an interest in, shopping centers located in 16 countries within Europe. As of December 31, 2015, SPG reported total assets of $30.7 billion and equity of $5.2 billion. See “Description of the Mortgage Pool — Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool — Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

■	Escrows. In connection with the origination of the Potomac Mills Loan, no upfront escrows were taken at origination.

Additionally, on each due date: (A) the monthly tax reserve is waived so long as (i) there is no event of default, (ii) no Debt Service Coverage Ratio Reserve Trigger Period (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request; (B) the monthly insurance reserve is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the Potomac Mills Property is insured under an acceptable blanket policy in accordance with the Potomac Mills Loan documents; (C) the monthly replacement reserve is waived so long as no Debt Service Coverage Ratio Reserve Trigger Period or event of default exists under the Potomac Mills Loan documents and following the occurrence and during the continuance of a Debt Service Coverage Ratio Reserve Trigger Period or an event of default, the borrower is required to deposit $26,900 per month ($0.22 per SF annually) for replacement reserves, subject to a cap of $645,000 ($0.44 per SF); and (D) following the occurrence and during the continuance of a Debt Service Coverage Ratio Reserve Trigger Period or an event of default, the borrower is required to deposit $107,500 per month ($0.88 per SF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $2,580,000 ($1.77 per SF).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

potomac mills

A “Debt Service Coverage Ratio Reserve Trigger Period” will be in effect if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.40x until the debt service coverage ratio, as calculated under the loan documents, is at least equal to 1.40x for two consecutive calendar quarters.

■	Lockbox and Cash Management. The Potomac Mills Loan Combination is structured with a hard lockbox and springing cash management. In place cash management and a full excess cash flow sweep will occur during the occurrence of a Lockbox Period. A “Lockbox Period” will be in effect during the following periods: (i) upon the occurrence of an event of default until cured; (ii) upon the occurrence of any bankruptcy or insolvency proceeding of the property manager (if the property manager is an affiliate of the borrower) until, in the case of the property manager, it is replaced with a qualified property manager pursuant to a replacement management agreement within 60 days or such bankruptcy action is dismissed within 90 days or (iii) upon the occurrence of, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falling below 1.35x for two consecutive calendar quarters until the amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.35x has been achieved for two consecutive calendar quarters. A Lockbox Period is only permitted to be cured up to five times in the aggregate during the term of the Potomac Mills Loan Combination provided that no event of default is continuing.

■	Property Management. The Potomac Mills Property is currently managed by Simon Management Associates II, LLC, an affiliate of the borrower. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding; (ii) an event of default has occurred and is continuing or (iii) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods or (iv) the debt service coverage ratio for the immediately preceding four calendar quarter periods as of the last day of such quarter falls below 1.00x.

■	Current Mezzanine or Subordinate Indebtedness. The Potomac Mills Loan Combination includes the Junior Loan Combination, with an aggregate principal balance of $125.0 million. The Junior Loan Combination is coterminous with the Senior Loan Combination, and accrues interest at a rate of 4.55000%. The Senior Loan Combination is senior in right of payment to the Junior Loan Combination. The Junior Loan Combination has customary rights to cure events of default, approve major decisions and purchase the defaulted Senior Loan Combination. See “Description of the Mortgage Pool –The Loan Combinations– The Potomac Mills Loan Combination” in the Preliminary Prospectus.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Potomac Mills Property. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is not in effect, and such “all risk” insurance policy contains an exclusion for acts of terrorism, the borrower is required to obtain a stand-alone policy to provide the same coverage as if such exclusion did not exist, provided that the borrower is not required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Potomac Mills Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis in order to obtain the terrorism coverage and the standalone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Potomac Mills Property and reasonable for the geographic region where the Potomac Mills Property is located, so long as such deductible does not exceed $5,000,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

■	Partial Release. Any time during the term of the Potomac Mills Loan Combination, the borrower may obtain the release of immaterial or non-income producing portions of the Potomac Mills Property, provided certain conditions are met, including that no event of default has occurred and is continuing.

If the tenant under the IKEA lease exercises its purchase option, the borrower may also release the IKEA parcel without the consent of any person if the borrower satisfies certain conditions including delivering reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Potomac Mills Property in accordance with applicable legal requirements and the remainder of the Potomac Mills Property constitutes a separate tax lot.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

Land Use
Retail
Shopping & Eateries
Office
Businesses & Mixed-Use
Lodging
Hotels & Motels
Institutional
Govt, Educational, Religious
Entertainment
Theaters, Clubs, & Recreational
Residential
Multi-Family Housing
Parking
Lots & Structures
Development
Future & Proposed
Hill7 Office
1099 Stewart Street
Seattle, WA 98101
SOUTH LAKE UNION
CAPITOL HILL
BELLTOWN
RETAIL CORE
FIRST HILL
PIKE PLACE MARKET
CBD
PIONEER SQUARE
INTERNATIONAL DISTRICT
WESTLAKE STATION
UNIVERSITY STATION
PIONEER SQUARE STATION
KING STREET STATION
INTERNATIONAL DISTRICT/CHINATOWN STATION
Elliott Bay
to San Juans
to Victoria, BC
Pier 70
Lynnwood
Mill Creek
Edmonds
Shoreline
Bothell
Woodinville
Kirkland
Redmond
Seattle
Bellevue
Newcastle
Renton
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Seattle, Washington	Cut-off Date Balance(5)	$30,000,000
Property Type	Office	Cut-off Date Balance per SF(4)	$353.54
Size (SF)	285,680	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 10/4/2016	80.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/4/2016	80.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate(6)	3.38300%
Appraised Value(1)(2)	$202,000,000	Original Term to Maturity (Months)(6)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(7)	120
Underwritten Revenues	$13,087,128
Underwritten Expenses	$3,763,565	Escrows
Underwritten Net Operating Income (NOI)	$9,323,563	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,280,711	Taxes	$602,000	$75,250
Cut-off Date LTV Ratio(3)(4)	48.5%	Insurance	$0	$0
Maturity Date LTV Ratio(3)(4)	48.5%	Replacement Reserves(8)	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	2.69x / 2.68x	Guarantor Downgrade	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	9.2% / 9.2%
TI/LC & Future Leasing LOC/Guaranty(9)
Upfront	Monthly
Outstanding TI/LC & Free Rent	$20,178,428	NAP
Future Leasing	$3,000,000	NAP

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$101,000,000	49.3%	Purchase Price(10)	$200,000,000	97.7%
Principal’s New Cash Contribution	103,751,165	50.7	Future Leasing(10)	3,000,000	1.5
Closing Costs	1,149,165	0.6
Reserves	602,000	0.3
Total Sources	$204,751,165	100.0%	Total Uses	$204,751,165	100.0%

(1)	The “As-Is” Appraised Value is inclusive of an approximate $20.2 million seller credit given to the borrower in connection with the purchase of the Hill7 Office Property. The credit represents the borrower owed TI/LCs, free rent and operating expenses associated with HBO and Redfin. The lender obtained approximately $20.2 million of the TI/LC & Future Leasing LOC/Guaranty in connection with these costs.

(2)	The “As-Stabilized” Appraised Value of $227,000,000 assumes, among other things, that the Hill7 Office Property has achieved a stabilized occupancy of 96.0%. The Cut-off Date LTV and Maturity Date LTV based on the “As-Stabilized” Appraised Value are both 44.5%.

(3)	The Cut-off Date LTV and Maturity Date LTV are based on the “As-Is” Appraised Value inclusive of the approximately $20.2 million seller credit and Hill7 Office Loan net of $3.0 million from the TI/LC & Future Leasing LOC/Guaranty earmarked for future leasing costs. The Cut-off Date LTV and Maturity Date LTV based on the “As-Is” Appraised Value are both 50.0%.

(4)	Calculated based on the aggregate outstanding principal balance of the Hill7 Office Loan Combination.

(5)	The Cut-off Date Balance of $30,000,000 is evidenced by the non-controlling note A-2 of a $101,000,000 loan combination evidenced by three pari passu notes. The related companion loans are evidenced by the controlling note A-1 and the non-controlling note A-3, and have an aggregate principal balance as of the Cut-off Date of $71,000,000. Notes A-1 and A-3 are currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and are expected to be contributed to the CFCRE 2016-C6 securitization transaction.

(6)	Prior to the Anticipated Repayment Date (“ARD”), the Hill7 Office Loan accrues interest at a fixed rate of 3.38300%. From and after the ARD, the Hill7 Office Loan accrues interest at a fixed rate equal to the greater of (i) 5.38300% and (ii) the then 10-year swap yield on the ARD plus 2.00000%.

(7)	The Hill7 Office Loan is interest only through the ARD.

(8)	Replacement reserves are capped at $85,704.

(9)	At loan origination, Canada Pension Plan Investment Board (“CPPIB”) delivered an approximate $10.4 million evergreen letter of credit from the Bank of Nova Scotia (rated AA-/Aa3/A+ by Fitch/Moody’s/S&P) and Hudson Pacific (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P) provided a $12.7 million guaranty (collectively, the “TI/LC & Future Leasing LOC/Guaranty”), which amount represents the aggregate of (i) approximately $14.1 million of owed TI/LCs in connection with the build out of the HBO (approximately $2.1 million) and Redfin leased spaces (approximately $12.0 million), (ii) approximately $6.1 million for operating expenses, bridge rent (including any free rent period Redfin may have after the required occupancy dates) and reimbursements associated with Redfin and (iii) $3.0 million for future leasing costs. See “—Escrows” below.

(10)	The borrower sponsors acquired the Hill7 Office Property for a gross purchase price of $200.0 million. However, the cash purchase price paid was $179.8 million due to an approximately $20.2 million credit given to the borrower by the seller. The credit represented owed TI/LCs, free rent, bridge rent (including any free rent period Redfin may have after the required occupancy dates) and operating costs associated with HBO (approximately $2.1 million) and Redfin (approximately $18.1 million).

■	The Mortgage Loan. The mortgage loan (the “Hill7 Office Loan”) is part of a loan combination (the “Hill7 Office Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 285,680 SF, 11-story office building located at 1099 Stewart Street in Seattle, Washington (the “Hill7 Office Property”). The Hill7 Office Loan, which is evidenced by note A-2 and represents a non-controlling interest in the Hill7 Office Loan Combination, had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans, which are evidenced by the controlling note A-1 and the non-controlling note A-3, which have an aggregate principal balance as of the Cut-off Date of $71,000,000, are currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and are expected to be contributed to the CFCRE 2016-C6 securitization transaction. The Hill7 Office Loan Combination was originated by Cantor Commercial Real Estate Lending, L.P. on October 7, 2016. The Hill7 Office Loan Combination had an original principal balance of $101,000,000 and has an outstanding principal balance as of the Cut-off Date of $101,000,000. The Hill7 Office Loan accrues interest at an interest rate of 3.38300% per annum (the “Initial Interest Rate”). The proceeds of the Hill7 Office Loan Combination along with approximately $103.8 million of borrower sponsors new cash equity were primarily used to acquire the Hill7 Office Property, fund reserves and pay origination costs.

The Hill7 Office Loan has an ARD of November 6, 2026 and a final maturity date of November 6, 2028. In the event the Hill7 Office Loan is not paid in full on or before the ARD, the borrower is required to continue to make interest only payments at the Initial Interest Rate, but the Hill7 Office Loan Combination will accrue interest through the final maturity date at a rate per annum equal to the greater of (i) 5.38300% and (ii) the then 10-year swap yield on the ARD

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

plus 2.0000%. The occurrence of the ARD automatically triggers a full cash flow sweep whereby all excess cash flow is required to be used (i) first, to pay down the principal balance of the Hill7 Office Loan Combination until such time as the principal balance is reduced to zero and (ii) second, to pay down all unpaid interest accrued since the ARD in excess of the Initial Interest Rate. The Hill7 Office Loan Combination may be voluntarily prepaid in whole but not in part on any date on or after the due date in March 2017, with the payment of a yield maintenance premium of no less than 1% of the amount prepaid. On or after the due date occurring in May 2026, the borrower will be permitted to prepay Hill7 Office Loan Combination without payment of any yield maintenance premium.

■	The Mortgaged Property. The Hill7 Office Property is a 285,680 SF, 11-story, newly-developed, Class A urban office development situated in the central business district (“CBD”) of Seattle, Washington. Developed in 2016, the Hill7 Office Property features an average floor plate of 28,000 SF with a focus on technology and creative office tenancy, resulting in an open forum lobby, locker rooms with showers, bike storage, an outdoor common terrace and onsite food and beverage retailers. The Hill7 Office Property is LEED Gold certified and features 335 below grade parking stalls.

The Hill7 Office Property represents one unit in a two unit condominium structure consisting of the Hill7 Office Property and an adjacent hotel. The condominium board consists of three members, two of which are appointed by the borrower (and the board acts by majority vote). The common elements include the garage elevator, the soil beneath the parking garage, the city light service vault and related equipment, and the sidewalks adjacent to each building.

As of October 4, 2016, the Hill7 Office Property is 80.4% leased.

The following table presents certain information relating to the tenants at the Hill7 Office Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
HBO	BBB+ / Baa2 / BBB	112,222	39.3%	$4,674,637	53.1%	$41.66	5/31/2025(2)	2, 7-year options
Redfin(3)	NR / NR / NR	112,989	39.6	3,982,902	45.3	35.25	7/31/2027	2, 7-year options
Retail tenants(4)	NR / NR / NR	4,568	1.6	140,933	1.6	30.85	Various	NA
Largest Tenants		229,779	80.4%	$8,798,472	100.0%	$38.29
Vacant		55,901	19.6	0	0	0
Total / Wtd. Avg. All Owned Tenants		285,680	100.0%	$8,798,472	100.0%	$38.29

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	HBO has a termination option effective May 31, 2021 upon 9 months’ written notice and a termination fee estimated to be approximately $10.5 million. In the event that HBO terminates its lease, the borrower will be required to deposit approximately $4,488,880 ($40.00 per SF that HBO occupies pursuant to its lease) of the termination fee into a leasing reserve.

(3)	In May 2016, Redfin executed a lease for floors 4-7, totaling 112,989 SF. Redfin is expected to take occupancy of floors 5-7 in January 2017 upon completion of its build-out and is required to take occupancy no later than February 1, 2017. Redfin is not yet in occupancy of the fourth floor (28,287 SF). Rent for the fourth floor space is required to commence no later than January 1, 2019.

(4)	The Hill7 Office Property features three onsite food and beverage retailers: Metropolitan Café & Deli, Freshy’s Coffee and Jars Juicing Company, LLC. Their respective lease expiration dates are July 31, 2026, August 31, 2025, and September 30, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

The following table presents the lease rollover schedule at the Hill7 Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021(2)	0	0.0	0.0%	0	0.0	0.00	0
2022	1,218	0.4	0.4%	27,405	0.3	22.50	1
2023	0	0.0	0.4%	0	0.0	0.00	0
2024	0	0.0	0.4%	0	0.0	0.00	0
2025	113,711	39.8	40.2%	4,726,752	53.7	41.57	2
2026	1,861	0.7	40.9%	61,413	0.7	33.00	1
2027 & Thereafter	112,989	39.6	80.4%	3,982,902	45.3	35.25	1
Vacant	55,901	19.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	285,680	100.0%		$8,798,472	100.0%	$38.29	5

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date that are not considered in this lease expiration schedule.

(2)	HBO has a termination option effective May 31, 2021 upon 9 months’ written notice and payment of a termination fee estimated to be approximately $10.5 million. In the event that HBO terminates its lease, the borrower will be required to deposit approximately $4,488,880 ($40.00 per SF) of the termination fee into a leasing reserve.

The following table presents certain information relating to historical leasing at the Hill7 Office Property:

Historical Leased %(1)(2)

	2013	2014	2015	As of 10/4/2016
Owned Space	NAP	NAP	NAP	80.4%

(1)	The historical occupancy is not applicable as the Hill7 Office Property was built in 2016.

(2)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hill7 Office Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent(1)	$8,798,472	$30.80
Gross Up Vacancy	2,010,372	7.04
Total Rent	$10,808,844	$37.84
Total Reimbursables	3,692,144	12.92
Other Income(2)	1,318,980	4.62
Less Vacancy & Credit Loss(3)	(2,732,840)	(9.57)
Effective Gross Income	$13,087,128	$45.81

Total Operating Expenses(4)	$3,763,565	$13.17

Net Operating Income	$9,323,563	$32.64
TI/LC	0	0.00
Capital Expenditures	42,852	0.15
Net Cash Flow	$9,280,711	$32.49

(1)	U/W Base Rent includes rent for Redfin, in the amount of $3,982,902 annually and rent averaging through the HBO lease term (reflecting an additional $466,312 over current annual rent). In May 2016, Redfin executed a lease for floors 4-7, totaling 112,989 SF. Redfin is expected to take occupancy of floors 5-7 in January 2017 upon completion of its build-out and is required to take occupancy no later than February 1, 2017. Redfin is not yet in occupancy of the fourth floor (28,287 SF). Rent for the fourth floor space is required to commence no later than January 1, 2019. At loan origination, CPPIB delivered an approximate $10.4 million evergreen letter of credit from the Bank of Nova Scotia (rated AA-/Aa3/A+ by Fitch/Moody’s/S&P) and Hudson Pacific (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P) provided a $12.7 million guaranty, which amount represents the aggregate of (i) approximately $14.1 million of owed TI/LCs in connection with the build out of the HBO ($2.1 million) and Redfin leased spaces ($12.0 million), (ii) approximately $6.1 million for operating expenses, bridge rent bridge rent (including any free rent period Redfin may have after the required occupancy dates) and reimbursements associated with Redfin and (iii) $3.0 million for future leasing costs.

(2)	Other Income represents parking income and includes (i) contractual income associated with tenants and (ii) operational income from non-tenants and transient parkers.

(3)	U/W Vacancy is based on an in-place economic vacancy of 18.8%, which is greater than the Denny Regrade submarket vacancy rate of 10.4%. The appraiser concluded a stabilized vacancy rate of 5.0%.

(4)	U/W Total Operating Expenses are based on the appraiser’s Year 1 cash flow with taxes being reassessed based on the $200.0 million purchase price.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

■	Appraisal. According to the appraisal, the Hill7 Office Property had an “As Is” appraised value of $202,000,000 as of September 20, 2016, which is inclusive of an approximately $20.2 million seller credit given to the borrower in connection with the purchase of the Hill7 Office Property. The credit represents the borrower owed TI/LCs, free rent and operating expenses associated with HBO and Redfin. The lender obtained approximately $20.2 million of the TI/LC & Future Leasing LOC/Guaranty in connection with these costs. The appraisal also had an “As Stabilized” appraised value of $227,000,000, which assumes, among other things, that the Hill7 Office Property has achieved a stabilized occupancy of 95.0% as of January 1, 2019.

■	Environmental Matters. The Phase I environmental report dated October 11, 2016 recommended no further action at the Hill7 Office Property.

■	Market Overview and Competition. The Hill7 Office Property is located in the CBD area of downtown Seattle, Washington with access to South Lake Union, the financial center, the Puget Sound’s waterfront, the CBD’s retail core and First Hill. Nearby employers include Amazon, Google, Facebook, Oracle, eBay, Salesforce, Uber, Twitter, Apple, Children’s Hospital, the University of Washington and Microsoft, among others. According to the 2015 edition of the Startup Genome Project, Seattle was ranked as the eighth best “Global Startup Ecosystem” with 1,500 to 2,200 active tech startups.

The Hill7 Office Property is situated adjacent to the South Lake Union neighborhood. In 2010, Amazon relocated its headquarters to South Lake Union. Presently, Amazon employs more than 20,000 employees in Seattle spread across more than 30 buildings in downtown and South Lake Union. In March 2016, Google announced the development of a 607,000 built-to-suit office space in the South Lake Union neighborhood expected to be delivered by 2019.

In addition to commercial developments, there are over 3,600 apartment units in 18 different complexes currently being developed in the Belltown/Downtown/South Lake Union submarket. These units are expected to be complete by mid-2017 with an additional 16,867 units planned for delivery by 2022. According to the appraisal, multifamily vacancy rates have ranged from 3.8% to 4.7% since 2011 while rents have increased by 7.4% annually for the same time period.

The Hill7 Office Property is located in the Denny Regrade submarket within the Seattle Downtown market. As of the second quarter of 2016, the Downtown Seattle Class A office market reported an average asking rent of $41.94 per SF with a 9.1% vacancy rate. For the same time period, the Denny Regrade submarket reported an average asking rent of $43.44 per SF with a 10.4% vacancy rate. As of August 2016, the Seattle/Bellevue/Everett MSA reported an unemployment rate of 4.1%, outperforming the national and state averages of 4.9% and 5.7%, respectively.

The appraiser analyzed a set of seven comparable office rentals within the immediate competitive area of the Hill7 Office Property, which indicated a base rent range of $33.00 to $42.00 per SF. The appraiser determined an office market rent of $36.00 per SF, which is consistent with the Hill7 Office Property’s contractual rent.

The following table presents certain information relating to the primary competition for the Hill7 Office Property:

Competitive Set(1)

	Hill7 Office Property	Troy Laundry Block	400 Lincoln Square	929 Office Tower	400 Fairview Building	NorthEdge	Hawk Tower	Weyerhaeuser Headquarters Pioneer Square
Size (NRA)	285,680(2)	820,000	712,002	462,000	349,152	211,348	208,840	188,160
Year Built/Renovated	2016	2016	2016	2015	2015	2016	2017	2016
Leased %	80%(2)	100%	45%	18%	100%	100%	64%	100%
Base Rent (PSF)	$35.00-$37.50(3)	$34.00	$35.00-$42.00	$33.00-$38.00	$35.50-38.00	$35.00	$37.00-$38.00	$34.00

(1)	Source: Appraisal.

(2)	Based on rent roll as of October 4, 2016.

(3)	Based on executed leases.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

■	The Borrower. The borrower, Hudson 1099 Stewart Street, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hill7 Office Loan. The sponsors of the borrower are Hudson Pacific Properties, Inc. and Canada Pension Plan Investment Board. The non-recourse carve-out guarantor is Hudson Pacific Properties, L.P.

Hudson Pacific Properties, Inc. (“Hudson”) (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P), the parent of Hudson Pacific Properties, L.P., is a full-service, California-based, publicly traded REIT (NYSE: HPP) focused on owning, operating, and acquiring office properties primarily in California. Since its founding in 2006, Hudson has assembled a portfolio of 55 properties totaling approximately 17.0 million SF, including land for development in submarkets throughout Northern and Southern California and the Pacific Northwest.

Canada Pension Plan Investment Board (“CPPIB”) (rated Aaa/AAA/AAA by Moody’s/DBRS/S&P) is a professional investment management organization that invests the assets of the Canada Pension Plan not currently needed to pay benefits to the 19 million beneficiaries of the Canada Pension Plan. As of June 30, 2016, CPPIB has $287.3 billion CAD under management and its real estate investments total $37.1 billion CAD. At loan origination, CPPIB provided an approximate $10.4 million evergreen letter of credit in connection with the TI/LC & Future Leasing LOC/Guaranty. The evergreen letter of credit was issued by The Bank of Nova Scotia, which is rated AA-/Aa3/A+ by Fitch/Moody’s/S&P.

■	Escrows. At loan origination, the borrower deposited $602,000 into a real estate tax reserve account. In addition, CPPIB delivered an approximate $10.4 million evergreen letter of credit from the Bank of Nova Scotia (rated AA-/Aa3/A+ by Fitch/Moody’s/S&P) and Hudson Pacific Properties, L.P. (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P) provided a $12.7 million guaranty, which amount represents the aggregate of (i) approximately $14.1 million of owed TI/LCs in connection with the build out of the HBO (approximately $2.1 million) and Redfin leased spaces (approximately $12.0 million), (ii) approximately $6.1 million for operating expenses, bridge rent (including any free rent period Redfin may have after the required occupancy dates) and reimbursements associated with Redfin and (iii) $3.0 million for future leasing costs.

On each due date, the borrower is required to deposit 1/12th of the estimated annual real estate taxes, which currently equates to $75,250, into a tax reserve account. In the event that an event of default has occurred and is continuing or the net operating income debt yield (as calculated pursuant to the Hill7 Office Loan documents) is less than 6.75%, the borrower will be required to deposit $3,571 ($0.15 per SF annually) into a replacement reserve account, subject to a cap of $85,704. The borrower will also be required to deposit 1/12th of the estimated annual insurance premiums if (i) an event of default has occurred and is continuing, (ii) the Hill7 Office Property is not being insured under an acceptable blanket insurance policy, (iii) the borrower has not bound all applicable insurance prior to the then current expiration date of the blanket policy described in (ii) or (iv) the borrower has not given the lender evidence of an acceptable renewal policy prior to the current policy’s expiration date.

Additionally, in the event that Hudson Pacific is no longer rated investment grade rating by Fitch, Moody’s or S&P, the borrower will be required to (i) deposit an amount equal to the amount guaranteed by Hudson Pacific under the TI/LC & Future Leasing Guaranty, (ii) deliver a letter of credit (acceptable to lender) from an eligible institution and/or (iii) cause an approved replacement guarantor to assume the obligations of Hudson Pacific under the TI/LC & Future Leasing Guaranty. The borrower may provide a combination of cash, letter of credit and/or a replacement guarantor to secure the amount guaranteed by Hudson Pacific under the TI/LC & Future Leasing Guaranty.

■	Lockbox and Cash Management. The Hill7 Office Loan is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep will be required upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) the failure of the borrower after the end of two consecutive quarters to maintain a net operating income debt yield (as calculated under the loan documents) of at least 6.75% until the net operating income debt yield (as calculated under the loan documents) is at least equal to 6.75% for two consecutive calendar quarters or (iv) the occurrence of the ARD.

Additionally, upon the occurrence of a Tenant Major Event, the borrower will be required to deposit any excess cash into a leasing reserve, subject to a cap equal to the net rentable SF of the applicable Major Tenant lease multiplied by $40.00.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HILL7 OFFICE

A “Tenant Major Event” will occur upon (i) the date on which the borrower obtains actual knowledge that Redfin has ceased operations with respect to at least 90% of its leased premises (or the date Redfin provides notice of same), (ii) the date that HBO, Redfin or a replacement tenant that occupies 111,415 SF or more (such tenant, each a “Major Tenant”) provides notice of its intent to vacate at least 90% of its respective leased premises, (iii) the date a Major Tenant does not renew or extend its lease with respect to at least 90% of its leased premises, (iv) the commencement or occurrence of any bankruptcy action of any Major Tenant or (v) the delivery by any Major Tenant to the borrower or the manager (or any affiliate of any of them) of notice to terminate its lease (other than in connection with HBO’s right to exercise its early termination option).

■	Property Management. The Hill7 Office Property is currently managed by Hudson OP Management, LLC, an affiliate of the borrower. The loan documents require prior written approval from the lender (which approval may be conditioned upon a rating agency confirmation) prior to the borrower replacing the property manager. The borrower is required at the lender’s request to replace the property manager (i) during the occurrence and continuance of an event of default under the Hill7 Office Loan Combination, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iii) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

■	Future Mezzanine or Subordinate Indebtedness Permitted. The Hill7 Office Loan Combination documents permit an approved mezzanine loan or preferred equity investment after the earlier of (a) the sixth payment date following a securitization and (b) November 6, 2018, provided, among other things, based on the Hill7 Office Loan Combination and the combined related mezzanine financing (or preferred equity amount), (i) the loan to value ratio is no greater than 44.5%, (ii) the debt service coverage ratio is greater than or equal to 3.30x and (iii) the debt yield is no less than 11.5%.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as the lender determines that either (i) prudent owners of real estate comparable to the Hill7 Office Property are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Hill7 Office Property, plus 18 months of rental loss and/or business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. If TRIPRA or subsequent statute, extension, or reauthorization is no longer in effect, Borrower shall not be required to pay any annual Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (defined below), provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (A) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (B) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to 200% of the amount of the then annual premiums paid by Borrower for all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage) (without implying any obligation of Borrower to obtain a stand-alone policy, the premium for same serving as a reference only). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

Quantum Park
22001 Loudoun County Parkway
Ashburn, VA 20147
Ashburn
Sterling
Herndon
Reston
Dulles
Washington, D.C.
WASHINGTON-DULLES INTERNATIONAL AIRPORT
DULLES AIRPORT
RTE 772
RTE 606
INNOVATION CENTER
HERNDON
RESTON TOWN CENTER
WIEHLE-RESTON EAST
HARRY BYRD HWY
Potomac River
MAP © 2016 CARTIFACT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Ashburn, Virginia	Credit Assessment (DBRS, Fitch, Moody’s)		BBB(high) / NR / NR
Property Type	Office	Cut-off Date Balance(2)		$30,000,000
Size (SF)	942,843	Cut-off Date Balance per SF(1)		$140.00
Total Occupancy as of 9/28/2016	100.0%	Percentage of Initial Pool Balance		4.0%
Owned Occupancy as of 9/28/2016	100.0%	Number of Related Mortgage Loans		None
Year Built / Latest Renovation	1998, 2001 / NAP	Type of Security		Fee Simple
Appraised Value	$200,000,000	Mortgage Rate		3.68850%
		Original Term to Maturity (Months)(3)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)(3)		60
Underwritten Revenues	$27,065,253
Underwritten Expenses	$12,043,225	Escrows
Underwritten Net Operating Income (NOI)	$15,022,028		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,786,318	Taxes	$0	$191,400
Cut-off Date LTV Ratio(1)	66.0%	Insurance	$25,086	$0
Maturity Date LTV Ratio(1)	66.0%	Replacement Reserves	$0	$11,786
DSCR Based on Underwritten NOI / NCF(1)	3.04x / 3.00x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.4% / 11.2%	Other(4)	$0	$439,668

Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Combination Amount	$132,000,000	67.1%	Purchase Price	$193,000,000	98.1%
Principal’s New Cash Contribution	61,070,342	31.0	Closing Costs	3,720,528	1.9
Other Sources	3,675,273	1.9	Reserves	25,086	0.0

Total Sources	$196,745,614	100.0%	Total Uses	$196,745,614	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Quantum Park Loan Combination.

(2)	The Cut-off Date Balance of $30,000,000 is evidenced by the non-controlling note A-1, which is part of a loan combination evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The related companion loans are evidenced by the controlling note A-3 and the non-controlling note A-2, which have outstanding principal balances as of the Cut-off Date of $52,000,000 and $50,000,000, respectively, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions.

(3)	Calculated as of the ARD (as defined below).

(4)	The other monthly reserve is comprised of a $439,668 condominium common charges reserve. See “—Escrows” below.

(5)	In conjunction with the acquisition of the Quantum Park Property, the sponsor also acquired two adjacent buildings which are not collateral for the Quantum Park Loan Combination. The Sources and Uses table reflect amounts allocated to the sponsor’s acquisition of the Quantum Park Property which serves as collateral for the Quantum Park Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “Quantum Park Loan”) is part of a loan combination (the “Quantum Park Loan Combination”) that is evidenced by three pari passu notes secured by a first lien mortgage encumbering the borrower’s fee simple interest in an office complex located in Ashburn, Virginia (the “Quantum Park Property”). The Quantum Park Loan, which is evidenced by note A-1 and represents a non-controlling interest in the Quantum Park Loan Combination, had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans (the “Quantum Park Companion Loans”) had an aggregate original principal balance of $102,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $102,000,000. The Quantum Park Companion Loans are evidenced by the controlling note A-3 and the non-controlling note A-2, which have outstanding principal balances as of the Cut-off Date of $52,000,000 and $50,000,000, respectively, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Quantum Park Loan Combination was originated on September 28, 2016 by Barclays Bank PLC. The Quantum Park Loan Combination had an original principal balance of $132,000,000, has an outstanding principal balance as of the Cut-off Date of $132,000,000 and accrues interest at an interest rate of 3.68850% per annum (the “Initial Interest Rate”) through the anticipated repayment date (the “ARD”). The proceeds of the Quantum Park Loan Combination were primarily used to acquire the Quantum Park Property, pay origination costs and fund reserves.

The Quantum Park Loan Combination had an initial term of 60 months until the ARD and has a remaining term of 59 months as of the Cut-off Date until the ARD. The Quantum Park Loan Combination requires interest only payments on each due date through the ARD. The ARD is the due date in October 2021 and the final maturity date is the due date October 2026. If the Quantum Park Loan Combination is not repaid in full on or prior to the ARD, the Quantum Park Loan Combination will accrue interest at a per annum rate equal to the Initial Interest Rate plus 3.00000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Quantum Park Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (i) first to repay the principal balance of the Quantum Park Loan Combination and (ii) second to the payment of Accrued Interest.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

The Quantum Park Loan may be voluntarily prepaid on or after the due date in November 2018 with the payment of a prepayment fee equal to the greater of (i) 1.0% of the outstanding principal balance of the Quantum Park Loan and (ii) a yield maintenance premium as more particularly set forth in the Quantum Park Loan documents. Voluntary prepayment of the Quantum Park Loan Combination without payment of any prepayment premium is permitted on or after the due date in June 2021.

■	The Mortgaged Property. The Quantum Park Property consists of five Class A buildings totaling 942,843 SF located in Ashburn, Virginia. The Quantum Park Property is part of a larger 128-acre campus totaling 1,518,366 SF (the “Quantum Park Campus”) comprising a main campus building (collateral), 10 mid-rise office and data center buildings (four of which are collateral) and two other buildings (non-collateral) which house mechanical spaces. The 10 mid-rise office buildings are three to four stories and are inter-connected via a main corridor known as “Main Street” which also links to the main campus building. The main campus building includes approximately 56,000 SF of secured data center space, a 38,000 SF dining hall, collaborative meeting spaces, high-tech conference centers, and a 5,000 SF fitness center. The Quantum Park Property includes approximately 842,843 SF of office space and approximately 100,000 SF of data center space. Parking at the Quantum Park Property is provided through perpetual reciprocal easement agreements and includes five parking structures and surface lots totaling 5,685 spaces, resulting in a parking ratio of 6.03 spaces per 1,000 SF of net rentable area.

The Quantum Park Property was constructed between 1998 and 2001 as the original headquarters for MCI Communications, Corp. which subsequently became MCI Inc. MCI Inc. was acquired by Verizon Communications Inc. (“Verizon”) in January 2006 and changed its name to Verizon Business Network Services Inc. (“VZ Business”). In December 2015, VZ Business completed a sale-leaseback transaction with a joint venture between Davidson Kempner Capital Management L.P. and American Real Estate Partners for $212,500,000. In conjunction with the sale-leaseback transaction, VZ Business executed a lease through November 2027 with two, seven-year renewal options and no early termination rights. The lease is guaranteed by Verizon (NYSE: VZ) (Moody’s, Fitch, S&P: Baa1/A-/BBB+). As of December 31, 2015, Verizon had approximate consolidated revenues of $131.6 billion, net income of $17.9 billion, operating cash flows from continuing operations of $38.9 billion and total assets of $244.6 billion.

Following the sale-leaseback transaction, VZ Business began consolidating employees from the greater Quantum Park Campus into the buildings that comprise the Quantum Park Property. According to the sponsor, 2,917 VZ Business employees are currently on-site. The consolidation into the Quantum Park Property coincided with Verizon’s 2015 reorganization of its wireless operations which consolidated 20 regional offices to six. VZ Business currently maintains mission-critical infrastructure and fiber optic connectivity at the Quantum Park Property including Verizon’s Network Operations Center (the “NOC”). Verizon uses the NOC to monitor and control the firms’ global internet protocol (“IP”) network, the FiOS network and the Digital Media Services Group. To support and develop this infrastructure, the Quantum Park Property features an executive briefing center, a FiOS testing lab, and Tier III data center space. Additionally, Verizon invested $80.0 million into a public IP lab at the Quantum Park Property, which allows for full scale network server stress testing and internet traffic simulations.

The collateral for the Quantum Park Loan Combination includes five buildings comprised of buildings D-1, F-1, F-2, G-1 and G-2, all of which are fully leased to VZ Business. The sponsor also acquired buildings E-1 and E-2, each of which is partially leased to VZ Business. The seller retained buildings B-1, B-2, C-1 and C-2. Buildings B-1 and B-2 are unimproved and have no assigned net rentable area and are not included in the total Quantum Park Campus SF. Buildings C-1 and C-2 have short-term leases in place with VZ Business. The seller also retained several plots of future development land around the perimeter of the Quantum Park Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

The following table presents certain information relating to the tenant at the Quantum Park Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Verizon Business Network Services Inc.	A- / Baa1 / BBB+	942,843	100.0%	$15,574,380	100.0%	$16.52	11/30/2027	2, 7-year options
Occupied Total		942,843	100.0%	$15,574,380	100.0%	$16.52
Vacant Space		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		942,843	100.0%	$15,574,380	100.0%	$16.52

(1)	Ratings are those of Verizon Communications Inc., which guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF for Verizon Business Network Services Inc. include $273,424 ($0.29 per SF) of underwritten rent steps through November 30, 2017 and straight-lined rent of $1,629,733 ($1.73 per SF) from December 1, 2017 through November 30, 2027.

The following table presents the lease rollover schedule at the Quantum Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	942,843	100.0	100.0%	15,574,380	100.0	16.52	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	942,843	100.0%		$15,574,380	100.0%	$16.52	1

(1)	Calculated based on approximate square footage occupied by Verizon Business Network Services Inc.

The following table presents certain information relating to historical leasing at the Quantum Park Property:

Historical Leased %(1)

	2012(2)	2013(2)	2014(2)	2015	As of 9/28/2016
Owned Space	NAV	NAV	NAV	100.0%	100.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Historical occupancy is not available as the Quantum Park Property was acquired by the seller in December 2015.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Quantum Park Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$15,574,380	$16.52
Grossed Up Vacant Space	0	0.00
Total Reimbursables	12,043,225	12.77
Other Income	0	0.00
Less Vacancy & Credit Loss(3)	(552,352)	(0.59)
Effective Gross Income	$27,065,253	$28.71

Total Operating Expenses	$12,043,225	$12.77

Net Operating Income	$15,022,028	$15.93
TI/LC	0	0.00
Replacement Reserves	235,711	0.25
Net Cash Flow	$14,786,318	$15.68

(1)	Historical information is not available as the Quantum Park Property was acquired by the seller in December 2015 who entered into a sale-leaseback transaction with VZ Business.

(2)	Underwritten Base Rent and Underwritten Base Rent $ per SF for VZ Business include $273,424 ($0.29 per SF) of underwritten rent steps through November 30, 2017 and straight-lined rent of $1,629,733 ($1.73 per SF) from December 1, 2017 through November 30, 2027.

(3)	The underwritten economic vacancy is 2.0%. The Quantum Park Property is 100.0% leased to Verizon Business Network Services Inc., a wholly-owned subsidiary of Verizon Communications, Inc. which guarantees the lease.

■	Appraisal. According to the appraisal, the Quantum Park Property had an “as-is” appraised value of $200,000,000, as of September 12, 2016, and had a “hypothetical–go dark” value of $95,600,000 as of September 12, 2016.

■	Environmental Matters. Based on the Phase I environmental site assessment dated August 18, 2016, there were no recognized environmental conditions or recommendations for further action at the Quantum Park Property.

■	Market Overview and Competition. The Quantum Park Property is located in the Ashburn area of Loudoun County in Northern Virginia. Ashburn, Virginia is located in the Northern Virginia office market and approximately 25 miles northwest of Washington D.C. The Quantum Park Property is located approximately one mile away from the Dulles Greenway which connects to Routes 7 and 28 as well as Interstate 66, each of which provides access to Washington D.C. In addition, the Quantum Park Property is located approximately four miles north of Dulles International Airport which served 217 million passengers in 2015. According to the appraisal, the Quantum Park Property is situated in the Loudoun County submarket, which contains approximately 13.9 million SF of office space in 214 buildings. As of the second quarter of 2016, the Loudoun County office submarket vacancy was 13.9%, decreasing steadily from 16.3% in 2013. The completion of the first phase of the Washington Metropolitan Transit Authority Silver Line rail project in July 2014 extended the reach of public transportation from Washington D.C. to Reston, Virginia (east of the Quantum Park Property). The completion of the second phase of the Silver Line rail project is scheduled for 2020 and will coincide with the opening of the new Ashburn Silver Line Metro Station, one mile from the Quantum Park Property. VZ Business’ base rent is approximately 27.5% below the appraiser-concluded median triple net office market base rental rate of $20.00 per SF.

According to the appraisal, the Quantum Park Property is located in Northern Virginia’s Data Center Alley, the largest data center area globally in terms of demand with 56 data center facilities with 12.5 million SF of space. The Metropolitan Area Exchange-East is a driver of the technological development and infrastructure in the area located in Vienna, Virginia. According to the appraisal, the Data Center Alley submarket exhibited a vacancy rate of 3.75% with 109.9 megawatts of data center absorption in 2015. Data Center Alley is in close proximity to the Dulles Technology Corridor, home to over 30,000 research, technology and development-related companies including Accenture, Airbus, DynCorp, Microsoft, Nortel Networks and Oracle.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

The following table presents certain information relating to comparable office leases to the Quantum Park Property:

Comparable Leases(1)

Property Name/Location	Lease Area (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Base Rent per SF (NNN Equivalent)
460 Herndon Parkway Herndon, Virginia	168,154	8.4 miles	Boeing	Jun. 2016 / 7.3 Yrs	$15.00
8270 Willow Oaks Corporate Drive Fairfax, Virginia	122,000	15.2 miles	Fairfax County School Board (FCPS)	Sep. 2015 / 13.0 Yrs	$14.00
13560 Dulles Technology Drive Herndon, Virginia	189,764	3.1 miles	Lockheed Martin Corp.	Jun. 2015 / 5.5 Yrs	$13.00
12000 Sunrise Valley Drive Reston, Virginia	185,857	2.1 miles	Fannie Mae	Feb. 2015 / 5.0 Yrs	$24.00
2070 Chain Bridge Road Vienna, Virginia	124,990	9.6 miles	GSA – FINCEN	Feb. 2015 / 15.0 Yrs	$19.98
5107 Leesburg Pike Falls Church, Virginia	169,131	20.5 miles	GSA – Execute Office of Immigration Review	Dec. 2014 / 15.0 Yrs	$20.00
5107 Leesburg Pike Falls Church, Virginia	166,685	22.1 miles	GSA – DMV	Dec. 2014 / 1.3 Yrs	$20.00
2600 Park Tower Drive Vienna, Virginia	121,000	14.2 miles	Boeing	Nov. 2014 / 3.0 Yrs	$26.25
2100 Washington Boulevard Arlington, Virginia	144,740	19.4 miles	Arlington County Department of Human Services	Jul. 2014 / 7.0 Yrs	$31.78
200 Stovall Street Alexandria, Virginia	606,575	28.9 miles	GSA – Department of Defense	Jul. 2014 / 3.0 Yrs	$25.50

(1)	Source: Appraisal.

■	The Borrower. The borrower is Solace Ashburn DFG LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Quantum Park Loan Combination. Solace Ashburn Investments LLC is the guarantor of certain nonrecourse carveouts under the Quantum Park Loan Combination. The sponsor is AGC Equity Partners Holding Ltd. (“AGC”), a global alternative asset investment firm which manages equity capital in excess of $5.0 billion. Based out of London, AGC invests globally across a wide range of real estate, infrastructure and other opportunities focusing on European and North American markets. AGC invests directly in real estate assets and focuses on high quality tenants, long-term creditworthy leases and properties in primary markets. Other notable AGC investments include the Citigroup Tower in London, PwC headquarters in Dublin and the Vodafone Campus in Dusseldorf, Germany.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $25,086 with respect to the Quantum Park Property, comprised of $25,086 for insurance expenses.

On the due dates in October 2016 and November 2016, the borrower is required to fund a tax reserve in the amount of $333,186. On each due date after November 2016, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $191,400). Additionally, on each due date, the borrower is also required to fund (i) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period (unless the borrower maintains a lender-approved blanket or umbrella policy covering the Quantum Park Property), (ii) a replacement reserve in an amount equal to $11,786, (iii) a condominium common charge reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay condominium common charges over the then succeeding 12-month period (initially $439,668) and (iv) a rollover reserve in an amount equal to all excess cash flow during the continuance of a Verizon Trigger Period (as defined below).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

A “Verizon Trigger Period” means a period (A) commencing upon the first to occur of (i) a material monetary default under the VZ Business lease beyond all applicable notice and cure periods, (ii) any bankruptcy action or similar insolvency of VZ Business or Verizon, (iii) VZ Business giving notice that it is terminating the VZ Business lease for all or any portion of its space at the Quantum Park Property (iv) the withdrawal or downgrade of the credit rating of Verizon to below an Investment Grade Rating (as defined below) by at least two of S&P, Moody’s or Fitch, and (B) ending upon the first to occur of (1) (a) with respect to clause (i) above, once such event of default has been cured; (b) with respect to clause (ii) above, once VZ Business or Verizon is no longer insolvent or subject to any bankruptcy or insolvency proceedings and VZ Business has affirmed the VZ Business lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (c) with respect to clause (iii) above, VZ Business has revoked or rescinded all termination or cancellation notices with respect to the VZ Business lease and has re-affirmed the VZ Business lease as being in full force and effect and (d) with respect to clause (iv) above, (I) the credit rating of Verizon is reinstated by each of the rating agencies that withdrew such rating or increased to at least the Investment Grade Rating by each of the rating agencies that downgraded Verizon or (II) the credit rating of Verizon is at least “B1” or the equivalent thereof by each of S&P, Moody’s and Fitch and the amount on deposit in the rollover reserve account equals or exceeds $37,713,720, or (2) the borrower having leased the entire VZ Business space to one or more replacement tenants and (aa) each replacement tenant accepting the applicable premises demised under its lease and paying the full amount of the rent due thereunder (unless any such free rent is reserved with lender) and (bb) each such replacement tenant or guarantor of replacement tenant having an Investment Grade Rating by at least two of S&P, Moody’s or Fitch.

An “Investment Grade Rating” means a long-term unsecured debt or equity rating or corporate credit rating of “BBB-” or higher by S&P, an issuer default rating of “BBB-” or higher by Fitch or a long-term issuer rating of “Baa3” or higher by Moody’s.

■	Lockbox and Cash Management. The Quantum Park Loan Combination is structured with a hard lockbox and in-place cash management. The Quantum Park Loan Combination documents require the borrower to direct the tenant to pay rent directly to a lender-controlled lockbox account or cause the borrower and property manager to deposit all sums received no later than two business days after receipt. All funds are transferred on the third business day of each calendar month from the lockbox account into the lender-controlled cash management account to pay the debt service on the Quantum Park Loan Combination, fund required reserves and operating expenses, with all remaining amounts disbursed to the borrower, except during (i) the continuance of a Verizon Trigger Period and while the amount on deposit in the rollover reserve is equal to or exceeds $37,713,720 or (ii) the continuance of a Quantum Park Trigger Period (as defined below) but not a Verizon Trigger Period, when the remainder is held by the lender in an excess cash flow fund.

A “Quantum Park Trigger Period” means a period commencing upon (a) an event of default under the Quantum Park Loan documents and ending once such event of default has been cured, (b) the occurrence of the ARD or (c) the continuance of a Verizon Trigger Period.

■	Property Management. The Quantum Park Property is managed by American Real Estate Partners Management LLC, a Delaware limited liability company. The lender is permitted to require the borrower to replace the property manager with a replacement property manager in the event the property manager becomes insolvent or a debtor in a bankruptcy proceeding. The lender has the right to replace the property manager at any time during an event of default under the Quantum Park Loan documents caused by the property manager. The borrower is not permitted to replace the property manager without the consent of the lender, except that the borrower can, without the lender’s consent, replace the manager with (a) a reputable and experienced management organization approved or pre-approved by the lender in its reasonable discretion or (b) a reputable and experienced management organization approved by the lender that has at least five years’ experience managing at least five similar properties comprising at least 3,500,000 leasable SF.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Condominium Development. In conjunction with the acquisition of the Quantum Park Property by the borrower, the Quantum Park Campus was structured as a building condominium over a land condominium. The dual condominium structure results in borrower ownership of both the land and the improvements that comprise the Quantum Park Property, which serves as collateral for the Quantum Park Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

quantum park

Under the building condominium (the “Building Condo”) and as of the Cut-off Date, (i) the borrower owns five Building Condo units, comprising 62.1% of the interest/voting rights in the Building Condo association, (ii) a sponsor-affiliate owns two Building Condo units, comprising 18.9% of the interest/voting rights in the Building Condo association and (iii) the seller owns two Building Condo units, comprising 19.0% of the interest/voting rights in the Building Condo association. The Building Condo association owns and operates the parking garages, the central plant (electricity, heating and cooling) and the cafeteria, and is responsible for all common elements of maintenance, operations and security.

Under the land condominium (the “Land Condo”) and as of the Cut-off Date, (a) the borrower owns five Land Condo units, comprising 34.3% of the interest/voting rights in the Land Condo association, (b) a sponsor-affiliate owns two Land Condo units, comprising 9.5% of the interest/voting rights in the Land Condo association, (c) the seller owns two Land Condo units, comprising 9.5% of the interest/voting rights in the Land Condo association and (d) the Building Condo association owns five Land Condo units, comprising 46.8% of the interest/voting rights in the Land Condo association. The Land Condo association grants perpetual, non-exclusive reciprocal easements for ingress and egress and use of the parking garages.

As of the Cut-off Date, since the borrower controls the Building Condo association by virtue of holding 62.1% of the interest/voting rights in the Building Condo association and the Building Condo association holds 46.8% of the interest/voting rights in the Land Condo association, then the borrower indirectly controls the land condominium association with a combined interest/voting rights of 81.1% (inclusive of the borrower’s directly-held 34.3% of the interest/voting rights in the Land Condo association). Certain non-collateral parcels of land located around the perimeter of the Quantum Park Property were retained by the seller for future development and, as of the Cut-off Date, were not included in the Land Condo; however, pursuant to the Land Condo declaration, such parcels of land may be added to the Land Condo in the future which would have the effect of diluting the borrower’s interest/voting rights in the Land Condo association. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests” in the Preliminary Prospectus.

■	Terrorism Insurance. The Quantum Park Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Quantum Park Property with a deductible no greater than $50,000. The Quantum Park Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

7101 College Boulevard

Commerce Plaza I & II

ARROWHEAD

Financial Plaza II & III

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

College Boulevard Portfolio
Commerce Plaza I

9
True North Hotel Group, Inc. 1,864 SF Exp. 4/2018
SearchROI, LLC 4,332 SF Exp. 1/2019
Charles Hyland Daniel Doherty 1,240 SF Exp. 12/2017
Silvergate Pharmaceuticals 3,216 SF Exp. 1/2018
SearchROI, LLC 3,419 SF Exp. 1/2019
True North Hotel Group, Inc. 4,128 SF Exp. 4/2018
8
Right Management Inc. 8,836 SF Exp. 12/2020
Accenture, LLP 6,785 SF Exp. 8/2021
The ETF Store, Inc. 2,599 SF Exp. 10/2018
7
RGN-Overland Park II, LLC 18,110 SF Exp. 3/2018
6
Walsworth Publishing Company, Inc. 18,096 SF Exp. 8/2020
5
Vacant 2,540 SF
Trinity Planning & Pegasus 5,540 SF Exp. 5/2017
Premier Tech, Inc. 2,127 SF Exp. 3/2018
EverBank 2,457 SF Exp. 2/2019
Massachusetts Mutual Life Insurance 1,764 SF Exp. 10/2016
Reliance Standard Life Insurance 3,647 SF Exp. 8/2017
4
Odyssey Reinsurance Company 15,780 SF Exp. 10/2019
EIP Corp. 2,487 SF Exp. 4/2020
3
Employers Mutual Casualty Company 18,162 SF Exp. 1/2021
2
Principal Life Insurance Company 16,706 SF Exp. 2/2019
1
Canon Solutions America, Inc. 5,108 SF Exp. 11/2020
Volt Information Sciences, Inc. 3,479 SF Exp. 5/2018
Principal Life Insurance Company 4,000 SF Exp. 2/2019
Not Assigned
True North Hotel Group, Inc. (Storage) 1,673 SF Exp. 4/2018
VACANT
2016 – 2017
2018 – 2019
2020 – 2021

College Boulevard Portfolio
Commerce Plaza II

7
AXA Equitable Life Insurance Company 9,397 SF Exp. 5/2018
Vacant 2,383 SF
Lake Superior Consulting 1,198 SF Exp. 3/2017
Smithyman & Zakoura, P.A. 5,356 SF Exp. 12/2017
Cardinal Health 127, Inc. 2,666 SF Exp. 7/2021
6
Simpson, Logback, Lynch, Norris, P.A. 15,187 SF Exp. 1/2019
Connecticut General Life Insurance Co. 3,782 SF Exp. 1/2022
5
Connecticut General Life Insurance Co. 7,393 SF Exp. 1/2022
Cardinal Health 127, Inc. 10,131 SF Exp. 7/2021
Gold Crown Properties, Inc. 1,434 SF Exp. 11/2017
4
Connecticut General Life Insurance Co. 19,102 SF Exp. 1/2022
3
Cardinal Health 127, Inc. 18,998 SF Exp. 7/2021
2
HMN Architects 17,667 SF Exp. 9/2019
1
Cardinal Health 127, Inc. 9,814 SF Exp. 7/2021
Junara, LLC 1,272 SF Exp. 11/2019
Adecco USA, Inc 1,590 SF Exp. 8/2016
VACANT
2016 – 2017
2018 – 2019
2020 – 2021
2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

College Boulevard Portfolio
Financial Plaza III

10
- Arrowhead General Insurance Agency, Inc. — 15,020 SF — Exp. 9/2022

9
- Arrowhead General Insurance Agency, Inc. — 6,936 SF — Exp. 9/2022
- Center for Fiduciary Management, LLC — 1,481 SF — Exp. 5/2017
- Edward D. Jones & Co., L.P. — 1,382 SF — Exp. 9/2017
- Arrowhead General Insurance Agency, Inc. — 2,121 SF — Exp. 9/2022
- Home Rental Services, Inc. — 2,552 SF — Exp. 2/2019

8
- First Investors Corporation — 2,596 SF — Exp. 12/2019
- Charles Dryer — 1,188 SF — Exp. 1/2021
- Pierre Badertscher — 1,236 SF — Exp. 4/2018
- Forbes Law Group, LLC — 2,170 SF — Exp. 12/2016
- Vacant — 1,763 SF
- Partners, Inc. — 2,863 SF — Exp. 7/2017
- National Life Insurance — 2,296 SF — Exp. 12/2018

7
- Federated Mutual Insurance Company — 9,147 SF — Exp. 11/2016
- Affinity Lending Solutions, LLC — 4,348 SF — Exp. 5/2017
- Vacant — 947 SF

6
- Foy Consulting & Engineering, LLC — 3,685 SF — Exp. 12/2017
- Radius Reimbursement Services, LLC — 6,293 SF — Exp. 1/2019
- Vacant — 3,431 SF
- Menufy.com, LLC — 1,460 SF — Exp. 3/2017

5
- Huawei Device USA, Inc. — 4,744 SF — Exp. 10/2016
- Ankerholz & Smith — 1,958 SF — Exp. 8/2017
- USI Insurance Services LLC — 1,695 SF — Exp. 4/2016
- Challenger Investments — 793 SF — Exp. 9/2017
- A/R Allegiance Group, LLC — 1,758 SF — Exp. 6/2020
- Recovery Data Connect, LLC — 2,221 SF — Exp. 5/2017
- Midwest Equity Mortgage — 1,586 SF — Exp. 4/2017

4
- Transcend Population Health Management, LLC — 3,944 SF — Exp. 10/2020
- Baker Group M&A Consultants, Inc. — 2,279 SF — Exp. 12/2016
- SCL Americas Inc. — 1,169 SF — Exp. 1/2018
- Location Labs, Inc. — 1,000 SF — Exp. 8/2016
- Priority Logistics, Inc. — 5,787 SF — Exp. 1/2020

3
- The Cottonwood Group, LLC — 6,937 SF — Exp. 6/2017
- McNearney, Pittenger & Associates, LLC — 4,061 SF — Exp. 10/2020
- PCM, LLC — 3,321 SF — Exp. 9/2020

2
- American Equity Mortgage, Inc. — 3,889 SF — Exp. 12/2018
- American Diabetes Association — 2,023 SF — Exp. 1/2018
- MajorWestcott Group LLc — 1,139 SF — Exp. 12/2017
- Glenn J. Person, Inc. — 653 SF — Exp. 4/2019
- Sonamu, Inc. — 1,179 SF — Exp. 5/2017
- Sharp McQueen, P.A. — 3,308 SF — Exp. 3/2019
- Conference Room — 947 SF

1
- Spencer Reed Group, LLC — 8,869 SF — Exp. 3/2017
- Capital City Bank — 5,581 SF — Exp. 8/2024
- Elwood Staffing Services, Inc. — 1,499 SF — Exp. 3/2017

VACANT | BUILDING | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

College Boulevard Portfolio
Financial Plaza II

7
- Liberty Mutual Insurance Company — 9,015 SF — Exp. 2/2017
- Stantec Consulting Services Inc. — 4,938 SF — Exp. 3/2021
- Vacant — 801 SF

6
- Hinkle Law Firm, LLC — 3,948 SF — Exp. 10/2019
- Vacant — 4,365 SF
- Kyocera Communications, Inc. — 2,947 SF — Exp. 2/2018
- VCapital Management, LLC — 3,946 SF — Exp. 12/2022

5
- Standard Insurance Company — 5,859 SF — Exp. 12/2018
- Vacant — 9,335 SF

4
- Vacant — 3,618 SF
- First Bankers' Banc Securities, Inc. — 2,734 SF — Exp. 12/2017
- JPMorgan Chase Bank, N.A. — 7,360 SF — Exp. 3/2018
- Edward D. Jones & Co., L.P. — 1,308 SF — Exp. 5/2019

3
- Heartland Credit Union Association — 3,302 SF — Exp. 9/2021
- Systena America, Inc. — 2,111 SF — Exp. 3/2018
- Atlantic Specialty Insurance Company — 6,714 SF — Exp. 4/2019
- Vacant — 2,841 SF

2
- V Wealth Management, LLC — 7,331 SF — Exp. 1/2017
- Vacant — 3,695 SF
- All Environmental, Inc. — 664 SF — Exp. 10/2017
- Centric Actuarial Solutions, LLC — 636 SF — Exp. 1/2019
- Block Real Estate Services, LLC — 1,115 SF — MTM
- The Diamond World Inc. — 899 SF — Exp. 5/2017

1
- First State Bank of St. Charles — 9,996 SF — Exp. 11/2017
- At-Tech Staffing Services, Inc. — 2,021 SF — Exp. 6/2017
- First State Bank of St. Charles — 1,518 SF — Exp. 11/2017
- Alpha Title, LLC — 2,016 SF — Exp. 8/2018

VACANT | MTM | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Prairie Village
The Village
Shawnee Mission Medical Center
MISSOURI
Ward Parkway Shopping Center
KANSAS
Lenexa
W 95TH ST
Oak Park Mall
Metcalf South Shopping Center
Overland Park Regional Medical Center
St Joseph Medical Center
COLLEGE BLVD
Johnson County Community College
Overland Park
Rosana Square
Town Center Plaza
Menorah Medical Center
St Luke's South Hospital
University of Kansas Edwards
W 119TH ST
W 127TH ST
W 135TH ST
W 143RD ST
Corbin Park
Avila University
E BLUE RIDGE BLVD
JOHNSON COUNTY EXECUTIVE AIRPORT
35
69
50
435
1
2
3
4
5

Atchison
Leavenworth
Excelsior Springs
Liberty
Gladstone
Kansas City
MISSOURI
Independence
Shawnee
Raytown
Prairie Village
KANSAS
Lee's Summit
Grandview
Overland Park

College Boulevard Portfolio

1	7101 College Boulevard	7101 College Boulevard	Overland Park, KS 66210
2	Commerce Plaza I	7300 West 110th Street	Overland Park, KS 66210
3	Commerce Plaza II	7400 West 110th Street	Overland Park, KS 66210
4	Financial Plaza III	6900 College Boulevard	Overland Park, KS 66210
5	Financial Plaza II	6800 College Boulevard	Overland Park, KS 66210

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		CGMRC
Location (City/State)	Overland Park, Kansas	Cut-off Date Balance(3)		$29,961,377
Property Type	Office	Cut-off Date Balance per SF(2)		$91.62
Size (SF)	768,461	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 5/31/2016(1)	93.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2016(1)	93.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.15000%
Appraised Value	$97,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	NAP

Underwritten Revenues	$15,648,072
Underwritten Expenses	$7,452,256		Escrows
Underwritten Net Operating Income (NOI)	$8,195,816		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,152,061	Taxes	$1,202,460	$200,410
Cut-off Date LTV Ratio(2)	72.4%	Insurance	$48,550	$9,710
Maturity Date LTV Ratio(2)	57.9%	Replacement Reserves	$0	$15,798
DSCR Based on Underwritten NOI / NCF(2)	1.99x / 1.74x	TI/LC(4)	$1,500,000	$80,048
Debt Yield Based on Underwritten NOI / NCF(2)	11.6% / 10.2%	Other(5)	$1,321,947	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$70,500,000	73.1%	Purchase Price	$91,000,000	94.3%
Principal’s New Cash Contribution	25,801,624	26.8	Reserves	4,072,957	4.2
Other Sources	150,000	0.2	Closing Costs	1,378,668	1.4

Total Sources	$96,451,624	100.0%	Total Uses	$96,451,624	100.0%

(1)	The occupancy date for the 7101 College Boulevard Property is as of July 1, 2016.

(2)	Calculated based on the aggregate outstanding principal balance of the College Boulevard Portfolio Loan Combination.

(3)	The College Boulevard Portfolio Loan has a Cut-off Date Balance of $29,961,377 and represents the non-controlling note A-2 of the $70,500,000 College Boulevard Portfolio Loan Combination, which is evidenced by two pari passu notes. The related companion loan, which is evidenced by the controlling note A-1 has an outstanding principal balance as of the Cut-off Date of $40,447,859 and was contributed to the CGCMT 2016-P5 transaction. See “—The Mortgage Loan” below.

(4)	The borrower is not required to make monthly deposits to the tenant improvements and leasing commissions account until such time as the leasing reserve account balance falls below $1,000,000. The tenant improvements and leasing commissions escrow is capped at $2,000,000. See “—Escrows” below.

(5)	Other escrows include $214,216 for deferred maintenance, $128,058 for free rent, and $979,673 for unfunded tenant obligations. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “College Boulevard Portfolio Loan”) is part of a loan combination (the “College Boulevard Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a five-building office portfolio located in Overland Park, Kansas (the “College Boulevard Portfolio Properties”). The College Boulevard Portfolio Loan, which is evidenced by note A-2 and represents the non-controlling interest in the College Boulevard Portfolio Loan Combination, had an original principal balance of $30,000,000 and has a Cut-off Date Balance of $29,961,377. The College Boulevard Portfolio Loan represents approximately 4.0% of the Initial Pool Balance. The related companion loan (the “College Boulevard Portfolio Companion Loan”), which is evidenced by the controlling note A-1, had an original principal balance of $40,500,000, has an outstanding principal balance as of the Cut-off Date of $40,447,859 and was contributed to the CGCMT 2016-P5 securitization transaction. The College Boulevard Portfolio Loan Combination was originated by Citigroup Global Markets Realty Corp. on September 9, 2016, had an original principal balance of $70,500,000 and has an outstanding principal balance as of the Cut-off Date of $70,409,237. The College Boulevard Portfolio Loan Combination accrues interest at an interest rate of 4.15000% per annum. The proceeds of the College Boulevard Portfolio Loan Combination were primarily used to acquire the College Boulevard Portfolio Properties, pay origination costs and fund reserves.

The College Boulevard Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The College Boulevard Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the College Boulevard Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the College Boulevard Portfolio Loan is the due date in October 2026. Voluntary prepayment of the College Boulevard Portfolio Loan without payment of any prepayment premium is permitted on or after the due date in July 2026. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the College Boulevard Portfolio Loan Combination and (ii) the third anniversary of the origination date of the College Boulevard Portfolio Loan Combination, the College Boulevard Portfolio Loan Combination may be defeased in full with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the College Boulevard Portfolio Loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

■	The Mortgaged Properties. The College Boulevard Portfolio Properties consist of five office buildings located in Overland Park, Johnson County, Kansas, which were built between 1985 and 1989. The five office buildings are 7101 College Boulevard (the “7101 College Boulevard Property”), Commerce Plaza I (the “Commerce Plaza I Property”), Commerce Plaza II (the “Commerce Plaza II Property” and, together with the Commerce Plaza I Property, the “Commerce Plaza I and II Properties”), Financial Plaza II (the “Financial Plaza II Property”), and Financial Plaza III (the “Financial Plaza III Property” and, together with the Financial Plaza II Property, the “Financial Plaza II and III Properties”). The College Boulevard Portfolio Properties were 93.2% occupied as of May 31, 2016 and July 1, 2016 by over 120 office tenants.

7101 College Boulevard

The 7101 College Boulevard Property is a 15-story office building totaling 228,660 SF. The 7101 College Boulevard Property was built in 1986. The 7101 College Boulevard Property is currently 92.9% occupied by 38 tenants. The largest tenant is General Electric Company, which leases 44,877 SF (19.6% of the 7101 College Boulevard Property’s NRA) and has a lease expiration of September 2017.

Commerce Plaza I and II

The Commerce Plaza I and II Properties are two adjacent office buildings totaling 285,465 SF. The Commerce Plaza I and II Properties were built in 1985 and 1989, respectively, and are currently 98.4% and 98.1% occupied, respectively, by 36 tenants. The largest tenant at the Commerce Plaza I Property is Principal Life Insurance Co., which leases 20,706 SF (13.1% of the Commerce Plaza I Property’s NRA) and has a lease expiration of February 2019. The largest tenant at the Commerce Plaza II Property is Cardinal Health 127, Inc., which leases 41,609 SF (32.7% of the Commerce Plaza II Property’s NRA) and has a lease expiration of July 2021.

Financial Plaza II and III

The Financial Plaza II and III Properties are two adjacent office buildings totaling 254,336 SF. The Financial Plaza II and III Properties were both built in 1985 and are 76.8% and 95.8% occupied, respectively, by 69 tenants. The largest tenant at the Financial Plaza II Property is First State Bank of St. Charles, which leases 11,514 SF (10.8% of the Financial Plaza II Property’s NRA) and has a lease expiration of November 2017. The largest tenant at the Financial Plaza III Property is Arrowhead General Insurance Agency, Inc., which leases 24,077 SF (16.3% of the Financial Plaza III Property’s NRA) and has a lease expiration of September 2022.

The following table presents certain information relating to the College Boulevard Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy As of 5/31/2016(1)	Appraised Value(2)	Year Built / Renovated	UW NCF(2)
7101 College Boulevard	Overland Park	KS	$9,925,477	228,660	92.9%	$32,200,000	1986 / NAP	$2,316,470
Commerce Plaza I	Overland Park	KS	6,724,454	158,095	98.4%	21,815,316	1985 / NAP	1,492,212
Commerce Plaza II	Overland Park	KS	5,482,033	127,370	98.1%	17,784,684	1989 / NAP	1,216,509
Financial Plaza III	Overland Park	KS	5,093,818	147,952	95.8%	16,525,244	1985 / NAP	1,383,742
Financial Plaza II	Overland Park	KS	2,735,596	106,384	76.8%	8,874,756	1985 / NAP	743,128
Total / Wtd. Avg.			$29,961,377	768,461	93.2%	$97,200,000		$7,152,061

(1)	The occupancy date for the 7101 College Boulevard Property is as of July 1, 2016.

(2)

The Appraised Values for Commerce Plaza I, Commerce Plaza II, Financial Plaza II and Financial Plaza III were allocated based on the aggregate appraised values of the Commerce Plaza I and II Properties and the Financial Plaza II and III Properties, which are $39,600,000 and $25,400,000, respectively, and weighted based on each individual property’s UW NCF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

college boulevard portfolio

The following table presents certain information relating to the tenants at the College Boulevard Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration		Renewal / Extension Options
Cardinal Health 127, Inc.	BBB+ / Baa2 / A-	41,609	5.4%	$947,395	6.1%	$22.77	7/31/2021		1, 5-year option
General Electric Company	AA- / A1 / AA+	44,877	5.8	897,540	5.7	20.00	9/30/2017		2, 3-year options
Connecticut General Life Insurance	A+ / A1 / AA-	30,277	3.9	700,042	4.5	23.12	1/31/2022		1, 5-year option
Brungardt Honomichi & Company, P.A.	NR / NR / NR	23,983	3.1	524,880	3.4	21.89	11/30/2021	(2)	1, 3-year option
Arrowhead General Insurance Agency, Inc.	NR / NR / NR	24,077	3.1	475,521	3.0	19.75	9/30/2022		1, 5-year option
Principal Life Insurance Co.	NR / NR / NR	20,706	2.7	463,641	3.0	22.39	2/28/2019		1, 5-year option
RGN-Overland Park II, LLC	NR / NR / NR	18,110	2.4	407,475	2.6	22.50	3/31/2018		1, 5-year option
Employers Mutual Casualty Co.	NR / NR / NR	18,162	2.4	385,943	2.5	21.25	1/31/2021		1, 5-year option
HMN Architects	NR / NR / NR	17,667	2.3	379,841	2.4	21.50	9/30/2019		1, 5-year option
Walsworth Publishing Co.	NR / NR / NR	18,096	2.4	370,968	2.4	20.50	8/31/2020		1, 5-year option
Ten Largest Tenants		257,564	33.5%	$5,553,245	35.5%	$21.56
Remaining Tenants		458,922	59.7	10,078,450	64.5	21.96
Vacant		51,975	6.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		768,461	100.0%	$15,631,695	100.0%	$21.82

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The lease expiration date with respect to 7,548 square feet of the leased premises is November 30, 2017.

The following table presents certain information relating to the lease rollover schedule at the College Boulevard Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF		# of Expiring Tenants
MTM	10,160	1.3%	1.3%	$230,340	1.5%	$22.67		6
2016	6,159	0.8	2.1%	159,717	1.0	$25.93		4
2017	172,169	22.4	24.5%	3,707,871	23.7	$21.54		37
2018	119,661	15.6	40.1%	2,564,233	16.4	$21.43		24
2019	137,348	17.9	58.0%	2,967,528	19.0	$21.61		23
2020	78,489	10.2	68.2%	1,717,278	11.0	$21.88		17
2021	111,145	14.5	82.6%	2,460,737	15.7	$22.14		10
2022	63,427	8.3	90.9%	1,367,277	8.7	$21.56		4
2023	3,200	0.4	91.3%	70,404	0.5	$22.00		1
2024	14,728	1.9	93.2%	363,840	2.3	$24.70		4
2025	0	0.0	93.2%	22,470	0.1	$0.00	(1)	1
2026	0	0.0	93.2%	0	0.0	$0.00		0
2027 & Thereafter	0	0.0	93.2%	0	0.0	$0.00		0
Vacant	51,975	6.8	100.0%	0	0.0	$0.00		0
Total / Wtd. Avg.	768,461	100.0%		$15,631,695	100.0%	$21.82		131

(1)	UW Base Rent $ per SF figure is not available as the corresponding tenants are telecommunication tenants leasing antennae space with no actual square footage.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

college boulevard portfolio

The following table presents certain information relating to historical leasing at the College Boulevard Portfolio Properties:

Historical Leased %(1)

Property Name	2013	2014	2015	As of 5/31/2016(2)
7101 College Boulevard	93.4%	91.9%	93.9%	92.9%
Commerce Plaza I	80.5%	94.3%	97.8%	98.4%
Commerce Plaza II	97.2%	94.3%	95.3%	98.1%
Financial Plaza III	84.8%	83.0%	85.0%	95.8%
Financial Plaza II	78.8%	80.1%	81.3%	76.8%
Total / Wtd. Avg.(3)	88.4%	90.3%	92.4%	93.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The occupancy date for the 7101 College Boulevard Property is as of July 1, 2016.
(3)	Historical Leased % is weighted based on appraised value at each property for 2013, 2014, and 2015 and SF for As of 5/31/2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the College Boulevard Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$12,751,446	$13,031,375	$14,026,600	$14,461,199	$15,140,722	$19.70
Contractual Rent Steps(2)	0	0	0	0	490,973	0.64
Gross Up Vacancy	0	0	0	0	1,144,074	1.49
Total Rent	$12,751,446	$13,031,375	$14,026,600	$14,461,199	$16,775,769	$21.83
Total Reimbursables	114,049	167,388	162,622	195,977	327,124	0.43
Other Income	210,135	223,842	216,718	220,282	220,282	0.29
Vacancy & Credit Loss	(246)	(40)	(80,825)	(94,564)	(1,675,103)	(2.18)
Effective Gross Income	$13,075,383	$13,422,565	$14,325,115	$14,782,894	$15,648,072	$20.36

Real Estate Taxes	$2,217,284	$2,303,590	$2,326,225	$2,420,327	$2,406,632	$3.13
Insurance	141,751	123,509	126,552	86,946	110,972	0.14
Management Fee	523,015	536,903	573,005	591,316	625,923	0.81
Other Operating Expenses	4,262,959	4,429,604	4,351,441	4,308,729	$4,308,729	5.61
Total Operating Expenses	$7,145,009	$7,393,606	$7,377,222	$7,407,318	$7,452,256	$9.70

Net Operating Income	$5,930,374	$6,028,959	$6,947,893	$7,375,576	$8,195,816	$10.67
TI/LC	0	0	0	0	854,184	1.11
Replacement Reserves	0	0	0	0	189,572	0.25
Net Cash Flow	$5,930,374	$6,028,959	$6,947,893	$7,375,576	$7,152,061	$9.31

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through August 2017 and the present value of scheduled rent increases through the end of the lease terms for credit tenants.

■	Appraisal. As of the appraisal valuation date of July 18, 2016, the College Boulevard Portfolio Properties had an aggregate “as-is” appraised value of $97,200,000.

■	Environmental Matters. According to the Phase I environmental reports dated July 8, 2016, there were no recommendations for further action at the College Boulevard Portfolio Properties other than the maintenance of an operations and maintenance plan for asbestos.

■	Market Overview and Competition. The College Boulevard Portfolio Properties are located in the central area of Johnson County within the City of Overland Park, Kansas. Primary access to the area is provided by Interstate 435 which is a major thoroughfare connecting the Kansas City metro area. The College Boulevard Portfolio Properties are centered near the intersection of Metcalf Avenue (a primary north-south thoroughfare) and College Boulevard (a primary east-west thoroughfare) and are located within a block from one another. The Kansas City Central Business District and the Kansas City International Airport are located approximately 14 miles and 35 miles north of the College Boulevard Portfolio Properties, respectively. Major sectors in the area include telecommunications, logistics, medical, financial, engineering, and public sectors. Top employers in the area include Federal Government, Cerner Corporation, HCA Midwest Health System, Saint Luke’s Health System, and Children’s Mercy Hospitals & Clinics. The Overland Park Convention Center, located just east of the College Boulevard Portfolio Properties, is another demand generator in the local area that hosts approximately 400 events per year. As per the appraisal, the 2016 population for the surrounding area is estimated to be 6,436, 85,528, and 243,312 within the 1-, 3-, and 5-mile radius, respectively. As per the appraisal, the 2016 median household income is estimated to be $62,180, $74,088, and $72,287 within the 1-, 3-, and 5-mile radius, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

college boulevard portfolio

The local area is part of the South Johnson County/College Boulevard Corridor submarket. The South Johnson County submarket has a Class A office inventory of approximately 10.9 million SF, market rate of $23.26 per SF, and a vacancy rate of 6.6%. The College Boulevard submarket has a Class A office inventory of approximately 9.9 million SF, market rate of $23.31 per SF, and a vacancy rate of 6.9%. The appraiser concluded $22.00 per SF, $22.00 per SF, and $21.00 per SF on a gross basis for office space at the Commerce Plaza I and II Properties, the 7101 College Boulevard Property, and the Financial Plaza II and III Properties, respectively.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the College Boulevard Portfolio Properties:

Office Lease Comparables(1)

	Lighton Tower and Lighton Plaza I & II	Renaissance I & II	First National Center	Staples Building	Corporate Woods #32	Corporate Woods #40	Corporate Woods #9
Year Built	1986 – 1991	1984 & 1987	1990	1983	1985	1981	1984
Total GLA	476,278	298,644	145,215	108,177	208,032	300,632	100,795
Vacancy	8.0%	12.0%	16.0%	12.0%	11.0%	8.0%	11.0%
Lease Type	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service
Asking Rent ($ per SF)	$19.00 to $25.00	$22.50	$23.00	$18.50	$19.00 to $24.00	$23.75 to $25.00	$21.75

(1)	Source: Appraisal.

■	The Borrower. The borrower is CBPK5 LP, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the College Boulevard Portfolio Loan Combination. The non-recourse carveout guarantor for the College Boulevard Portfolio Loan Combination is Raymond Massa. Raymond Massa is an owner of Group RMC. Group RMC is a real estate management company, headquartered in New York City, targeting investments in undervalued office assets throughout the United States. Group RMC is currently invested in 17 office buildings totaling approximately 4 million SF throughout the United States and Canada valued at more than $350.0 million.

■	Escrows. On the origination date of the College Boulevard Portfolio Loan Combination, the borrower funded a reserve of (i) $1,202,460 for real estate taxes, (ii) $48,550 for insurance premiums, (iii) $1,500,000 for tenant improvements and leasing commissions, (iv) $214,216 for deferred maintenance, (v) $128,058 for free rent and (vi) $979,673 for unfunded tenant obligations.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) $80,048 for tenant improvements and leasing commissions (though the borrower will have no such obligation until the balance held in the leasing reserve account falls below $1,000,000), capped at $2,000,000, (iv) a replacement reserve in the amount of $15,798 and (v) upon the occurrence and continuance of a College Boulevard Portfolio Trigger Period (as defined below) the excess cash flow generated by the College Boulevard Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The College Boulevard Portfolio Loan documents require a hard lockbox with springing cash management. The College Boulevard Portfolio Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the College Boulevard Portfolio Properties be deposited within two business days into such lockbox account. During the continuance of a College Boulevard Portfolio Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the College Boulevard Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the College Boulevard Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a College Boulevard Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the College Boulevard Portfolio Loan and (ii) to the extent no College Boulevard Portfolio Trigger Period is continuing, to be swept into the borrower’s operating account. Upon the occurrence and during the continuance of an event of default under the College Boulevard Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the College Boulevard Portfolio Loan (and/or toward the payment of expenses of the College Boulevard Portfolio Properties), in such order of priority as the lender may determine.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

college boulevard portfolio

“College Boulevard Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the College Boulevard Portfolio Loan documents and continuing until such event of default is cured and, (ii) commencing if the debt service coverage ratio is less than 1.25x for one (1) calendar quarter and continuing until the debt service coverage ratio is equal to or greater than 1.30x for two (2) consecutive calendar quarters. Notwithstanding the foregoing, no College Boulevard Portfolio Trigger Period will be deemed to exist with respect to clause (ii) during any period that the College Boulevard Portfolio Collateral Cure Conditions (defined below) are satisfied.

“College Boulevard Portfolio Collateral Cure Conditions” will be deemed to exist upon satisfaction of the following by the borrower: the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the College Boulevard Portfolio Loan, in an amount equal to an amount which, assuming the debt service coverage ratio is 1.00x, if added to the underwritable cash flow, would be sufficient to achieve a 1.30x debt service coverage ratio (the “College Boulevard Portfolio Collateral Deposit Amount”) and thereafter, on each one year anniversary of the date that the borrower made the deposit (or delivered the letter of credit), the borrower deposits additional cash collateral in the amount of the College Boulevard Portfolio Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the College Boulevard Portfolio Collateral Deposit Amount (as applicable).

■	Property Management. The College Boulevard Portfolio Properties are currently managed by Block Real Estate Services, LLC. Under the College Boulevard Portfolio Loan documents, the borrower may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions, the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon the filing of a bankruptcy or similar event with respect to the property manager, (iii) if there exists a College Boulevard Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The borrower has the one-time right at any time to obtain release of a parcel, which is unimproved, from the lien of the College Boulevard Portfolio Loan subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the College Boulevard Portfolio Loan documents, (ii) the borrower has delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) the unreleased property continues to comply with all zoning requirements, and (iv) the released unimproved parcel is conveyed to a person other than the borrower or any SPE Component Entity (as defined below).

“SPE Component Entity” means a corporation or an Acceptable LLC (as defined below): (i) whose sole asset is its interest in the borrower and (ii) that is required to satisfy standard separateness covenants as set forth in the College Boulevard Portfolio Loan documents.

“Acceptable LLC” means a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, will immediately become the sole member of such limited liability company, and (ii) otherwise meets the rating agency criteria then applicable to such entities.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the College Boulevard Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $10,000, provided, however, that a higher deductible will be permitted so long as such deductible is commercially reasonable, but not to exceed $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT HILTON HEAD RESORT & SPA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT HILTON HEAD RESORT & SPA

MAP © 2016 CARTIFACT
Port Royal
Bluffton
Tanger Outlet Center
Hilton Head Island
HILTON HEAD AIRPORT
Port Royal Sound
May River
Calibogue Sound
Cooper River
WILLIAM HILTON PKY
Marriott Hilton Head Resort & Spa
1 Hotel Circle
Hilton Head Island, SC 29928
Atlantic Ocean
Ridgeland
Beaufort
Port Royal
Hardeeville
Hilton Head Island
Savannah
Tybee Island
Vernonburg
Atlantic Ocean

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT HILTON HEAD RESORT & SPA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC/RMF
Location (City/State)	Hilton Head Island, South Carolina	Cut-off Date Balance(2)		$29,953,118
Property Type	Hospitality	Cut-off Date Balance per Room(1)		$190,734.61
Size (Rooms)	513	Percentage of Initial Pool Balance		4.0%
Total TTM Occupancy as of 8/31/2016	59.2%	Number of Related Mortgage Loans		2
Owned TTM Occupancy as of 8/31/2016	59.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1976, 1985 / 2015	Mortgage Rate		4.92000%
Appraised Value	$163,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
Underwritten Revenues	$33,338,474	Original Interest Only Period (Months)		NAP
Underwritten Expenses	$21,646,100
Underwritten Net Operating Income (NOI)	$11,692,374	Escrows
Underwritten Net Cash Flow (NCF)	$10,025,450		Upfront	Monthly
Cut-off Date LTV Ratio(1)	59.8%	Taxes	$1,037,750	$98,833
Maturity Date LTV Ratio(1)	44.7%	Insurance	$203,170	$32,249
DSCR Based on Underwritten NOI / NCF(1)	1.71x / 1.47x	FF&E	$0	$138,910
Debt Yield Based on Underwritten NOI / NCF(1)	11.9% / 10.2%	Other(3)	$3,630,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$98,000,000	87.6%	Loan Payoff	$106,553,280	95.3%
Principal’s New Cash Contribution	13,577,003	12.1	Reserves	4,870,920	4.4
Other Sources	250,000	0.2	Closing Costs	402,803	0.4
Total Sources	$111,827,003	100.0%	Total Uses	$111,827,003	100.0%

(1)	Calculated based on the aggregate balance of the Marriott Hilton Head Resort & Spa Loan Combination of $98,000,000.

(2)	The Cut-off Date Balance of $29,953,118 represents the non-controlling notes A-2B and A-4 of a $98,000,000 loan combination evidenced by four pari passu notes. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $42,932,803, is currently held by an affiliate of Rialto Mortgage Finance, LLC and is expected to be contributed to one or more future securitization transactions; and (ii) the non-controlling notes A-2A and A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $24,960,932, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization transactions.

(3)	Other upfront reserve represents a $3,630,000 seasonality reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Marriott Hilton Head Resort & Spa Loan”) is part of a loan combination (the “Marriott Hilton Head Resort & Spa Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 513-room full service hotel located in Hilton Head Island, South Carolina (the “Marriott Hilton Head Resort & Spa Property”). The Marriott Hilton Head Resort & Spa Loan, which is evidenced by notes A-2B and A-4 and represents a non-controlling interest in the Marriott Hilton Head Resort & Spa Loan, had an original principal balance of $30,000,000, has an outstanding balance of as of the Cut-off Date of $29,953,118 and represents 4.0% of the Initial Pool Balance. The related companion loans (the “Marriott Hilton Head Resort & Spa Companion Loans”), which are evidenced by the following three pari passu notes: (i) note A-1, which represents the controlling interest in the Marriott Hilton Head Resort & Spa Loan Combination, had an original principal balance of $43,000,000, and has an outstanding principal balance as of the Cut-off Date of $42,932,803, is currently held by an affiliate of Rialto Mortgage Finance, LLC and is expected to be contributed to one or more future securitization transactions; and (ii) notes A-2A and A-3, which represent non-controlling interests in the Marriott Hilton Head Resort & Spa Loan Combination, had an aggregate original principal balance of $25,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $24,960,932, are currently held by Citigroup Global Markets Realty Corp., and are expected to be contributed to one or more future securitization transactions. The Marriott Hilton Head Resort & Spa Loan Combination, which has an interest rate of 4.92000% per annum, was co-originated by Rialto Mortgage Finance, LLC and Citigroup Global Markets Realty Corp. on October 3, 2016. The proceeds of the Marriott Hilton Head Resort & Spa Loan Combination were primarily used to refinance existing debt on the Marriott Hilton Head Resort & Spa Property and pay loan origination costs and fund upfront reserves. The Marriott Hilton Head Resort & Spa Loan Combination will be serviced under the CGCMT 2016-C3 Pooling and Servicing Agreement until such time that controlling note A-1 is deposited into a securitization trust at which time the Marriott Hilton Head Resort & Spa Loan Combination will be serviced pursuant to that securitization trust. See “Description of the Mortgage Pool – The Loan Combinations” in the Preliminary Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Marriott Hilton Head Resort & Spa Loan and the Marriott Hilton Head Resort & Spa Companion Loans.

The Marriott Hilton Head Resort & Spa Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The scheduled maturity date of the Marriott Hilton Head Resort & Spa Loan is the due date in October 2026. Voluntary prepayment of the Marriott Hilton Head Resort & Spa Loan is permitted on or after the due date in July 2026. Defeasance of the Marriott Hilton Head Resort & Spa Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the Marriott Hilton Head Resort & Spa Loan documents at any time after the second anniversary of the securitization of the last portion of the Marriott Hilton Head Resort & Spa Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT HILTON HEAD RESORT & SPA

■	The Mortgaged Property. The Marriott Hilton Head Resort & Spa Property is a full service hotel containing 513 rooms located in Hilton Head Island, South Carolina. The Marriott Hilton Head Resort & Spa Property is situated on 13.78 acres and is comprised of two buildings: a 10-story main tower that opened in 1976 and a five-story south tower that opened in 1985. The Marriott Hilton Head Resort & Spa Property was initially branded as a Hyatt Hotel but was converted to a Marriott brand in 2001. From 2011 to mid-2016, approximately $9.2 million of capital was invested by the borrower. Major upgrades and renovations include all new LCD TV’s in all guestrooms and the construction of nine new pool cabanas in 2012, upgrades to HVAC in 2013, and the most recent renovation was completed in 2014-2015 when all of the guestrooms and public areas were completely renovated. Additional improvements are anticipated to be completed in the near-term, including corridor carpeting, which will be replaced in late 2016, while in 2017, the parking lot will be repaved and meeting and banquet rooms will be renovated. The Marriott Hilton Head Resort & Spa Property has 568 parking spaces resulting in a parking ratio of approximately 1.1 spaces per room. The parking operation allows for self-parking but also includes a valet service.

Resort amenities include three restaurants and two lounges, concierge services, a full-service spa, fitness center, business center, indoor and outdoor pools, whirlpool, children’s pool, game room, a retail shop, guest laundry room, and an outdoor patio deck. Additional services include beach rental services, including bicycles, beach umbrellas, and chairs, as well as other beach equipment. Food and beverage facilities include The Café (145 seats), which is located on the ground; Conroy’s Restaurant and Lounge (158 seats), which is on the north side of the lobby level; Ocean Blu (170 seats), which is an outdoor restaurant by the pool; and Liquid (25 seats), which is an outdoor lounge by the pool. On the ground floor of the south tower, the Marriott Hilton Head Resort & Spa Property offers four meeting rooms, as well as two meeting rooms and two ballrooms on the lobby level. There is a total of 25,095 SF of meeting and banquet space including the Leamington Grand Ballroom (17,600 SF) divisible into ten separate rooms, Sable Palm (3,960 SF), Captain Jack Stoney (945 SF), Bayley’s Barony (945 SF), Lords Proprietors (459 SF), Carolina Room (425 SF), Palmetto Room (425 SF) and the Dunes Room (336 SF).

The guestroom mix includes, 321 queen/queen rooms, 167 king rooms, six suites, and 19 one-bedroom suites. Guestrooms offer either one king bed or two queen beds with a pillow top mattress, a sofa, an oversized chair, desk, 32-inch flat screen television, in-room safe, coffee maker/tea service, two speaker phones with voicemail, high speed internet service (for a fee), and a mini refrigerator. The Marriott Hilton Head Resort & Spa Property features standard and suite-style guestroom configurations that are found on floors three through ten within the main tower, and on all five floors of the south tower. As of August 31, 2016, total occupancy and owned occupancy were both 59.2% at the Marriott Hilton Head Resort & Spa Property.

The following table presents certain information relating to the 2015 demand analysis with respect to the Marriott Hilton Head Resort & Spa Property based on market segmentation, as provided in the appraisal for the Marriott Hilton Head Resort & Spa Property:

2015 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
Marriott Hilton Head Resort & Spa	30%	55%	15%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT HILTON HEAD RESORT & SPA

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Marriott Hilton Head Resort & Spa Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 8/31/2016	Underwritten	Underwritten $ per Room
Room Revenue	$18,575,061	$18,721,896	$19,503,068	$21,003,639	$20,946,252	$40,831
Food & Beverage Revenue	8,180,212	7,741,618	8,522,547	9,100,127	9,075,263	17,691
Other Revenue(2)	2,808,721	3,020,342	3,377,735	3,326,046	3,316,958	6,466
Total Revenue	$29,563,995	$29,483,856	$31,403,350	$33,429,812	$33,338,474	$64,987

Room Expense	$3,973,288	$3,960,689	$4,381,464	$4,603,181	$4,590,604	$8,949
Food & Beverage Expense	4,405,215	4,364,782	4,803,707	4,872,411	4,859,099	9,472
Other Expense	648,710	871,088	1,016,149	973,241	970,582	1,892
Total Departmental Expense	$9,027,214	$9,196,559	$10,201,320	$10,448,834	$10,420,285	$20,312
Total Undistributed Expense	8,395,460	8,771,707	8,932,902	9,342,129	9,404,974	18,333
Total Fixed Charges	1,856,320	1,836,444	1,881,400	1,846,261	1,820,840	3,549
Total Operating Expenses	$19,278,993	$19,804,710	$21,015,622	$21,637,223	$21,646,100	$42,195

Net Operating Income	$10,285,001	$9,679,146	$10,387,728	$11,792,589	$11,692,374	$22,792
FF&E	1,478,200	1,474,193	1,570,168	1,671,491	1,666,924	3,249
Net Cash Flow	$8,806,802	$8,204,953	$8,817,561	$10,121,098	$10,025,450	$19,543

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue consists of spa services, gift shop sales, resort fee, parking income, beach chair rentals and miscellaneous income.

■	Appraisal. According to the appraisal, the Marriott Hilton Head Resort & Spa Property had an “as-is” appraised value of $163,500,000 as of August 30, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated September 13, 2016, there are no recommendations for further action at the Marriott Hilton Head Resort & Spa Property other than a recommendation for an asbestos operations and maintenance plan, which is already in place.

■	Market Overview and Competition. The Marriott Hilton Head Resort & Spa Property is located in Hilton Head Island, South Carolina, within the Hilton Head Island-Bluffton-Beaufort, South Carolina metropolitan statistical area (“Hilton Head MSA”). According to a government agency, the unemployment rate for the Hilton Head MSA was 5.1% as of June 2016. In comparison, the state of South Carolina unemployment rate was 5.6%, and the national unemployment rate was 4.9% for the same period. The Hilton Head Island MSA is the area consisting of the two southernmost counties in the Lowcountry region of South Carolina, and includes the counties of Beaufort and Jasper. Hilton Head Island is located approximately 31 miles northeast of Savannah, Georgia, and 98 miles southwest of Charleston, South Carolina. Beaufort is located in close proximity to the United States Naval Hospital Beaufort, the Marine Corps Air Station Beaufort and the Marine Corps Recruit Depot Parris Island. Other major demand generators for the Hilton Head MSA include the Gulfstream Aerospace Corporation (“Gulfstream”) and the University of South Carolina Beaufort. Gulfstream has headquarters near the grounds of the Savannah/Hilton Head International Airport and specializes in producing a variety of private aircrafts, serving a diverse clientele base that includes corporate, government, private, and military customers. The Marriott Hilton Head Resort & Spa Property is served by the Hilton Head Airport and the Savannah/Hilton Head International Airport. Located approximately four miles from the Marriott Hilton Head Resort & Spa Property, the Hilton Head Airport is a public airport and is mostly used for general aviation but is also served by one commercial airline, US Airways Express, which flies to Charlotte and Washington Reagan, the latter of which is seasonal.

Primary regional access to Hilton Head Island is provided by U.S. Highway 278, which connects with Interstate 95 to the west and has its eastern terminus on Hilton Head Island. U.S. Highway 278 forms a circle on Hilton Head Island, providing easy access throughout the island. Interstate 95 is another major highway, which extends north to Fayetteville, North Carolina and south to Jacksonville, Florida.

The Marriott Hilton Head Resort & Spa Property is located in the resort of Palmetto Dunes, which is comprised of numerous residential neighborhoods, four golf courses and a championship tennis facility. The area immediately surrounding the Marriott Hilton Head Resort & Spa Property is generally defined by the Harbor River to the north and west and the Atlantic Ocean to the south and east. The neighborhood is characterized by restaurants, retail shopping

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

marriott hilton head resort & spa

centers, and residential areas, as well as hotels and resorts along the oceanfront. Some specific businesses and entities in the area include Robert Trent Jones Golf Course, Shelter Cove Marina, and Shelter Cove Towne Centre.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Hilton Head Resort & Spa Property and its competitive set, as provided in a market report for the Marriott Hilton Head Resort & Spa Property:

Historical Statistics(1)

	Marriott Hilton Head Resort & Spa			Competitive Set			Penetration
	2014	2015	TTM 8/31/2016	2014	2015	TTM 8/31/2016	2014	2015	TTM 8/31/2016
Occupancy	59.4%	56.1%	58.8%	57.9%	61.5%	65.3%	102.7%	91.2%	90.1%
ADR	$177.45	$179.24	$190.79	$194.83	$203.82	$213.42	91.1%	87.9%	89.4%
RevPAR	$105.47	$100.57	$112.22	$112.78	$125.38	$139.28	93.5%	80.2%	80.6%

(1)	Source: August 2016 travel research report.

Marriott Hilton Head Resort & Spa Property Competitive Set(1)

Property	Number of Rooms	Year Built
Marriott Hilton Head Resort & Spa	513	1976, 1985
Omni Hilton Head Oceanfront Resort	323	1981
Sonesta Resort Hilton Head Island	340	1981
Westin Hilton Head Island Resort & Spa	416	1985
Total(2)	1,079

(1)	Source: Appraisal

(2)	Total excludes the Marriott Hilton Head Resort & Spa Property.

■	The Borrower. The borrower is Columbia Properties Hilton Head, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Hilton Head Resort & Spa Loan. The non-recourse carve-out guarantors are Columbia Sussex Corporation and CSC Holdings, LLC. For more information regarding the non-recourse carve-out guarantors, see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

■	Escrows. On the origination date of the Marriott Hilton Head Resort & Spa Loan, the borrower funded escrow reserves of $1,037,750 for real estate taxes, $203,170 for insurance and $3,630,000 for a seasonality reserve.

On each due date, the borrower is required to fund the following reserves with respect to the Marriott Hilton Head Resort & Spa Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then ensuing twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) an FF&E reserve in an amount equal to $138,910 for 2016. After 2016, the monthly FF&E reserves will be an amount equal to the greater of (a) one-twelfth of 5.0% of gross income and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. The Marriott Hilton Head Resort & Spa Loan documents also provide for a property improvement plan escrow to occur after the occurrence of a PIP Reserve Trigger Event Date (as defined below). The monthly deposit will be all available excess cash flow available after satisfying a seasonality working capital reserve deposit. The sums deposited in escrow will be for payment of the cost of any property improvement plan requirements under a replacement franchise agreement.

Additionally, if the seasonal working capital reserve balance is less than $3,630,000, the borrower is required, on each due date occurring in April, May, June, July and August of each year during the term of the Marriott Hilton Head Resort & Spa Loan Combination, to pay (i) if a cash management period is continuing an amount equal to the greater of (a) the seasonal working capital reserve account monthly deposit of $726,000; and (b) all amounts remaining after payments from the cash management account as defined in the Marriott Hilton Head Resort & Spa Loan documents, or (ii) if no cash management period is continuing, then the seasonal working capital reserve account monthly deposit of $726,000. Regardless of whether a cash management period is continuing or not, deposits by the borrower to the seasonal working capital reserve will be required until the balance in the seasonal working capital reserve account is equal to and does not exceed $3,630,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

marriott hilton head resort & spa

■	Lockbox and Cash Management. The Marriott Hilton Head Resort & Spa Loan requires a hard lockbox which is already in place, and requires all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash (to the extent such cash amounts exceed $50,000) received from hotel patrons by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Following the occurrence of a Cash Management Trigger Event (as defined below), the funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender. On each due date after the occurrence of a Cash Management Trigger Event, the related loan documents require that all amounts on deposit in the lockbox account will be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) fees and expenses in accordance with the cash management agreement; (iv) monthly debt service payment; (v) monthly capital expenditures; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (vii) if a Cash Sweep Event (as defined below) or a property improvement plan reserve period is in effect, funds sufficient to be applied to the operating expenses set forth in the annual operating budget; (viii) if a Cash Sweep Event or property improvement plan reserve period is in effect, funds sufficient to pay for extraordinary expenses; and (ix) all excess cash flow will be applied as follows (a) to the seasonal working capital reserve account until the account balance is equal the seasonal working capital reserve account cap of $3,630,000; (b) to the property improvement plan account following the occurrence and continuance of a property improvement plan reserve period; (c) to the excess cash flow account during a Cash Sweep Event if no property improvement plan reserve period is in effect, and/or (d) if no Cash Sweep Event or property improvement plan reserve period is continuing, remaining funds are swept to the borrower account.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) the PIP Reserve Cash Management Trigger Event Date (as defined below).

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing twelve-month period immediately preceding the date of such determination, is less than 1.20x, until such time that the debt service coverage ratio based on the trailing twelve month period is 1.25x or more for two consecutive quarters.

A “PIP Reserve Cash Management Trigger Event Date” means February 6, 2024.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a PIP Reserve Trigger Event Date.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing twelve-month period immediately preceding the date of such determination, is less than 1.10x, until such time that the debt service coverage ratio based on the trailing twelve month period is 1.15x or more for two consecutive quarters.

A “PIP Reserve Trigger Event Date” means April 6, 2024.

■	Property Management. The Marriott Hilton Head Resort & Spa Property is currently managed by Columbia Sussex Management, LLC, an affiliate of the borrower, pursuant to a management agreement. The Marriott Hilton Head Resort & Spa Loan documents provide that the lender may require the borrower to replace the property manager with a property manager which is not an affiliate of the borrower, but may be chosen by the borrower and approved by the lender (i) upon the occurrence of an event of default; (ii) if the property manager is in default under the management agreement beyond any applicable notice and cure period; (iii) if property manager becomes insolvent or a debtor in any bankruptcy action and/or (iv) if at any time the property manager has engaged in fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

marriott hilton head resort & spa

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Hilton Head Resort & Spa Property, plus 18 months of business interruption coverage as calculated under the loan documents in an amount equal to 100% of the projected gross income from the Marriott Hilton Head Resort & Spa Property for a period continuing until the restoration of the Marriott Hilton Head Resort & Spa Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is no larger than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LIGHTSTONE HOTEL PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		2	Loan Seller	CGMRC
Location (City/State)		Various	Cut-off Date Balance	$28,367,869
Property Type		Hospitality	Cut-off Date Balance per Room	$107,454.05
Size (Rooms)		264	Percentage of Initial Pool Balance		3.7%
Total TTM Occupancy as of 7/31/2016		72.7%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 7/31/2016		72.7%	Type of Security	Fee Simple
Year Built / Latest Renovation		2013, 2015 / NAP	Mortgage Rate	4.73000%
Appraised Value		$47,600,000	Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		360
			Original Interest-Only Period (Months)	NAP
Underwritten Revenues		$8,941,661	Borrower Sponsor(1)	Lightstone Value Plus REIT III LP
Underwritten Expenses		$5,249,478	Escrows
Underwritten Net Operating Income (NOI)		$3,692,183
Underwritten Net Cash Flow (NCF)		$3,231,474		Upfront	Monthly
Cut-off Date LTV Ratio		59.6%	Taxes	$0	$33,044
Maturity Date LTV Ratio		54.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF		2.08x / 1.82x	FF&E(2)	$0	$38,392
Debt Yield Based on Underwritten NOI / NCF		13.0% / 11.4%	Other(3)	$578,229	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,400,000	99.7%	Principal Equity Distribution(4)	$27,358,919	96.1%
Other Sources	80,000	0.3	Reserves	578,229	2.0
			Closing Costs	542,853	1.9

Total Sources	$28,480,000	100.0%	Total Uses	$28,480,000	100.0%

(1)	The non-recourse carveout guarantor for the Lightstone Hotel Portfolio Loan is Lightstone Value Plus REIT III LP.

(2)	The monthly FF&E reserve is one-twelfth of 4.0% of total revenue for the Home2 Suites Seattle Airport Property and one-twelfth of 6.5% of total revenue for the Home2 Suites Salt Lake City/South Jordan Property.

(3)	The other upfront reserve is comprised of an upfront property improvement plan (“PIP”) reserve of $383,676 and an upfront deferred maintenance reserve of $194,553.

(4)	The sponsor of the Lightstone Hotel Portfolio Loan acquired the Lightstone Hotel Portfolio Properties all cash for $47,200,000 on August 2, 2016. The Home2Suites Seattle Airport Property was acquired for $28,700,000 and the Home2Suites Salt Lake City/South Jordan Property was acquired for $18,500,000. The Lightstone Hotel Portfolio Loan was used to capitalize the Lightstone Hotel Portfolio Properties.

The following table presents certain information relating to the trailing twelve months as of July 2016 penetration rates relating to the Lightstone Hotel Portfolio Properties and various market segments, as provided in the July 2016 travel research reports for the Lightstone Hotel Portfolio Properties:

Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Home2 Suites Seattle Airport	86.1%	112.1%	96.6%
Home2 Suites Salt Lake City/South Jordan	124.9%	99.1%	123.7%

(1)	Source: July 2016 travel research reports.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Lightstone Hotel Portfolio Properties:

Home2 Suites Seattle Airport(1)(2)

TTM 7/31/2016
Occupancy	67.6%
ADR	$138.74
RevPAR	$93.72

(1)	As provided by the borrower.

(2)	The Home2 Suites Seattle Airport Property was built in July 2015, therefore no historical information is available.

Home2 Suites Salt Lake City/South Jordan(1)

	2014	2015	TTM 7/31/2016
Occupancy	64.3%	76.0%	78.5%
ADR	$100.99	$107.36	$109.96
RevPAR	$64.98	$81.56	$86.30

(1)	As provided by the borrower and which reflects occupancy as of December 31 for the specified year unless otherwise indicated.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LIGHTSTONE HOTEL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Lightstone Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per Room
Room Revenue	$2,964,486	$3,721,147	$8,716,457	$8,692,642	$32,927
Other Revenue(2)	119,629	127,378	251,627	249,020	943
Total Revenue	$3,084,115	$3,848,525	$8,968,084	$8,941,661	$33,870

Room Expense	$678,208	$779,678	$1,879,447	$1,883,146	$7,133
Other Expense	38,901	38,460	90,058	89,904	341
Total Departmental Expense	$717,109	$818,138	$1,969,505	$1,973,050	$7,474
Total Undistributed Expense	930,436	1,058,456	2,399,577	2,738,320	10,372
Total Fixed Charges	165,475	189,092	411,979	538,108	2,038
Total Operating Expenses	$1,813,020	$2,065,686	$4,781,061	$5,249,478	$19,884

Net Operating Income	$1,271,095	$1,782,839	$4,187,023	$3,692,183	$13,986
FF&E	123,365	153,941	358,723	460,709	1,745
Net Cash Flow	$1,147,730	$1,628,898	$3,828,300	$3,231,474	$12,240

(1)	The Home2 Suites Seattle Airport Property opened in July 2015 and therefore was not included in the Cash Flow Analysis for 2014 and 2015.

(2)	Other Revenue consists of suite shop sales, guest laundry, pet fees, smoking/cleaning fees, telephone revenue and miscellaneous revenue.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MILLS FLEET FARM

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		CCRE
Location (City/State)	Various	Cut-off Date Balance(2)	$27,869,389
Property Type	Retail	Cut-off Date Balance per SF(1)	$62.25
Size (SF)	1,039,368	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 6/16/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/16/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.75000%
Appraised Value	$101,950,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(3)	STORE Capital Corporation

Underwritten Revenues	$7,505,000
Underwritten Expenses	$150,100	Escrows
Underwritten Net Operating Income (NOI)	$7,354,900		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,679,311	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	63.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	52.0%	Replacement(4)	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.81x / 1.64x	TI/LC(5)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.4% / 10.3%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$65,000,000	100.0%	Purchase Price(6)	$40,000,000	61.5%
			Principal Equity Distribution(6)	24,066,762	37.0
			Closing Costs	933,238	1.4
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	Calculated based on aggregate outstanding original principal balance of the Mills Fleet Farm Loan Combination of $65,000,000.

(2)	The Cut-off Date Balance of $27,869,389 is evidenced by the controlling note A-2 which is part of a $65,000,000 loan combination evidenced by three pari passu notes. The related companion loans are evidenced by (i) the non-controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $16,920,700, is currently held by Cantor Commercial Real Estate L.P. and is expected to be contributed to the CFCRE 2016-C6 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $19,906,706, is currently held by Cantor Commercial Real Estate L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(3)	STORE Capital Corporation is the non-recourse carveout guarantor under the Mills Fleet Farm Loan.

(4)	The replacement reserve is subject to a cap of $779,526.

(5)	The TI/LC reserve is subject to a cap of $2,598,420.

(6)	The Mills Fleet Farm Loan sources were used for the acquisition of two Mills Fleet Farm Properties and the recapitalization of three Mills Fleet Farm Properties purchased by STORE Capital Acquisitions, LLC in February 2016 and June 2016 as part of a sale-leaseback transaction.

The following table presents certain information relating to the single tenants at the Mills Fleet Farm Properties:

Largest Tenants Based On Underwritten Base Rent

Mills Fleet Farm Property Location	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Fargo, ND	NR / NR / NR	244,268	23.5%	$1,856,626	23.5%	$7.60	6/30/2036	$254	3.0%	4, 5-year options
Green Bay (East), WI	NR / NR / NR	228,197	22.0	1,734,474	22.0	$7.60	6/30/2036	$194	3.9%	4, 5-year options
Mankato, MN	NR / NR / NR	207,610	20.0	1,577,996	20.0	$7.60	6/30/2036	$144	5.3%	4, 5-year options
Hudson, WI	NR / NR / NR	185,630	17.9	1,410,931	17.9	$7.60	6/30/2036	$216	3.5%	4, 5-year options
Marshfield, WI	NR / NR / NR	173,663	16.7	1,319,973	16.7	$7.60	6/30/2036	$214	3.6%	4, 5-year options
Total / Wtd. Avg. All Owned Tenants		1,039,368	100.0%	$7,900,000	100.0%	$7.60

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	UW Base Rent is allocated based on property SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MILLS FLEET FARM

The following table presents certain information relating to the lease rollover schedule at the Mills Fleet Farm Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
Thereafter	1,039,368	100.0	100.0%	7,900,000	100.0	$7.60	5
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,039,368	100.0%		$7,900,000	100.0%	$7.60	5

(1)	Calculated based on approximate square footage occupied by each tenant.

The following table presents certain information relating to historical leasing at the Mills Fleet Farm Properties:

Historical Leased %(1)

	2013	2014	2015	As of 6/16/2016
Fargo, ND	100.0%	100.0%	100.0%	100.0%
Green Bay (East), WI	100.0%	100.0%	100.0%	100.0%
Mankato, MN(2)	NAP	NAP	100.0%	100.0%
Hudson, WI	100.0%	100.0%	100.0%	100.0%
Marshfield, WI	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The Mankato, MN property opened in March 2015 and as such historical occupancy is unavailable.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Mills Fleet Farm Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$7,900,000	$7.60
Gross Up Vacancy	0	0.00
Total Rent	$7,900,000	$7.60
Total Reimbursables	0	0.00
Other Income	0	0.00
Vacancy & Credit Loss	(395,000)	(0.38)
Effective Gross Income	$7,505,000	$7.22

Total Operating Expenses	$150,100	$0.14

Net Operating Income	$7,354,900	$7.08
TI/LC(2)	519,684	0.50
Capital Expenditures(2)	155,905	0.15
Net Cash Flow	$6,679,311	$6.43

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Tenant improvements, leasing commissions and capital expenditures are springing and capped at a five years’ worth of collections.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STARWOOD SELECT SERVICE HOTEL PORTFOLIO I

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Balance		$22,689,728
Property Type	Hospitality	Cut-off Date Balance per Room		$75,632.43
Size (Rooms)	300	Percentage of Initial Pool Balance		3.0%
Total TTM Occupancy as of 6/30/2016	75.4%	Number of Related Mortgage Loans		3
Owned TTM Occupancy as of 6/30/2016	75.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.80300%
Appraised Value	$39,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		NAP
		Borrower Sponsor(1)(2)	Starwood Capital Group Global I, L.P., Starwood Capital Group Global II, L.P. and Starwood Capital Group, L.L.C.
Underwritten Revenues	$9,501,540
Underwritten Expenses	$6,190,772	Escrows
Underwritten Net Operating Income (NOI)	$3,310,767
Underwritten Net Cash Flow (NCF)	$2,907,017		Upfront	Monthly
Cut-off Date LTV Ratio	58.2%	Taxes	$76,404	$25,468
Maturity Date LTV Ratio	47.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.31x / 2.03x	FF&E(3)	$0	$33,646
Debt Yield Based on Underwritten NOI / NCF	14.6% / 12.8%	Other(4)	$500,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$22,715,000	99.6%	Principal Equity Distribution	$13,972,855	61.3%
Other Sources	80,000	0.4	Loan Payoff	7,650,967	33.6
			Closing Costs	594,775	2.6
			Reserves	576,404	2.5
Total Sources	$22,795,000	100.0%	Total Uses	$22,795,000	100.0%

(1)	The borrower sponsors for the Starwood Select Service Hotel Portfolio I are also the borrower sponsors for the Starwood Select Service Hotel Portfolio II Loan and the Starwood Select Service Hotel Portfolio III Loan.

(2)	The non-recourse carveout guarantor is SCG Hotel Investors Holdings, L.P.

(3)	Monthly FF&E Reserve is 1/12th of the greater of (i) 4% of the gross income from operations for the calendar month which is two months prior to the applicable payment date and (ii) the amount of the deposit, if any, then required by the franchisor on account of FF&E under the franchise agreement.

(4)	The Other reserve is comprised of an upfront property improvement plan (“PIP”) reserve for the Hyatt House Charlotte Property.

The following table presents certain information relating to the trailing twelve months as of May 2016 penetration rates relating to the Starwood Select Service Hotel Portfolio I Properties and various market segments, as provided in the May 2016 travel research report for the Starwood Select Service Hotel Portfolio I Properties:

Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Hyatt House Charlotte	101.0%	97.6%	98.6%
Hampton Inn Muskegon	136.6%	111.9%	152.8%
Fairfield Inn & Suites Norton Shores	133.1%	111.7%	148.7%

(1)	Source: May 2016 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Starwood Select Service Hotel Portfolio I Properties:

Hyatt House Charlotte(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	74.2%	75.9%	82.1%	81.3%
ADR	$87.13	$89.82	$103.41	$111.14
RevPAR	$64.67	$68.20	$84.91	$90.36

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

Hampton Inn Muskegon(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	57.5%	65.4%	67.3%	71.5%
ADR	$103.31	$111.69	$114.80	$116.76
RevPAR	$59.44	$73.04	$77.25	$83.45

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STARWOOD SELECT SERVICE HOTEL PORTFOLIO I

Fairfield Inn & Suites Norton Shores(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	67.3%	66.4%	65.6%	69.4%
ADR	$101.03	$110.27	$112.06	$111.02
RevPAR	$67.99	$73.27	$73.48	$77.09

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Starwood Select Service Hotel Portfolio I Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Room Revenue	$7,003,588	$7,756,675	$8,725,173	$9,313,697	$9,288,250	$30,961
Food & Beverage Revenue	0	54,509	103,192	96,858	96,593	322
Other Revenue(1)	158,583	135,952	102,105	117,017	116,697	389
Total Revenue	$7,162,171	$7,947,137	$8,930,471	$9,527,571	$9,501,540	$31,672

Room Expense	$1,998,119	$2,116,300	$2,209,551	$2,311,486	$2,305,171	$7,684
Food & Beverage Expense	0	52,996	114,252	103,659	103,376	345
Other Expense	47,168	57,735	53,023	49,450	49,315	164
Total Departmental Expense	$2,045,287	$2,227,031	$2,376,827	$2,464,596	$2,457,862	$8,193
Total Undistributed Expense	2,749,195	3,021,777	3,240,238	3,359,910	3,366,009	11,220
Total Fixed Charges	340,614	351,992	404,881	452,000	366,902	1,223
Total Operating Expenses	$5,135,095	$5,600,800	$6,021,946	$6,276,506	$6,190,772	$20,636

Net Operating Income	$2,027,075	$2,346,336	$2,908,525	$3,251,066	$3,310,767	$11,036
FF&E	307,388	340,407	379,801	404,856	403,750	1,346
Net Cash Flow	$1,719,687	$2,005,929	$2,528,724	$2,846,209	$2,907,017	$9,690

(1)	Other Revenue includes gift & market shop, meeting room rental, and guest laundry.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STARWOOD SELECT SERVICE HOTEL PORTFOLIO II

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	CGMRC
Location (City/State)	Various	Cut-off Date Balance	$18,938,906
Property Type	Hospitality	Cut-off Date Balance per Room	$100,738.86
Size (Rooms)	188	Percentage of Initial Pool Balance	2.5%
Total TTM Occupancy as of 6/30/2016	79.9%	Number of Related Mortgage Loans	3
Owned TTM Occupancy as of 6/30/2016	79.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.80300%
Appraised Value	$28,100,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest-Only Period (Months)	NAP
		Borrower Sponsor(1)(2)
			Starwood Capital Group Global
			I, L.P., Starwood Capital Group
			Global II, L.P. and Starwood
Underwritten Revenues	$6,382,493		Capital Group, L.L.C.
Underwritten Expenses	$3,791,775
Underwritten Net Operating Income (NOI)	$2,590,718	Escrows
Underwritten Net Cash Flow (NCF)	$2,335,418
Cut-off Date LTV Ratio	67.4%		Upfront	Monthly
Maturity Date LTV Ratio	55.1%	Taxes	$18,491	$18,491
DSCR Based on Underwritten NOI / NCF	2.17x / 1.96x	Insurance	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.7% / 12.3%	FF&E(3)	$0	$21,275

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$18,960,000	99.6%	Principal Equity Distribution	$18,575,489	97.6%
Other Sources	80,000	0.4	Closing Costs	446,020	2.3
			Reserves	18,491	0.1

Total Sources	$19,040,000	100.0%	Total Uses	$19,040,000	100.0%

(1)	The borrower sponsors for the Starwood Select Service Hotel Portfolio II are also the borrower sponsors for the Starwood Select Service Hotel Portfolio I Loan and the Starwood Select Service Hotel Portfolio III Loan.

(2)	The non-recourse carveout guarantor is SCG Hotel Investors Holdings, L.P.

(3)	Monthly FF&E Reserve is 1/12th of the greater of (i) 4% of the gross income from operations for the calendar month which is two months prior to the applicable payment date and (ii) the amount of the deposit, if any, then required by the franchisor on account of FF&E under the franchise agreement.

The following table presents certain information relating to the trailing twelve months as of May 2016 penetration rates relating to the Starwood Select Service Hotel Portfolio II Properties and various market segments, as provided in the May 2016 travel research reports for the Starwood Select Service Hotel Portfolio II Properties:

Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Residence Inn Boise	101.9%	106.7%	108.7%
Residence Inn Spokane	109.6%	113.7%	124.6%

(1)	Source: May 2016 travel research reports.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Starwood Select Service Hotel Portfolio II Properties:

Residence Inn Boise(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	79.9%	79.4%	74.4%	80.7%
ADR	$87.21	$94.01	$107.61	$110.87
RevPAR	$69.67	$74.62	$80.07	$89.52

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

Residence Inn Spokane(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	79.5%	77.0%	77.9%	78.8%
ADR	$105.45	$113.61	$116.37	$120.56
RevPAR	$83.84	$87.49	$90.70	$95.01

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STARWOOD SELECT SERVICE HOTEL PORTFOLIO II

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Starwood Select Service Hotel Portfolio II Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Room Revenue	$5,215,456	$5,514,724	$5,820,208	$6,328,445	$6,311,154	$33,570
Other Revenue(1)	96,711	78,125	69,729	71,534	71,339	379
Total Revenue	$5,312,167	$5,592,849	$5,889,937	$6,399,979	$6,382,493	$33,949

Room Expense	$1,334,904	$1,292,813	$1,325,690	$1,346,521	$1,349,460	$7,178
Telephone	47,427	36,530	38,635	36,691	36,591	195
Total Departmental Expense	$1,382,331	$1,329,343	$1,364,325	$1,383,212	$1,386,050	$7,373
Total Undistributed Expense	1,806,172	1,837,864	1,954,262	2,045,596	2,109,296	11,220
Total Fixed Charges	247,618	274,634	254,811	236,669	296,429	1,577
Total Operating Expenses	$3,436,121	$3,441,841	$3,573,398	$3,665,477	$3,791,775	$20,169

Net Operating Income	$1,876,046	$2,151,008	$2,316,539	$2,734,502	$2,590,718	$13,780
FF&E	108,080	196,628	207,532	226,516	255,300	1,358
Net Cash Flow	$1,767,965	$1,954,380	$2,109,007	$2,507,986	$2,335,418	$12,422

(1)	Other Revenue includes retail kiosk, guest communications, vending commissions, and guest laundry.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LAS PALMAS I, II, III

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Rialto, California	Cut-off Date Balance		$16,750,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$79,009.43
Size (Units)	212	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 8/20/2016	98.6%	Number of Related Mortgage Loans		2
Owned Occupancy as of 8/20/2016	98.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1987, 1990 / NAP	Mortgage Rate		4.26910%
Appraised Value	$24,090,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	H.K. Realty, Inc.

Underwritten Revenues	$2,578,080
Underwritten Expenses	$1,141,199	Escrows
Underwritten Net Operating Income (NOI)	$1,436,880		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,383,880	Taxes	$63,194	$12,639
Cut-off Date LTV Ratio	69.5%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	55.8%	Replacement Reserves	$0	$4,417
DSCR Based on Underwritten NOI / NCF	1.45x / 1.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.3%	Other(3)	$123,888	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,750,000	98.2%	Loan Payoff	$13,119,171	76.9%
Other Sources	309,791	1.8	Principal Equity Distribution	3,590,388	21.0
			Reserves	187,081	1.1
			Closing Costs	163,151	1.0
Total Sources	$17,059,791	100.0%	Total Uses	$17,059,791	100.0%

(1)	The borrower sponsor and non-recourse carveout guarantors for the Las Palmas I, II, III mortgage loan and for the North Pointe – Riverside mortgage loan are H.K. Realty, Inc. and J.K. Properties, Inc., respectively, which are 100% owned by the same entity.

(2)	Insurance is provided under a blanket policy.

(3)	The other upfront reserve represents a deferred maintenance reserve of $123,888.

The following table presents certain information relating to the units and rents at the Las Palmas I, II, III Property:

Unit Mix Summary

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit(1)	Average Yearly Actual Rent(1)
Studio	20	0	20	650	$870	$208,800	$840	$201,660
1 Bed / 1 Bath	51	1	52	850	$970	605,280	$916	560,568
2 Bed / 1 Bath	31	2	33	947	$1,100	435,600	$1,040	386,940
2 Bed / 2 Bath	92	0	92	1,001	$1,150	1,269,600	$1,085	1,197,552
3 Bed / 2 Bath	15	0	15	1,194	$1,425	256,500	$1,363	245,424
Total / Wtd. Avg.	209	3	212	936	$1,091	$2,775,780	$1,034	$2,592,144

(1)	As provided by the borrower per August 20, 2016 rent roll.

(2)	As provided in the appraisal.

The following table presents certain information relating to historical leasing at the Las Palmas I, II, III Property:

Historical Leased %(1)

	2013	2014	2015	As of 8/20/2016
Owned Space	94.0%	98.0%	97.0%	98.6%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the specified year unless otherwise indicated.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LAS PALMAS I, II, III

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Las Palmas I, II, III Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 8/31/2016	Underwritten	Underwritten $ per Unit
Base Rent(2)	$2,187,628	$2,210,289	$2,390,124	$2,546,627	$2,592,144	$12,227
Gross Up Vacancy	0	0	0	0	38,040	179
Gross Potential Rent	$2,187,628	$2,210,289	$2,390,124	$2,546,627	$2,630,184	$12,407
Vacancy, Credit Loss & Concessions	(188,348)	(88,949)	(130,451)	(138,023)	(144,021)	(679)
Total Rent	$1,999,280	$2,121,340	$2,259,674	$2,408,604	$2,486,163	$11,727
Other Income(3)	145,344	88,947	75,493	91,916	91,916	434
Effective Gross Income	$2,144,623	$2,210,287	$2,335,166	$2,500,520	$2,578,080	$12,161

Real Estate Taxes	$74,265	$221,246	$146,867	$146,867	$187,000	$882
Insurance	29,179	32,979	25,019	25,019	25,019	118
Management Fee	79,223	83,776	88,014	93,002	83,788	395
Other Expenses	693,998	726,457	795,459	845,392	845,392	3,988
Total Operating Expenses	$876,665	$1,064,457	$1,055,360	$1,110,281	$1,141,199	$5,383

Net Operating Income	$1,267,959	$1,145,829	$1,279,806	$1,390,239	$1,436,880	$6,778
Replacement Reserves	0	0	0	0	53,000	250
Net Cash Flow	$1,267,959	$1,145,829	$1,279,806	$1,390,239	$1,383,880	$6,528

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical Base Rent includes loss/gain to lease, prior month’s rent receipt and prepaid rent.

(3)	Other Income includes income from laundry, forfeited security deposits, late fees and other miscellaneous income.

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the Las Palmas I, II, III Property:

Competitive Set(1)

	Club Royale	Maple Hill	Harvest Glen	Bella Park
	Apartments	Apartments	Apartments	Apartments
Location	Rialto, CA	Fontana, CA	Rialto, CA	Rialto, CA
Year Built	1989	1987	1989	1985
Number of Units	334	280	347	360
Occupancy %	95.0%	98.0%	95.0%	98.0%
Average Quoted Rents
$/Unit/Month	$865 - $1,385	$950 - $1,125	$980 - $1,310	$975 - $1,375

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus, including the description of risk factors contained in the Preliminary Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus, conducting such investigations as the investor deems necessary and consulting with the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Preliminary Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe. Further, on June 23, 2016, the United Kingdom voted by referendum to withdraw from the European Union (the “Brexit Vote”). News of the Brexit Vote had an immediate effect on the U.S. financial market (including the widening of spreads on certain CMBS indices). At this stage, both the terms and timing of the United Kingdom’s exit from the European Union are unclear. It is uncertain what effect the United Kingdom’s exit from the European Union will have on the economic conditions in the United Kingdom, in the European Union or globally. The Brexit Vote could adversely affect the United Kingdom, European or worldwide economic or market conditions and could contribute to uncertainty and instability in global financial markets. In addition, the Brexit Vote could significantly impact the volatility, the liquidity and/or the market value of securities, including the offered certificates.

■	The Offered Certificates May Not Be a Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

—	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

—	The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition under the BRRD the Resolution Authority will have the power to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-back securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial and Multifamily Lending Is Dependent on Net Operating Income

—	The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

—	Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases resulting from breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the applicable sponsor (or sponsor guarantor, if applicable) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan to value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values, prospective investors should consider that those assumptions may not be accurate and that the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—	In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—	Barclays Bank PLC, a sponsor, a mortgage loan seller and an originator, is a public limited company registered in England and Wales and could be subject to the provisions of the Insolvency Act 1986 (the “Insolvency Act”), the Banking Act 2009 (the “Banking Act”) and the Investment Bank Special Administration Regulations 2011 (the “Special Administration Regulations”) (together, the “Insolvency Legislation”).

—	Barclays Bank PLC could be the subject of insolvency processes, including a liquidation or administration under the Insolvency Act, an operation of one or more of the pre-insolvency stabilization options, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations (together, the “Insolvency Processes”). If Barclays Bank PLC were to be the subject of one or more of the Insolvency Processes then the validity or enforceability of certain transactions entered into by it, its obligations under the transaction documents to which it is a party and the ability of other parties to enforce those obligations may be affected in the manner set out below.

—	If Barclays Bank PLC were to enter into administration (or certain documents were filed at court in respect of it), a moratorium which would prevent any legal process being instituted or continued against it or its property (except (if applicable) with the consent of the administrator or the leave of the court) would automatically be applicable. Such moratorium might affect the enforcement of Barclays Bank PLC’s obligations under the transaction documents to which it is a party, including its obligations under the related mortgage loan purchase agreement to repurchase mortgage loans, to cure certain breaches or defects and to perfect the equitable assignment of the mortgage loans (to the extent that Barclays Bank PLC is required to take any steps in relation to such perfection). Moratoria applicable under the other Insolvency Processes might also prevent legal process against Barclays Bank PLC or its property, subject to the terms of the relevant Insolvency Legislation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	If the Bank of England exercises a stabilization power (in order to implement one of the stabilization options) with respect of Barclays Bank PLC it may, subject to certain conditions, suspend the termination rights of its counterparties, including any termination rights under the transaction documents to which it is a party, temporarily for the period ending no later than midnight at the end of the first business day following the day on which the relevant instrument is published.

—	Pursuant to the Insolvency Legislation, the validity or enforceability of certain transactions entered into by Barclays Bank PLC may be challenged or otherwise affected in a liquidation or administration under the Insolvency Act, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations.

—	Under the Banking Act, the Bank of England may, in certain circumstances, make an order for the transfer of some or all of the property, rights or liabilities of Barclays Bank PLC to a private sector purchaser, a bridge bank or an asset management vehicle. A transfer can be effected regardless of any legislative or contractual restriction, including any consent requirement.

—	Pursuant to the Banking Act, the Bank of England may also, in certain circumstances, make an order making a special bail-in provision under which, amongst other things, certain liabilities owed by Barclays Bank PLC may be modified, cancelled or changed (together with any associated order that the Bank of England may think is appropriate to make in consequence of the special bail-in provision).

—	An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer by Barclays Bank PLC’s of its interest in its mortgage loans will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale or challenge the transaction under the Insolvency Legislation, or that the transfer could not be otherwise affected by the Insolvency Legislation. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

—	If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or a trustee in bankruptcy of Barclays Bank PLC, may argue that the sale of its interest in the mortgage loans by Barclays Bank PLC was a pledge of the mortgage loans rather than a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

—	Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

—	Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, a Directing Holder, the Controlling Class Representative, any Companion Loan Holders and Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, Citigroup Global Markets Inc., one of the underwriters, and Citibank N.A., the certificate administrator) on the Closing Date in exchange for cash, derived from the sale of the offered certificates to investors, and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing affiliations and relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Cantor Fitzgerald & Co., Academy Securities, Inc., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.